UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Lockheed Martin Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Executive Office

Lockheed Martin Corporation

6801 Rockledge Drive Bethesda, MD 20817

March 9, 2012

Dear Fellow Stockholders:

On behalf of the Board of Directors, we would like to invite you to attend our 2012 Annual Meeting of Stockholders. We will meet on Thursday, April 26, 2012, at 10:30 a.m. Central Daylight Time, at the Lockheed Martin Space Systems Company, 4800 Bradford Drive, Building 406, Huntsville, AL 35807. Prior to the meeting, you are invited to join the Board and senior management at a reception at 10:00 a.m. If you cannot attend, you may listen to a live webcast of the Annual Meeting at our website, http://www.lockheedmartin.com/investor.

The accompanying Notice and Proxy Statement describe the matters on which stockholders may vote at the Annual Meeting. Whether or not you plan to attend, please be sure to vote your shares by returning the enclosed proxy card, or by following the instructions for Internet or telephone voting printed on the proxy card. If you plan to attend, please let us know by marking the appropriate box when you cast your vote.

If you plan to attend the Annual Meeting, please note that, for security reasons, before being admitted:

•	You must present your admission ticket or proof of ownership and valid photo identification at the door.
•	All hand-carried items will be subject to inspection.
•	Any bags, briefcases, or packages must be checked at the registration desk prior to entering the meeting room.

Thank you for your continued support of Lockheed Martin. We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Stevens Chairman and Chief Executive Officer	Christopher E. Kubasik President and Chief Operating Officer

Lockheed Martin Corporation

6801 Rockledge Drive Bethesda, MD 20817

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

DATE:	Thursday, April 26, 2012
TIME:	10:30 a.m. Central Daylight Time
PLACE:	Lockheed Martin Space Systems Company
4800 Bradford Drive, Building 406
Huntsville, AL 35807

Lockheed Martin Corporation stockholders of record at the close of business on March 1, 2012 are entitled to receive notice of, and to vote at, the Annual Meeting.

Items of Business:

1.	Election of 11 director-nominees to serve on the Board for a one-year term ending at next year's Annual Meeting.
2.	Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the 2012 fiscal year.
3.	Advisory vote to approve the compensation of our named executive officers.
4.	Consideration of one stockholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting.
5.	Consideration of any other matters that may properly come before the meeting.

We have enclosed our 2011 Annual Report to Stockholders. The report is not part of the proxy soliciting materials for the Annual Meeting.

Please vote your shares at your earliest convenience. This will help us to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Sincerely,

Maryanne R. Lavan

Senior Vice President, General Counsel

and Corporate Secretary

March 9, 2012

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our proxy statement. The summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

BUSINESS OPERATIONS

•	Financial Results. In January 2011, we provided guidance on our forecasted 2011 financial results. At the conclusion of 2011, we exceeded or met all of the projected results:

	Initial Guidance	Results
➢ Sales	$45,750 – $47,250M	$46,499M
➢ Segment Operating Profit*	$4,950 – $5,100M	$5,281M
➢ Segment Operating Margin*	10.8%	11.4%
➢ Earnings Per Share from Continuing Operations	$6.70 – $7.00	$7.85
➢ Cash from Operations**	≥$4,175M	$4,253M

* See Appendix A for explanation of non-GAAP terms.

** Original goal of $4,000M revised to reflect the reclassification of capitalized software from cash from operations to cash from investing, consistent with the Corporation’s accounting presentation overall.

•

Returning Cash to Stockholders. We executed our goal to return cash to stockholders by repurchasing 31.8 million shares and paying $1.1B to stockholders through quarterly dividends. In September 2011, we announced a 33% increase in our quarterly dividend rate, resulting in a new quarterly dividend of $1.00 per share beginning with our December 2011 dividend payment.

•

Total Stockholder Return (“TSR”). Our one-year TSR of 21% outperformed the S&P 500 (one-year TSR of 2%), the S&P Industrials Index (one-year TSR of negative 1%), and the S&P Aerospace & Defense Index (one-year TSR of 5%).

CORPORATE GOVERNANCE BEST PRACTICES

•	Our Governance Profile Reflects Best Practices:

➢     Annual Election of Directors

➢     Simple Majority Voting for Directors

➢     Resignation Policy for Directors in Failed Elections

➢     Board Meeting Attendance More Than 75%

➢     Regular Executive Sessions of Non-Management Directors

➢     Policy Prohibiting Pledging and Hedging of Company Stock

➢ Majority Independent Directors ➢ Independent Lead Director ➢ Director Stock Ownership Guidelines ➢ Director Attendance at Annual Meeting ➢ Mandatory Retirement Policy ➢ Overboarding Policy

•	Corporate Responsibility:

➢ Ethics Policy ➢ Human Rights Policy ➢ “Go Green” Initiatives	➢ Disclosure of Corporate Political Contributions ➢ Target Zero Worker Safety Program ➢ Board-Level Committee With Ethics and Corporate Responsibility Oversight

•

Longstanding Stockholder Engagement Program. We continued to expand our stockholder engagement program and met or talked with 26 of our largest investors who represent nearly half of the Corporation’s outstanding shares. As a result of those discussions, we have expanded our disclosure in this year’s proxy statement and made changes to our executive compensation program.

EXECUTIVE COMPENSATION SUMMARY

•	2011 Pay Aligns to Performance:

➢	The 2011 bonus under our Management Incentive Compensation Plan (“MICP”) paid above target, reflecting the company’s record-setting financial results as well as key strategic and operational accomplishments.

i

PROXY STATEMENT SUMMARY

➢	The 2009-2011 Long-Term Incentive Performance (“LTIP”) award paid out at target, based on strong cash and return on invested capital (“ROIC”) performance throughout the period offset by lagging three-year TSR during the performance period.

•	Executive Compensation Changes:

➢	The Management Development and Compensation Committee (“Compensation Committee”) approved the following changes to executive compensation (effective for 2012 unless noted otherwise):

–	Amended the Chief Executive Officer’s (“CEO”) 2011 stock option grant to include performance metrics based on cash and ROIC. Similar metrics apply to the CEO’s 2012 grant.
–	Increased the stock ownership requirements for the CEO, Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”).
–	Eliminated tax assistance for flights by an executive on the corporate jet for non-business travel and taxable business association expenses.
–

Revised the peer group upon which pay decisions are made to eliminate consumer-driven companies and to eliminate companies with annual revenue of more than 2 times or less than 0.5 times that of Lockheed Martin.

–	Modified the peer group for future LTIP awards from companies in the S&P Industrials Index to companies in the S&P Aerospace and Defense Index.
–

Effective with the 2011 restricted stock units (“RSU”) grants to the named executive officers (“NEOs”), dividend equivalents on RSUs are deferred and subject to the RSU vesting schedule instead of paid prior to vesting.

–	Effective with the 2011 grants, for retirement or layoff, stock options vest only on a pro rata basis.

•	Good Pay Practices:

➢	Executive compensation decisions are made by the independent directors advised by an independent compensation consultant.
➢	No NEO has an employment or change in control agreement; executives can be terminated at any time.
➢	Our equity plans prohibit repricing and backdating and contain clawback and non-competition restrictions.
➢	We cap the amounts that can be paid and use linear award payout levels to minimize inappropriate risk-taking.
➢	A significant portion of each executive's compensation is based on performance as measured against the financial guidance we provide publicly each year, by relative TSR, cash from operations, ROIC, and stock appreciation.

  VOTING MATTERS AND BOARD’S VOTING RECOMMENDATIONS

Management Proposals:	Board’s Voting Recommendations	Page
Election of 11 Director-Nominees (Proposal 1)	FOR ALL DIRECTOR-NOMINEES	19
Ratification of Ernst & Young LLP as Independent Auditors for 2012 (Proposal 2)	FOR	26
Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”) (Proposal 3)	FOR	28

Stockholder Proposal:
Adopt a Policy That Requires the Board Chairman to be an Independent Director (Proposal 4)	AGAINST	79

GENERAL INFORMATION

On behalf of your Board of Directors (the “Board”), we are furnishing the Notice, Proxy Statement, and proxy card (“Proxy Materials”) in connection with the solicitation of proxies to be voted at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) is a Maryland corporation.

Our Annual Meeting will take place on April 26, 2012, at 10:30 a.m. Central Daylight Time, at the Lockheed Martin Space Systems Company, 4800 Bradford Drive, Building 406, Huntsville, AL 35807. Directions to the meeting are provided in Appendix B.

We began mailing the Proxy Materials for the Annual Meeting and our 2011 Annual Report to Stockholders (“Annual Report”) on or about March 9, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 26, 2012: The Proxy Statement and Annual Report are available at

http://www.lockheedmartin.com/investor.

Questions and Answers

Do I need an admission ticket to attend the Annual Meeting?

Yes. You must present both an admission ticket or proof of ownership and valid photo identification to attend the Annual Meeting.

•	If you received these materials by mail, your admission ticket is attached to your proxy card. Please detach the ticket and bring it with you to the meeting.

•	If you vote electronically through the Internet, you can print an admission ticket from the online site.

•

If you hold shares through an account with a bank or broker, contact your bank or broker to request a legally valid proxy from the owner of record to vote your shares in person. This will serve as your admission ticket.

•

A recent brokerage statement or letter from your broker showing that you owned Lockheed Martin common stock (referred to as “common stock” or “stock”) in your account as of March 1, 2012 (the “Record Date”), also serves as an admission ticket.

If you do not have an admission ticket or proof of ownership and valid photo identification, you will not be admitted into the Annual Meeting.

Will there be a webcast of the Annual Meeting?

Yes. We will webcast the Annual Meeting live on April 26, 2012. To access the webcast, go to

http://www.lockheedmartin.com/investor at 10:30 a.m. Central Daylight Time, on April 26, 2012. Stockholders who wish to access the webcast should pre-register on our website no later than 10:00 a.m., Central Daylight Time. Listening to our Annual Meeting webcast will not represent attendance at the meeting, and you will not be able to cast your vote as part of the live webcast.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 1, 2012 are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 324,652,425 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. This includes shares held through Direct Invest, our dividend reinvestment and stock purchase plan, or through our employee benefit plans. Your proxy card shows the number of shares held in your account(s).

GENERAL INFORMATION

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “registered stockholder” of those shares. We mail the Proxy Materials and our Annual Report to you directly.

If your shares are held in a stock brokerage account or by a bank or other nominee (“street name”), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Proxy Materials and our Annual Report were forwarded to you by your broker, bank, or other nominee, which is considered the registered stockholder. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions included in the mailing.

Employees with shares allocated in an employee benefit plan account will not receive a paper mailing and should review the information on procedures for voting by employees on page 4.

What am I voting on and what are the Board’s voting recommendations?

Our stockholders will be voting on the following proposals:

Proposal	Description	Board’s Voting Recommendations
1	Election of 11 director-nominees	FOR all nominees
2	Ratification of appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors	FOR Proposal 2
3	Advisory vote to approve the compensation of our NEOs (“say-on-pay”)	FOR Proposal 3
4	Stockholder Proposal to adopt a policy that requires the Board Chairman to be an independent director	AGAINST Proposal 4

Can other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by your Board (who are named on your proxy card if you are a registered stockholder) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by Internet, by telephone, or by mail.

What is the procedure for voting?

If your shares are registered in your name, you may vote using any of the methods described below. If your shares are held in the name of a broker, bank, or other nominee, your nominee will provide you with instructions on the procedure for voting your shares. Employees with shares allocated in an employee benefit plan account should review the information on procedures for voting by employees on page 4.

If you hold shares in multiple accounts, you may receive multiple proxy material packages (electronically and/or by mail). Please be sure to vote all of your Lockheed Martin shares in each of your accounts in accordance with the voting instructions you receive.

By Internet or Telephone

You may vote via the Internet at http://www.investorvote.com. Please have your proxy card in hand when you go online. You will receive instructional screen prompts to guide you through the voting process. You also will have an opportunity to confirm your voting selections before your vote is recorded.

GENERAL INFORMATION

You can vote by telephone by calling toll free 1-800-652-8683 within the U.S., Canada, and Puerto Rico, or 1-781-575-2300 from outside the U.S. Please have your proxy card in hand when you call. You will receive voice prompts to guide you through the voting process. You also will have an opportunity to confirm your voting selections before your vote is recorded.

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 1:00 a.m., Eastern Daylight Time, on April 26, 2012. If you vote on the Internet or by telephone, you do not have to return your proxy card.

The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail

Mark, date, and sign the proxy card and return it in the postage-paid envelope provided.

If you want to vote in accordance with the Board's recommendations, sign, date, and return the proxy card. The named proxy holders will vote signed but unmarked proxy cards in accordance with the Board’s recommendations.

If you are a registered stockholder, and the postage-paid envelope is missing, please mail your completed proxy card to Lockheed Martin Corporation, c/o Computershare Investor Services, P.O. Box 43116, Providence, RI 02940.

In Person at the Annual Meeting

All registered stockholders may vote in person at the Annual Meeting. Voting your proxy electronically through the Internet, by telephone, or by mail does not limit your right to vote at the Annual Meeting. You also may chose to be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf. If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank, or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legally valid proxy is an authorization from your broker, bank, or other nominee to vote the shares held in the nominee's name that satisfies Maryland law and Securities and Exchange Commission (“SEC”) requirements for proxies.

Your vote is important. You can save us the expense of a reminder mailing by voting promptly, even if you plan to attend the Annual Meeting.

Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

•	Returning a signed proxy card with a later date.
•	Authorizing a new vote electronically via the Internet or by telephone.
•

Delivering a written revocation of your proxy to the Senior Vice President, General Counsel and Corporate Secretary at Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817 before your original proxy is voted at the Annual Meeting.

•	Submitting a written ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other nominee. You also may vote in person at the Annual Meeting if you obtain a legally valid proxy from the registered stockholder as described in the answer to the previous question.

Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

GENERAL INFORMATION

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

•	FOR the election of 11 director-nominees listed in this Proxy Statement.
•	FOR the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the 2012 fiscal year.
•	FOR the advisory vote to approve the compensation of our NEOs (“say-on-pay”) as described in this Proxy Statement.
•	AGAINST the stockholder proposal.
•	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

How do I vote if I participate in one of the Corporation's 401(k) or defined contribution plans?

As a participant in one of the 401(k) or defined contribution plans, you may direct the plan trustees how to vote shares allocated to your account(s) on a proxy voting direction or instruction card, by telephone, or electronically by the Internet. Most active employees who participate in these benefit plans will receive an email notification announcing Internet availability of this Proxy Statement and how to submit voting directions.

If you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Plan participants may attend the Annual Meeting, but may not vote plan shares at the Annual Meeting. If you wish to vote, whether you plan to attend the Annual Meeting or not, you should direct the trustee of your plan(s) how you wish to vote your plan shares no later than 11:59 p.m., Eastern Daylight Time, on April 23, 2012.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct our Annual Meeting, a majority of the shares outstanding and entitled to vote as of March 1, 2012 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, by telephone, or by mail in advance of the Annual Meeting and do not revoke the proxy.

Will my shares be voted if I don't provide my proxy or instruction form?

Registered Stockholders: If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting.

Plan Participants: If you are a participant in one of the 401(k) or defined contribution plans and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Beneficial Owners: If you hold shares through an account with a broker, and you do not provide voting instructions, under New York Stock Exchange (“NYSE”) rules, your broker may vote your shares on routine matters only. The ratification of the appointment of Ernst & Young LLP (Proposal 2) is considered a routine matter, and your nominee can therefore vote your shares on that Proposal if you do not provide voting instructions. Proposal 1, Proposal 3, and Proposal 4 are not considered routine matters, and your nominee cannot vote your shares on those Proposals unless you provide voting instructions. Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”

What is the vote required for each proposal?

For Proposal 1, the votes that stockholders cast “FOR” must exceed the votes that stockholders cast “AGAINST” to approve the proposal. For Proposals 2, 3, and 4, the affirmative vote of a majority of the votes cast is required to approve each proposal. Proposal 3 is advisory and non-binding. The Board will review the voting results on

GENERAL INFORMATION

Proposal 3 and take it into account when making future decisions regarding executive compensation. “Votes cast” exclude abstentions and broker non-votes.

What is the effect of an abstention?

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect for the vote on any proposal.

What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors, and will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal.

Who will count the votes?

Representatives of Computershare will tabulate the votes and act as inspectors of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Corporation in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings, such as dividend checks, Forms 1099, or account statements.

If you are eligible for householding, but received multiple copies of the Annual Report and Proxy Statement and prefer to receive only a single copy of each of these documents for your household, please contact Computershare Trust Company, N.A., Shareholder Relations, P.O. Box 43078, Providence, RI 02940-3078, or call 1-877-498-8861. If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate Annual Report or Proxy Statement in the future, please contact Computershare as indicated above. If you own shares through a broker, bank, or other nominee, you should contact the nominee concerning householding procedures.

Shares held in an employee benefit plan cannot be combined with other shares. Accordingly, you will receive a separate solicitation and proxy for each employee benefit plan in which shares are held.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817, by calling Lockheed Martin Shareholder Direct at 1-800-568-9758, or by accessing the Corporation's website at http://www.lockheedmartin.com/investor. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information regarding Lockheed Martin.

GENERAL INFORMATION

Can I view the Proxy Statement and Annual Report on the Internet?

Yes. The Proxy Statement and Annual Report are available on the Internet at

http://www.lockheedmartin.com/investor. Subject to the “householding” discussion above, all stockholders will receive paper copies of the Proxy Statement, proxy card, and Annual Report by mail unless the stockholder has consented to electronic delivery or is an employee with shares allocated in an employee benefit plan.

Can I choose to receive the Proxy Statement and Annual Report on the Internet instead of receiving them by mail?

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future Annual Reports and Proxy Statements on the Internet only and not receive copies in the mail by visiting Shareholder Services at

http://www.lockheedmartin.com/investor and completing the online consent form. Your request for electronic transmission will remain in effect for all future Annual Reports and Proxy Statements, unless withdrawn. Withdrawal procedures also are located at this website.

Most active employees who participate in the Corporation's savings plans will receive an email notification announcing Internet availability of the Annual Report and Proxy Statement. A paper copy will not be provided unless requested by the employee.

Who pays for the cost of this proxy solicitation?

The Corporation pays for the cost of soliciting proxies on behalf of the Board for the Annual Meeting. We may solicit proxies by Internet, by telephone, by mail, or in person. We may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send Proxy Materials to beneficial owners on our behalf. We reimburse them for their reasonable expenses. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to aid in the solicitation of proxies and to verify related records at a fee of $45,000, plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by mail, express delivery, courier, telephone, Internet, or other means. Stockholders are requested to return their proxies without delay.

How do I submit a proposal for the Annual Meeting of Stockholders in 2013?

Any stockholder who wishes to submit a proposal for consideration at the 2013 Annual Meeting and for inclusion in the 2013 Proxy Statement should send their proposal to:

Lockheed Martin Corporation

Attention: Senior Vice President, General Counsel and Corporate Secretary

6801 Rockledge Drive

Bethesda, MD 20817.

Proposals must be received no later than November 9, 2012 and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the Proxy Statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2013 Annual Meeting.

Our Bylaws also require advance notice of any proposal by a stockholder to be presented at the 2013 Annual Meeting that is not included in our proxy statement and on the proxy card, including any proposal for the nomination of a director for election.

To be properly brought before the 2013 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received between the dates of October 10, 2012 and November 9, 2012, inclusive. A notice of a stockholder proposal must contain the information required by our Bylaws about the matter to be brought before the annual meeting and about the stockholder proponent and persons associated with the stockholder through control, ownership of the shares, agreement, or coordinated activity. Waiver of these requirements by us in a particular instance does not constitute a waiver applicable to any other stockholder proposal, nor does it obligate us to waive the requirements for future submissions. A list of the information which is required

GENERAL INFORMATION

to be included in a stockholder proposal may be found in Section 1.10 of our Bylaws at                 http://www.lockheedmartin.com/corporate-governance.

How can I contact the Corporation's non-management directors?

Stockholders and all interested parties may communicate confidentially with the Lead Director or with the non-management directors as a group. If you wish to raise a question or concern to the Lead Director or the non-management directors as a group, you may do so by writing to:

Lead Director

or

Non-Management Directors

c/o Senior Vice President, General Counsel and Corporate Secretary

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, MD 20817.

Our Senior Vice President, General Counsel and Corporate Secretary or her delegate reviews all correspondence sent to the Board. The Board has authorized our Senior Vice President, General Counsel and Corporate Secretary or her delegate to respond to correspondence regarding routine stockholder matters and services (e.g., stock transfers, dividends, etc.). Correspondence from stockholders relating to accounting, internal controls, or auditing matters are brought to the attention of the Audit Committee. All other correspondence is forwarded to the Lead Director who determines whether distribution to the full Board for review is appropriate. Any director may, at any time, review a log of all correspondence addressed to the Board and request copies of such correspondence.

Can I find additional information on the Corporation's website?

Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Corporation and our corporate governance practices at

http://www.lockheedmartin.com/corporate-governance. Our website contains information about our Board, Board committees, Charter and Bylaws, Code of Ethics and Business Conduct, Corporate Governance Guidelines, and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to:

Investor Relations

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, MD 20817.

CORPORATE GOVERNANCE

Corporate Responsibility

Lockheed Martin has a culture dedicated to ethical behavior and responsible corporate activity. This commitment is reflected in our core values: “Do What's Right;” “Respect Others;” and “Perform with Excellence.” These values are shared across the 123,000 employees of Lockheed Martin and are the foundation of our dedication to the highest standards of ethical conduct, conscientious global philanthropic support, and proactive efforts to avoid harmful effects on the environment.

Lockheed Martin’s code of conduct has been in place since the Corporation was formed in 1995, well before codes were required for stock exchange listing. We and our heritage companies were among the first in the aerospace and defense industry to adopt an ethics code.

Our Code of Ethics and Business Conduct, “Setting the Standard,” applies to all directors, officers, and employees. It provides our policies and expectations on a number of topics, including our commitments to good citizenship, promoting a positive and safe work environment, transparency in our public disclosures, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of company assets, compliance with all laws, and operating with integrity in all that we do. The Code was revised in 2011 reflecting updates in policy, law and regulation, and reinforcing the obligation to take proper action whenever faced with an ethical or compliance question or concern. Directors and employees participate in ethics training annually.

“Setting the Standard” is posted on our website at http://www.lockheedmartin.com/corporate-governance. Printed copies of our Code may be obtained, without charge, by writing to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817. In 2011, there were no waivers from any provisions of our Code or amendments applicable to any director or executive officer. We intend to disclose any such waivers or amendments promptly to our stockholders by posting on our website.

Good corporate citizenship is part of our business strategy as it shapes our mission and informs our decision-making. In 2011, we:

•	Adopted a Corporate Policy Statement on Human Rights in which we committed to:

➢	uphold the laws applying to our business, wherever we operate;
➢	seek to minimize the negative consequences of our business activities and decisions by minimizing harm to the environment and conserving natural resources, and promoting workplace safety;
➢	balance appropriately the sale and use of our technology against national and international interests;
➢	promote efforts to stop corrupt practices that interfere with markets, or inhibit economic development; and
➢	promote fair employment practices and prohibit harassment, bullying, and discrimination, use of child or forced labor, or trafficking in persons for any purpose.

•

Amended the Charter for the Ethics and Corporate Responsibility Committee of the Board to provide for Board-level oversight of human rights and other corporate responsibility issues, a copy of which is posted at: http://www.lockheedmartin.com/us/who-we-are/corporate-governance/board/board-committees/ethics-corp-charter.html .

•

Achieved year-over-year reductions in carbon generation, use of water, and waste in operations through our Go Green initiative, which is described in further detail at http://www.lockheedmartin.com/us/who-we-are/sustainability/from-inside/go-green.html.

•

Improved safety reporting and accident prevention through our “Target Zero” program aimed at eliminating workplace injuries. This program is described in greater detail at http://www.lockheedmartin.com/us/who-we-are/sustainability/human-touch/target-zero.html.

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•	Expanded our disclosure of political contributions, a copy of which is posted at http://www.lockheedmartin.com/corporate-governance.

•

Contributed more than $24.7 million to various nonprofit organizations in our community. Separately, our employees contributed more than $21 million of their own money and provided more than one million hours of community service to thousands of worthy nonprofit organizations. Since 2002, employees have volunteered more than ten million hours of their time in service to their communities.

Corporate Governance Guidelines

Lockheed Martin is committed to maintaining and practicing the highest standards of corporate governance. The Board has adopted Corporate Governance Guidelines that describe the framework within which the Board and its committees oversee the governance of the Corporation. The current Corporate Governance Guidelines are posted at http://www.lockheedmartin.com/corporate-governance.

The Corporate Governance Guidelines contain the Board's views on a number of governance topics that reflect our commitment to, and appreciation of, the importance of good governance in protecting and enhancing stockholder value. The Nominating and Corporate Governance Committee (the “Governance Committee”) regularly assesses our governance practices in light of new or emerging trends and best practices.

Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board and director responsibilities; the role and enhanced responsibilities of the Lead Director; a comprehensive Code of Ethics and Business Conduct; director nomination procedures and qualifications; director independence standards; a policy for the review, approval, and ratification of related person transactions; director orientation and continuing education; procedures for annual performance evaluations of the Board, its committees, and directors; director stock ownership; a prohibition on hedging and pledging transactions; and a clawback policy for executive incentive compensation.

The Corporate Governance Guidelines state the Board's expectation that any incumbent director who fails to receive more votes for his or her election than against his or her election is required to offer his or her resignation to the Board, as well as set forth the procedures to be followed by the Board in considering whether to accept or reject the resignation.

In 2011, we amended the Corporate Governance Guidelines to raise the mandatory retirement age for directors from 72 to 75. The Board made the change in recognition of the contribution that experienced directors, with knowledge of the Corporation, bring to effective board oversight. The Board also amended the Corporate Governance Guidelines to prohibit directors from hedging in our securities, and directors, as well as the Corporation’s employees, are prohibited by corporate policy from pledging Lockheed Martin securities.

Described below are some of the other significant corporate governance practices that have been instituted by the Board.

Executive Office of the Chairman

In 2011, we created the Executive Office of the Chairman. Under this structure, the Chairman and CEO and the President and COO act interchangeably in management decisions.

Role of the Board of Directors

The Board plays an active role in overseeing management and representing the interests of stockholders. Directors are expected to attend Board meetings, the committee meetings on which they serve, and the Annual Meeting. Between meetings, directors interact with the Chairman and CEO and other members of management and are available to provide advice and counsel to management.

In 2011, the Board met a total of nine times. All directors attended at least 75 percent of the total board and committee meetings to which they were assigned. All incumbent directors attended the 2011 Annual Meeting. The Board held executive sessions regularly without any members of management present following the meetings.

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Service on Other Boards

The Board recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, it is critical that directors have the opportunity to dedicate sufficient time to their service on the Corporation’s Board. To that end, we recently amended the Corporate Governance Guidelines to provide that without obtaining the approval of the Governance Committee:

•	a director may not serve on the boards of more than four other public companies; or
•	if the director is an active CEO or equivalent of another public company, the director may not serve on the boards of more than two other public companies; and
•	no member of the Audit Committee may serve on more than two other public company audit committees.

In addition, directors must notify the CEO, Lead Director, and Senior Vice President, General Counsel and Corporate Secretary before accepting an invitation to serve on the board of any other public company.

Lead Director

The Board regularly reviews its leadership structure in light of the Corporation's then current needs, governance trends, internal assessments of Board effectiveness, and other factors. In accordance with our Bylaws and Corporate Governance Guidelines, the Board annually elects one of the independent directors to serve as the Lead Director by the affirmative vote of a majority of the directors who have been determined to be “independent” for purposes of the NYSE listing standards. The Board has structured the role of the lead director to fulfill the important requirements of independent leadership on the Board. Mr. McCorkindale serves as the elected Lead Director. The responsibilities specified in our Bylaws for the Lead Director are to:

•

Preside as Chair at Board meetings while in executive sessions of the non-management members of the Board or executive sessions of the independent directors, or when the Chairman of the Board is ill, absent, incapacitated or otherwise unable to carry out the duties of Chairman of the Board.

•	Call a special meeting of the Board at any time, at any place, and for any purpose.

•

Determine the frequency and timing of executive sessions of non-management directors and report to the Chairman and CEO on all relevant matters arising from those sessions, and shall invite the Chairman and CEO to join the executive session for further discussion as appropriate.

•	Consult with the Chairman and CEO and committee chairs regarding the topics and schedules of the meetings of the Board and committees.

•	Review and approve all Board and committee agendas and provide input to management on the scope and quality of information sent to the Board.

•	Assist with recruitment of director candidates and, along with the Chairman and CEO, may extend the invitation to a potential candidate for a director to join the Board.

•	Act as liaison between the Board and management and among the directors and the committees of the Board.

•	Serve as member of the Executive Committee of the Board.

•	Serve as ex-officio member of each committee if not otherwise a member of the committee.

•	Serve as the point of contact for stockholders and others to communicate with the Board.

•	Recommend to the Board and committees the retention of advisors and consultants who report directly to the Board.

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•	Perform all other duties as may be assigned by the Board from time to time.

Positions of Chairman and Chief Executive Officer

The Board periodically reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of its regular review of the effectiveness of the Corporation's governance structure. The positions of Chairman and CEO currently are combined at Lockheed Martin. Because of our CEO’s range of industry experience and depth of knowledge, the Board has determined that our CEO is currently best suited to focus on strategy and set the Board agendas. The combination of these roles promotes unified leadership and a more cohesive corporate culture, which strengthens our ability to stay ahead of the challenges faced by our industry. The Corporation's policy as to whether the roles of the Chairman and CEO should be separate is to adopt the practice which best serves the Corporation's needs at any particular time. The Board believes that no single, one-size fits all, board-leadership model is universally or permanently appropriate. In the past, the positions have been separated when deemed appropriate by the Board. This structure has proven especially useful to facilitate executive succession and orderly transitions. At present, the Board believes that its current structure effectively maintains independent oversight of management. We plan to continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Corporation’s needs.

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO and, either as a committee or together with the other independent members of the Board, determining and approving the compensation levels of the CEO and senior management.

Enterprise Risk Management

The Audit Committee reviews our policies and practices with respect to risk assessment and risk management, including discussing with management the Corporation's major risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reports the results of its review to the Board.

Matters of risk management are brought to the attention of the Audit Committee by the Executive Vice President and CFO, who serves as the Corporation's Chief Risk Officer, or by the Vice President, Internal Audit, who regularly reviews and assesses internal processes and controls for ongoing compliance with internal policies and legal and regulatory requirements, as well as for potential weaknesses that could result in a failure of an internal control process. Management reviews and reports on potential areas of risk at the request of the Audit Committee or other members of the Board.

We have a number of risk identification and mitigation strategies. A panel of executives reviews all major proposals to ensure the technical and pricing structures are consistent with our tolerance for risk. Corporate management conducts reviews of ongoing business performance and financial results and future opportunities through the long range planning process, executive management meetings, and staff meetings. In addition, in order to ensure integration and dissemination of information about identified risks to management and throughout the Corporation, we have established an “umbrella” risk identification and mitigation committee (the “Risk and Compliance Committee”), composed of representatives of the direct reports to the Chairman and CEO and to the President and COO. This committee met 11 times in 2011 and reports to a risk council made up of the Executive Vice President and CFO; Senior Vice President, General Counsel and Corporate Secretary; Senior Vice President, Corporate Communications; Vice President, Ethics and Business Conduct; and the Vice President of Internal Audit. At the request of the Audit Committee, the Risk and Compliance Committee has undertaken to survey our businesses to identify risks, analyze the probability of occurrence and potential impact to our business of those risks, and assess mitigation efforts.

Identifying and Evaluating Nominees for Directors

Each year, the Governance Committee recommends to the Board the slate of directors to propose as nominees for election by the stockholders at the Annual Meeting. The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Governance Committee followed by the entire Governance Committee and the Chairman and CEO. Director candidates may also be identified by stockholders and will be evaluated and considered by the Governance Committee in the same manner

CORPORATE GOVERNANCE

as other director candidates. The Corporation retained Korn/Ferry International to assist in the identification and evaluation of potential director candidates.

Stockholder Nominees

Stockholder proposals for nominations to the Board should be submitted to the Nominating and Corporate Governance Committee, c/o the Senior Vice President, General Counsel and Corporate Secretary, at Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817. To be considered by the Board for nomination at the 2013 Annual Meeting, written notice of nominations by a stockholder must be received between the dates of October 10, 2012 and November 9, 2012, inclusive.

The information requirements for any stockholder proposal or nomination can be found in Section 1.10 of our Bylaws, at http://www.lockheedmartin.com/corporate-governance. A summary of the requirements can be found in the “General Information” section of this Proxy Statement on page 6. Self-nominations will not be considered. Proposed stockholder nominees are presented to the Chairman of the Governance Committee, who decides if further consideration should be given to the nomination by the Board.

Majority Voting Policy for Uncontested Director Elections

The Corporation's Charter and Bylaws provide for simple majority voting. Pursuant to the Corporate Governance Guidelines, in any uncontested election of directors, any incumbent director who fails to receive more “FOR” votes than “AGAINST” votes is required to offer his or her resignation for Board consideration.

Upon receipt of a resignation of a director tendered as a result of a failed stockholder vote, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action is recommended. In considering the tendered resignation, the Board will consider the Governance Committee's recommendation as well as any other factors it deems relevant, which may include:

•	The qualifications of the director whose resignation has been tendered.
•	The director's past and expected future contributions to the Corporation.
•	The overall composition of the Board and its committees.
•	Whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including NYSE listing standards and the federal securities laws).
•	The percentage of outstanding shares represented by the votes cast at the Annual Meeting.

Any director whose resignation has been tendered may not participate in the deliberations of the Governance Committee or in the Board's consideration of the Governance Committee's recommendation with respect to such director. In the event that a majority of the members of the Governance Committee have offered to resign as a result of their failure to receive the required vote for their election by the stockholders, then the independent members of the Board who have not offered to resign, without further action by the Board, will constitute a committee of the Board for the purpose of considering the offered resignation(s), and will recommend to the Board whether to accept or reject those offers and, if appropriate, make a recommendation to take other actions. If there are no such independent directors, then all of the independent directors, excluding the director whose offer to resign is being considered, without further action of the Board, will constitute a committee of the Board to consider each offer to resign, make a recommendation to the Board to accept or reject that offer and, if appropriate, make a recommendation to take other actions.

The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the annual meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, in a filing with the SEC or by other public announcement, including a posting on the Corporation's website.

If a director's resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Corporation's Bylaws. The Board may not fill any vacancy so created with a director who was nominated but not elected at the annual meeting by the vote required under the Corporation's Bylaws.

CORPORATE GOVERNANCE

Director Independence

Under applicable NYSE listing standards, a majority of the Board and each member of the Audit Committee, Governance Committee, and Compensation Committee must be independent.

Under the NYSE listing standards and our Corporate Governance Guidelines, a director is not independent if the director has a direct or indirect material relationship with the Corporation. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines that are included in our Corporate Governance Guidelines available on our website at http://www.lockheedmartin.com/corporate-governance.

Our director independence guidelines set forth certain relationships between the Corporation and directors and their immediate family members, or affiliated entities, that the Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director's independence. In the event a director has a relationship with the Corporation that is not addressed in the independence guidelines, the independent members of the Board determine whether the relationship is material.

The Board has determined that the following directors are independent: Nolan D. Archibald, Rosalind G. Brewer, David B. Burritt, James O. Ellis, Jr., Thomas J. Falk, Gwendolyn S. King, James M. Loy, Douglas H. McCorkindale, Joseph W. Ralston, and Anne Stevens. As Chairman and CEO, Robert J. Stevens is an employee of the Corporation and is not independent under the NYSE listing standards or our Corporate Governance Guidelines. In determining that each of the non-management director-nominees is independent, the Board considered the relationships described under “Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders,” on page 14, which it determined were immaterial to the individual's independence.

The Governance Committee and Board considered that the Corporation in the ordinary course of business purchases products and services from, or sells products and services to, companies at which some of our director-nominees are or have been directors. These relationships included: Mr. Ellis, a director of Inmarsat plc. and Level 3 Communications, Inc.; Mrs. King, a director of Marsh & McLennan Companies, Inc. through May 2011; Mr. Loy, a director of L-1 Identity Solutions, Inc. through July 2011; and Mr. Ralston, a director of Lynden Incorporated, The Timken Company, and URS Corporation. In determining that these relationships did not affect the independence of those directors, the Board considered that none of the director-nominees serving as directors of other companies had any direct material interest in, or received any special compensation in connection with, the Corporation's business relationships with those companies.

Related Person Transaction Policy

The Board has approved a written policy and procedures for the review, approval, and ratification of transactions among the Corporation and its directors, executive officers, and their related interests. A copy of the policy is available at http://www.lockheedmartin.com/corporate-governance. Under the policy, all related person transactions (as defined in the policy) are to be reviewed by the Governance Committee of the Board. The Governance Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to the Corporation. This may include situations where the Corporation provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the decision-making process of the Governance Committee with respect to that transaction.

Under the policy, and consistent with SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Corporation was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or executive officer of the company, any person who is known to be the beneficial owner of more than 5% of any class of the company's voting securities, an immediate family member of any person described above, and any firm, corporation, or other entity controlled by any person described above.

CORPORATE GOVERNANCE

The policy requires each director and executive officer to complete an annual questionnaire to identify their related interests and persons, and to notify the Corporation of changes in that information. Based on that information, the Corporation maintains a master list of related persons for purposes of tracking and reporting related person transactions.

The policy contemplates that the Governance Committee may ratify transactions after they commence or pre-approve categories of transactions or relationships, because it may not be possible or practical to pre-approve all related person transactions. If the Governance Committee declines to approve or ratify, the related person transaction is referred to management to make a recommendation to the Governance Committee concerning whether the transaction should be terminated or amended in a manner that is acceptable to the Governance Committee.

Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders

The following transactions or relationships are considered to be “related person” transactions under our corporate policy and applicable SEC regulations and NYSE listing standards.

Two of our directors, Mr. Loy and Mr. Ralston, are employed as Senior Counselor and Vice Chairman, respectively, of The Cohen Group, a consulting business that performs services for the Corporation. In 2011, we paid The Cohen Group approximately $700,000 for consulting services and expenses.

Mr. Archibald is an executive officer of Stanley Black & Decker, Inc. During 2011, the Corporation purchased products in the ordinary course of business from Stanley Black & Decker, Inc. totaling approximately $9,220,500.

We currently employ approximately 123,000 employees and have an active recruitment program for soliciting job applications from qualified candidates. We seek to hire the most qualified candidates and consequently do not preclude the employment of family members of current directors and executive officers. These relationships (and 2011 cash compensation) were Mr. Stevens’ son, John E. Stevens, Assistant General Counsel in the Legal Department ($190,000 in base salary, $24,100 in MICP, and a $30,000 cash signing bonus) and Mr. Ralston's brother-in-law, Mark E. Dougherty, Business Development Analyst ($154,931 in base salary). Messrs. Stevens and Dougherty may participate in other employee benefit plans and arrangements which are generally made available to other employees at the same level (including health, welfare, vacation, and retirement plans). Their compensation was established in accordance with the Corporation's employment and compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Neither John Stevens nor Mark Dougherty served as an executive officer of the Corporation during 2011.

From time to time, the Corporation has purchased services in the ordinary course of business from financial institutions that beneficially own 5% or more of Lockheed Martin's common stock. In 2011, the Corporation paid fees of approximately $5,281,333 to State Street Bank and Trust Company for credit facility and benefit plan administration, $961,466 to BlackRock, Inc. and its affiliates for investment management fees, and $227,000 to Capital Guardian, an affiliate of Capital World Investors, for investment management fees.

Director Orientation and Continuing Education

Upon joining the Board, directors are provided with an orientation about our Corporation, including our business operations, strategy, and governance. Directors may enroll in director education programs on the principles of corporate governance and director professionalism offered by nationally-recognized sponsoring organizations at the Corporation’s expense. Directors also may attend outside director continuing education programs sponsored by educational and other institutions to assist them in remaining abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly present at Board meetings and review the operating plan of each of our business segments and the company as a whole. The Board also conducts periodic visits to company facilities as part of its regularly scheduled Board meetings.

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Board Performance Self-Assessment

Each year the Board evaluates its performance and effectiveness. Each director participates in an annual performance evaluation to elicit feedback on specific aspects of the Board's role, organization, and meetings. The collective ratings and comments are compiled by the Senior Vice President, General Counsel and Corporate Secretary or her delegate and presented to the Governance Committee and the full Board. Each Board committee conducts an annual performance self-assessment through a similar process.

Stockholder Rights Plan

The Corporation does not have a Stockholder Rights Plan, otherwise known as a “Poison Pill.” Through our Corporate Governance Guidelines, the Board has communicated that it has no intention of adopting one at this time. If the Board does choose to adopt a Stockholder Rights Plan, the Board has indicated that it would seek stockholder ratification within 12 months from the date of adoption.

Equity Ownership by Directors

The Board believes that directors and management should hold meaningful equity ownership positions in the Corporation. To further encourage a link between director and stockholder interests, the Board has adopted stock ownership guidelines for directors. Similar guidelines apply to our management as described under the “Stock Ownership Requirements for Key Employees” on page 51. Directors receive half their compensation in the form of Lockheed Martin common stock units or stock options (with the potential to defer the cash portion of director compensation in stock units). Directors are expected to own shares or stock units equal to two times the annual retainer within five years of joining the Board. The securities counted toward their target threshold include common stock and vested and unvested stock units held under all the director plans. As of February 1, 2012, each of the directors has exceeded the stock ownership guidelines with current holdings of shares and stock units valued in excess of three times their annual retainer, with the exception of Mrs. Brewer who joined our Board in April 2011 and has until April 2016 to satisfy the ownership guidelines. Mrs. Brewer defers a portion of her cash compensation in stock units.

COMMITTEES OF THE BOARD OF DIRECTORS

2011 BOARD COMMITTEE MEMBERSHIP ROSTER
Director	Audit	Classified Business and Security	Ethics and Corporate Responsibility	Executive	Management Development and Compensation	Nominating and Corporate Governance	Strategic Affairs and Finance
Nolan D. Archibald				X		X	Chair
Rosalind G. Brewer			X		X
David B. Burritt	Chair			X	X		X
James O. Ellis, Jr.		Chair		X		X	X
Thomas J. Falk	X					X
Gwendolyn S. King			Chair	X		X
James M. Loy		X	X				X
Douglas H. McCorkindale*	X	X		X	X	Chair
Joseph W. Ralston		X	X				X
Anne Stevens	X			X	Chair
Robert J. Stevens				Chair
Number of Meetings in 2011	5	3	3	0	5	4	4

* Lead Director.

Committees

The Board has seven standing committees as prescribed by our Bylaws:

•	Audit
•	Classified Business and Security
•	Ethics and Corporate Responsibility
•	Executive
•	Management Development and Compensation
•	Nominating and Corporate Governance
•	Strategic Affairs and Finance

Our Bylaws contain the charter for each of the standing committees. Our Bylaws are posted at http://www.lockheedmartin.com/corporate-governance.

Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board. In addition to oversight of the Corporation’s internal audit organization, it is directly responsible for the appointment, compensation, and oversight of the Corporation’s independent auditors. The functions of the Audit Committee are further described under the heading “Audit Committee Report” on page 18.

All the members of the Audit Committee are independent within the meaning of the NYSE listing standards, our Corporate Governance Guidelines, and applicable SEC regulations. In order to be considered independent under SEC regulations, a member of the Audit Committee cannot accept any consulting, advisory, or other compensatory fee from the Corporation, or be an affiliated person of the Corporation or its subsidiaries.

The Board has determined that Mr. Burritt, Chairman of the Audit Committee, Mr. Falk, and Mr. McCorkindale are qualified audit committee financial experts within the meaning of SEC regulations. All members of the Audit Committee have accounting and related financial management expertise sufficient to be considered financially literate within the meaning of the NYSE listing standards.

COMMITTEES OF THE BOARD OF DIRECTORS

Classified Business and Security Committee

The Classified Business and Security Committee (the “CBS Committee”) assists the Board in fulfilling its oversight responsibilities relating to the Corporation’s classified business activities and the security of personnel, data, and facilities. The CBS Committee consists of three or more directors who meet the independence requirements of the NYSE and who possess the appropriate security clearance credentials, at least one of whom shall be a member of the Audit Committee, and all of whom are not officers or employees of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the CBS Committee.

Ethics and Corporate Responsibility Committee

The Ethics and Corporate Responsibility Committee monitors compliance and recommends changes to our Code of Ethics and Business Conduct. It reviews our policies, procedures, and compliance with respect to corporate responsibility, including human rights, environmental, health and safety, diversity and equal opportunity. It oversees matters pertaining to community and public relations, including government relations, political contributions, and charitable contributions.

Executive Committee

The Executive Committee primarily serves as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Maryland law to the Board.

Management Development and Compensation Committee

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO and, either as a committee or together with the other independent members of the Board, determining and approving the compensation philosophy and levels of the CEO and senior management.

Additional information regarding the role of the Compensation Committee and our compensation practices and procedures is provided under the captions “Compensation Committee Report” on page 29, “Compensation Discussion and Analysis” (“CD&A”) beginning on page 30, and specifically to the discussion on “Other Corporate Governance Considerations in Compensation” beginning on page 50. All members of the Compensation Committee are independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

Nominating and Corporate Governance Committee

The Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The Governance Committee assists the Board by selecting and recommending Board nominees, making recommendations concerning the composition of Board committees, and by overseeing the evaluation of the Board and its committees.

The Governance Committee reviews and recommends to the Board the compensation of directors. Our executive officers do not play a role in determining director pay other than to gather publicly available information, although the Chairman and CEO is consulted regarding the impact of any change in director pay on the Corporation as a whole.

The functions of the Governance Committee are further described under the caption “Corporate Governance.” All members of the Governance Committee are independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

COMMITTEES OF THE BOARD OF DIRECTORS

Strategic Affairs and Finance Committee

The Strategic Affairs and Finance Committee (“Finance Committee”) reviews and recommends to the Board management’s long-term strategy including allocation of corporate resources. The Finance Committee reviews the financial condition of the Corporation, the status of all benefit plans, and proposed changes to the capital structure.

Audit Committee Report

We oversee Lockheed Martin’s financial reporting process on behalf of the Board. Lockheed Martin’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal control over financial reporting. In addition to our oversight of the Corporation’s internal audit organization, we are directly responsible for the appointment, compensation, retention, oversight, and termination of the Corporation’s independent auditors, Ernst & Young LLP, an independent registered public accounting firm. The independent auditors are responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, and for expressing an opinion on the effectiveness of internal control over financial reporting.

In connection with the December 31, 2011 audited consolidated financial statements, we have:

1.	Reviewed and discussed with management and the independent auditors the Corporation’s audited consolidated financial statements, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting.

2.	Discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, and other items required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

3.	Reviewed and discussed with the independent auditors the written disclosures in the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence.

Based on the reviews and discussions above, we recommended to the Board that the audited consolidated financial statements for 2011 be included in Lockheed Martin’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Board approved our recommendation.

Submitted on February 23, 2012 by the Audit Committee:

David B. Burritt, Chairman	Douglas H. McCorkindale
Thomas J. Falk	Anne Stevens

PROPOSAL 1 – ELECTION OF DIRECTORS

There are 11 director-nominees for election to the Board at the Annual Meeting. Each director-nominee currently serves as a director. Each director-nominee was recommended for nomination by the Governance Committee. The Governance Committee has determined that all the current director-nominees, except for Robert J. Stevens, our CEO, are independent under the listing standards of the NYSE and our Corporate Governance Guidelines. The Board ratified the slate of director-nominees and recommends that our stockholders vote for the election of all the individuals nominated by the Board.

Director-nominees are expected to attend the 2012 Annual Meeting. All incumbent directors attended the 2011 Annual Meeting. All director-nominees are elected to a one-year annual term that will end at the 2013 Annual Meeting. If any of the director-nominees are unable to stand for election at the 2012 Annual Meeting (an event which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy holders may vote for the substitute nominee or refrain from voting for any other director-nominee at their discretion. Directors’ ages are reported as of the 2012 Annual Meeting.

Board Composition, Qualifications and Diversity

We have no agreements obligating the Corporation to nominate a particular candidate as a director, and none of our directors represent a special interest or a particular stockholder or group of stockholders. We believe that our business accomplishments are a result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers’ needs. Our success with a diverse workforce also informs our views about the value of a board of directors that has persons of diverse skills, experiences, and backgrounds. To this end, the Board seeks to identify in each candidate areas of knowledge or experience that would expand or complement the Board’s existing expertise in overseeing a technologically advanced global security and aerospace company.

The Board seeks a diverse group of candidates who at a minimum possess the background, skills, expertise, and time to make a significant contribution to the Board, the Corporation, and its stockholders. The Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees including size and qualifications for membership. The Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Corporation’s Corporate Governance Guidelines, as well as other relevant factors as it deems appropriate, including: the need for the Board, as a whole, to be diverse and consist of individuals with varied and relevant career experience; relevant technical skills; industry knowledge and experience; financial expertise; and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Corporation’s business and industry, independence of thought, and an ability to work collegially. The Governance Committee also may consider the extent to which the candidate would fill a present need on the Board.

Listed below are the skills and experience that we consider important for our directors to have in light of our current business and structure. The directors’ biographies that follow note each director’s relevant experience, qualifications, and skills relative to this list.

•

Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale, or involved technology or other rapidly evolving business models.

•

Public Company Board Experience. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the CEO and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

•

Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising,

PROPOSAL 1 – ELECTION OF DIRECTORS

and overseeing the Corporation’s capital structure, financing and investing activities, financial reporting, and internal control of such activities.

•

Government and Military Expertise. Directors who have served in government and senior military positions can provide experience and insight into working constructively with our core customer and governments around the world and addressing significant public policy issues, particularly in areas related to the Corporation’s business and operations. They also provide support for science, technology, engineering, and mathematics education.

•

Global Expertise. Because we are a global organization with increasing revenue coming from sales outside the United States, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

As part of its annual assessment of Board effectiveness, the Board is asked to evaluate whether it has the appropriate mix of general business expertise, skills, and specific expertise in areas vital to our success. Under our Bylaws, unless exempted by the Board, an individual is not eligible to be elected as a director for a term that expires at the Annual Meeting following the individual’s 75th birthday.

The Board unanimously recommends a vote FOR each of the following director-nominees.

Director-Nominees

Nolan D. Archibald (Age 68)

Director Since April 2002

Executive Chairman of the Board of Stanley Black & Decker, Inc. since March 2010. Previously,
Mr. Archibald was Chairman of the Board and Chief Executive Officer of The Black & Decker
Corporation from 1986 to March 2010; President of The Black & Decker Corporation from 1985 to 2010; and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986. Mr. Archibald held various management positions at Beatrice Companies, Inc. from 1977 to 1985, including Senior Vice President and
President of the Consumer & Commercial Products Group, and currently serves as a director of Brunswick
Corporation and Huntsman Corporation.

SKILLS AND QUALIFICATIONS:

•Experience with the demands and challenges of the global marketplace with a focus on innovation from his prior positions as Chairman, CEO and COO of The Black & Decker Corporation, a company that sells products in more than 100 countries.

•Experience in talent management, business management, strategic planning, and international business operations.

•Corporate Governance expertise from service as director of large public companies.

PROPOSAL 1 – ELECTION OF DIRECTORS

Rosalind G. Brewer (Age 49)

Director Since April 2011

President and Chief Executive Officer of Sam’s Club since February 2012. Previously, Mrs.
Brewer was Executive Vice President and President of Walmart Stores, Inc.’s East Business Unit
from February 2011 to January 2012; Executive Vice President and President of Walmart South

from February 2010 to February 2011; Senior Vice President and Division President of Southeast Operating
Division from March 2007 to January 2010; and Regional General Manager, Georgia Operations, from 2006 to
February 2007. Previously, Mrs. Brewer was President of Global Nonwovens Division for Kimberly-Clark
Corporation from 2004 to 2006; held various management positions of increasing responsibilities at Kimberly-Clark from 1984 to 2006. Mrs. Brewer formerly served as a director of Molson Coors Brewing Company from 2006 to
2011 and currently serves on the Board of Trustees of Spelman College Board and Westminster Schools.

SKILLS AND QUALIFICATIONS:

•Experience in large-scale operations based on her position as Executive Vice President for Walmart Stores, Inc. and more than two decades of experience as an executive with Kimberly-Clark Corporation.

•Experience in product development, product management, manufacturing, large scale operations, supply chain logistics, and leading change management initiatives.

•Leadership and executive expertise in international consumer business operations.

David B. Burritt (Age 56)

Director since April 2008

Vice President and Chief Financial Officer of Caterpillar Inc. from 2004 to June 2010; Corporate
Controller and Chief Accounting Officer of Caterpillar from 2002 to 2004; held various positions of increasing responsibility for Caterpillar in finance, tax, accounting, and international operations for Caterpillar from 1978 to 2002; and currently serves as a director of Aperam, a spin-off stainless steel company from ArcelorMittal.

SKILLS AND QUALIFICATIONS:

•Expertise in public company accounting, risk management, disclosure and financial system management from roles as CFO and Controller at Caterpillar Inc.

•Experience with the demands and challenges of the global marketplace from his positions at Caterpillar Inc., a company that manufactures equipment in 23 countries and sells products in more than 180 countries.

•The Board has determined that Mr. Burritt meets the SEC’s criteria of an “audit committee financial expert.”

•Contributing member of Pathways Commission to define the future of the accounting profession.

PROPOSAL 1 – ELECTION OF DIRECTORS

James O. Ellis, Jr. (Age 64)

Director since November 2004

President and Chief Executive Officer, Institute of Nuclear Power Operations since May 2005. Mr.
Ellis has announced plans to retire from that position in May 2012. Retired from active duty in July
2004. Admiral and Commander, United States Strategic Command, Offutt Air Force Base,

Nebraska from October 2002 to July 2004; Commander in Chief, United States Strategic Command from November
2001 to September 2002; Commander in Chief, U.S. Naval Forces, Europe and Commander in Chief, Allied Forces
from October 1998 to September 2000; Deputy Chief of Naval Operations (Plans, Policy and Operations) from
November 1996 to September 1998; director of Burlington Capital Group from 2004 to 2007; and currently serves as a director of Inmarsat plc. and Level 3 Communications, Inc.

SKILLS AND QUALIFICATIONS:

•Industry-specific expertise and knowledge of our core customer from his service in senior leadership positions with the military.

•Expertise in aeronautical and aerospace engineering and emerging energy issues.

•Over 40 years experience in managing and leading large and complex technology-focused organizations, in large part as a result of serving for 35 years as an active duty member of the U.S. Navy.

Thomas J. Falk (Age 53)

Director since June 2010

Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation since 2003;
Chief Executive Officer from 2002 and President and Chief Operating Officer from 1999 to 2002;
held various senior management positions since joining Kimberly-Clark in 1983; director of

Centex Corporation from 2003 to 2009 (Centex Corporation was acquired by Pulte Homes in 2009); and currently serves as a director of the nonprofit organizations, Catalyst, Inc. and the University of Wisconsin Foundation, and
serves as a governor of the Boys & Girls Clubs of America.

SKILLS AND QUALIFICATIONS:

•Experience with the demands and challenges associated with managing global organizations from his experience as Chairman and CEO of Kimberly-Clark Corporation.

•Knowledge of financial system management, public company accounting, disclosure requirements and financial markets.

•Marketing, talent management, compensation, governance, and public company board experience.

•The Board has determined that Mr. Falk meets the SEC’s criteria of an “audit committee financial expert.”

PROPOSAL 1 – ELECTION OF DIRECTORS

Gwendolyn S. King (Age 71)

Director since March 1995

President of Podium Prose, a Washington, D.C. speaker’s bureau and speechwriting service, since
2000. Founding Partner, The Directors’ Council, a corporate board search firm, from October 2003 to June 2005; Senior Vice President of Corporate and Public Affairs of PECO Energy Company

(formerly Philadelphia Electric Company) from October 1992 until her retirement in February 1998; Commissioner of the Social Security Administration from August 1989 to September 1992; director of Countrywide Financial
Corporation from 2001 to 2004; director of Marsh & McLennan Companies, Inc. from 1998 to May 2011; and
currently serves as a director of Monsanto Company.

SKILLS AND QUALIFICATIONS:

•Experience and industry-specific knowledge of our civil customer and the demands and challenges associated with managing large organizations and regulated industries from experience as Senior Vice President at PECO Energy Company and Commissioner of the Social Security Administration.

•Expert in external communications and extensive experience in matters relating to public policy, regulatory oversight, and government relations from her senior advisory roles in two previous White House administrations.

•Corporate governance expertise and compliance experience from her service on the board of the National Association of Corporate Directors.

James M. Loy (Age 69)

Director since August 2005

Senior Counselor, The Cohen Group since 2005. Deputy Secretary of Homeland Security from
2003 to 2005; Administrator, Transportation Security Administration from 2002 to 2003;
Commandant, U.S. Coast Guard from 1998 to 2002; Coast Guard Chief of Staff from 1996 to

1998; Commander of the Coast Guard’s Atlantic Area from 1994 to 1996; a director of L-1 Identity Solutions, Inc.
from 2006 to 2011; and currently serves as a director of Rivada Networks, LLC.

SKILLS AND QUALIFICATIONS:

•Experience with the demands and challenges associated with managing large organizations from his service as Commandant of the Coast Guard.

•Industry-specific expertise and knowledge with our core customer including requirements for acquisition of products and services from prior senior management positions with the Department of Homeland Security, Transportation Security Administration, and the Coast Guard.

•Leadership skills in organization transformation and redesigning larger scale operations from his 45-year career in public service.

PROPOSAL 1 – ELECTION OF DIRECTORS

Douglas H. McCorkindale (Age 72)

Director since April 2001

Chairman of Gannett Co., Inc. (“Gannett”) from 2001 until his retirement in June 2006. Chief
Executive Officer of Gannett from June 2000 to 2005; President of Gannett from 1997 to 2005;
Vice Chairman of Gannett from 1984 to January 2001; Chief Financial Officer of Gannett from

1979 to 1997; Chief Administrative Officer of Gannett from 1985 to 1997; director of Continental Airlines, Inc.
from 1993 to 2010; and currently serves as a director or trustee of approximately 60 fund portfolios in the Prudential
Fund Complex, the boards of which meet concurrently and function as a single board.

SKILLS AND QUALIFICATIONS:

•Experience with the demands and challenges associated with managing global organizations from prior positions as Chairman, CEO, and President of Gannett Co., Inc.

•Expertise in financial system management, public company accounting, disclosure and financial markets from prior roles as CFO at Gannett Co., Inc. and as trustee of mutual funds.

•Corporate governance expertise from service as director of large public companies.

•The Board has determined that Mr. McCorkindale meets the SEC’s criteria of an “audit committee financial expert.”

Joseph W. Ralston (Age 68)

Director since April 2003

Vice Chairman of The Cohen Group since March 2003. Retired from active duty in March 2003.
Commander, U.S. European Command and Supreme Allied Commander Europe, NATO, Mons,
Belgium from May 2000 to January 2003; Vice Chairman, Joint Chiefs of Staff, Washington, D.C.

from March 1996 to April 2000; and currently serves as a director of The Timken Company and URS Corporation.

SKILLS AND QUALIFICATIONS:

•Industry-specific expertise and insight into our core customer, including requirements for acquisition of products and services, from prior senior leadership positions with the military.

•Experience with large organization management and assessing human resources, equipment, cyber, and financial requirements, as well as reputational risks during his service as a senior military officer, including Vice Chairman of the Joint Chiefs of Staff.

•Skilled in executive management, logistics and military procurement due to his distinguished career managing 65,000 troops from 23 countries as Supreme Allied Commander.

PROPOSAL 1 – ELECTION OF DIRECTORS

Anne Stevens (Age 63)

Director since September 2002

Chairman, Chief Executive Officer and Principal of SA IT Services since June 2011. Previously,
Ms. Stevens was Chairman, President and Chief Executive Officer of Carpenter Technology
Corporation from November 2006 to October 2009; Executive Vice President, Ford Motor

Company and Chief Operating Officer, The Americas, from November 2005 until her retirement in October 2006;
Group Vice President, Canada, Mexico and South America, Ford Motor Company from October 2003 to October
2005; Vice President, North America Vehicle Operations of Ford Motor Company from August 2001 to October

2003; and Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August
2001. Ms. Stevens held various management positions at Ford Motor Company from 1990, including executive director in Vehicle Operations in North America, and held various engineering, manufacturing and marketing positions at Exxon Chemical Co. before joining Ford. Member of the National Academy of Engineering and a
Trustee of Drexel University.

SKILLS AND QUALIFICATIONS:

•Experience with the demands and challenges associated with managing global organizations from prior executive positions at Ford Motor Company.

•Public company management, talent management and governance experience from prior positions as Chairman, President, and CEO of Carpenter Technology Corporation and Executive Vice President, Ford Motor Company.

•Engineering and manufacturing expertise derived from educational training and experience managing production lines at Ford Motor Company.

Robert J. Stevens (Age 60)

Director since October 2000

Chairman of the Board and Chief Executive Officer of Lockheed Martin since January 2010;
Chairman of the Board, President and Chief Executive Officer from April 2005 to January 2010;
President and Chief Executive Officer from August 2004 to April 2005; President and Chief

Operating Officer from October 2000 to August 2004; Executive Vice President and Chief Financial Officer from
October 1999 to March 2001; Vice President of Strategic Development from November 1998 to October 1999; and
currently serves as a director of Monsanto Company. In January 2012, President Obama appointed Mr. Stevens to the Administration’s Advisory Committee for Trade Policy and Negotiations.

SKILLS AND QUALIFICATIONS:

•Industry leader with insight into the complexities of operating a global, technology-driven business, strategic planning, regulatory, legislative and public policy matters based on more than two decades of experience in executive and operational roles with the Corporation and in our industry.

•Expertise in finance, information technology, technology development, manufacturing, marketing, and human resources, and broad international business management experience.

•Corporate governance and risk management experience gained through position of Chairman and CEO of the Corporation.

The Board unanimously recommends that you vote FOR the election of each of the director-nominees.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Corporation for the year ending December 31, 2012. Ernst & Young LLP served as our independent auditors in 2011. The services provided to the Corporation by Ernst & Young LLP for the last fiscal year are described under the caption “Fees Paid to Independent Auditors” below.

The selection, retention, and oversight of the Corporation’s independent auditor are the responsibility of the Audit Committee in accordance with the NYSE listing standards. Stockholder approval of the appointment is not required. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young LLP, the Audit Committee will reconsider whether to hire the firm and may retain Ernst & Young LLP or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The Board unanimously recommends a vote FOR the ratification of appointment of Ernst & Young LLP as independent auditors for 2012.

Pre-Approval of Independent Auditors Services

The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Auditors

The following table presents the fees billed by Ernst & Young LLP, an independent registered public accounting firm, for audit, audit-related services, tax services, and all other services rendered for 2011 and 2010. All fees were pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee considered and concluded that the provision of these services by Ernst & Young LLP was compatible with the maintenance of the auditor’s independence.

Ernst & Young Fees	2011 ($)	2010 ($)
Audit Fees[1]	15,990,000	16,300,000
Audit-Related Fees[2]	1,220,000	2,900,000
Tax Fees[3]	2,275,000	2,700,000
All Other Fees[4]	40,000	100,000

NOTES TO TABLE:

(1)        Audit fees principally include those for services related to the annual audit of the consolidated financial statements, including the audit of internal control over financial reporting, the interim reviews of our quarterly financial statements, statutory audits of our foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(2)        For 2011, audit-related fees principally include those for services related to employee benefit plan audits and due diligence in connection with acquisitions. For 2010, audit-related fees principally include those for services related to audits of employee benefit plans and audits of divested entities.

(3)        Tax fees principally include domestic and international tax compliance and advisory services.

(4)        All other fees principally include those for advisory services related to government contracting matters.

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are asking our stockholders to vote annually to approve, on an advisory (non-binding) basis, the compensation of our NEOs as described in detail in the CD&A and the accompanying tables in the Executive Compensation section beginning on page 29. This vote is commonly known as “say-on-pay.”

Stockholders should review the entire proxy and, in particular, the CD&A for information on our executive compensation program and other important items.

We believe that the information provided in this Proxy Statement demonstrates that our executive compensation program is designed to link pay to performance. Accordingly, the Board recommends that stockholders approve the compensation of our NEOs by approving the following say-on-pay resolution:

RESOLVED, that the stockholders of Lockheed Martin Corporation approve, on an advisory basis, the compensation of the named executive officers identified in the “Summary Compensation Table,” as disclosed in the Lockheed Martin Corporation 2012 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Although the results of the say-on-pay vote do not bind the Corporation, the Board will review the results very carefully and plans to continue to seek the views of our stockholders year-round.

The Board unanimously recommends that you vote FOR Proposal 3.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Management Development and Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation’s executives. We have reviewed and discussed with management the Compensation Discussion and Analysis included in the Corporation’s Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011. The Board approved our recommendation.

Submitted on February 23, 2012 by the Management Development

and Compensation Committee:

Anne Stevens, Chairman Rosalind G. Brewer	David B. Burritt Douglas H. McCorkindale

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

This CD&A discusses the compensation decisions for the NEOs shown in the Summary Compensation Table on page 53. They are:

Robert J. Stevens, Chairman & Chief Executive Officer

Bruce L. Tanner, Executive Vice President & Chief Financial Officer

Christopher E. Kubasik, President & Chief Operating Officer

Ralph D. Heath, Executive Vice President, Aeronautics (retiring May 1, 2012)

Joanne M. Maguire, Executive Vice President, Space Systems

To assist stockholders in finding important information, the CD&A is organized as follows:

•	Executive Summary (page 30)
➢	Business Environment (page 30)
➢	Business Results Impacting Compensation (page 32)
➢	Summary of CEO Performance-Based Compensation from 2009-2011 (page 33)
•	2011 Compensation Decisions (page 34)
•	Compensation Philosophy (page 38)
•	The 2011 Compensation Decision-Making Process (page 40)
•	Comparator Group Determination (page 41)
•	Compensation Program Descriptions (page 43)
•	Other Corporate Governance Considerations in Compensation (page 50)

Executive Summary

Business Environment

We are a global security and aerospace company principally engaged in the research, design, development, manufacture, integration, and sustainment of advanced technology systems and products. We also provide a broad range of management, engineering, technical, scientific, logistic, and information services. We serve both domestic and international customers with products and services that have defense, civil, and commercial applications, with our principal customers being agencies of the U.S. Government. In 2011, 82% of our $46.5B in net sales were from the U.S. Government, either as a prime contractor or as a subcontractor (including 61% from the Department of Defense), 17% were from international customers (including foreign military sales funded, in whole or in part, by the U.S. Government), and 1% were from U.S. commercial and other customers. Our main areas of focus are in defense, space, intelligence, homeland security, and information technology, including cyber.

Beginning in 2009, consumer-driven companies began to recover from the global recession as demand for consumer products in the U.S. and emerging markets increased. For companies with a U.S. government customer base and limited access to consumer demand or emerging markets, opportunities for expansion have been limited by the ongoing and unresolved debate on deficit reform, the reductions mandated by the Budget Control Act of 2011, and the potential for further reductions of the defense budget in the event of sequestration. Even when ongoing programs were authorized, many award decisions were deferred beyond 2011 and ongoing programs are being restructured to address affordability concerns.

Despite external pressures and economic uncertainty for the aerospace and defense business in 2011:

•	We met or exceeded our financial commitments, and attained record levels for orders, backlog, sales, segment operating profit, and earnings per share (“EPS”) from continuing operations.

EXECUTIVE COMPENSATION

	2011 Goal	2011 Actual	2010 Actual	Assessment
Sales	$45,750 - $47,250M	$46,499M	$45,671M	Achieved; record high
Segment Operating Profit*	$4,950 - $5,100M	$5,281M	$5,028M	Exceeded commitment; record high
Segment Operating Margin*	10.8%	11.4%	11.0%	Exceeded commitment
Earnings Per Share from Continuing Operations	$6.70 - $7.00	$7.85	$7.10	Exceeded commitment; record level
Cash from Operations**	≥$4,175M	$4,253M	$3,801M	Exceeded commitment

* See Appendix A for explanation of non-GAAP terms.

** Original goal of $4,000M revised to reflect the reclassification of capitalized software from cash from operations to cash from investing, consistent with the Corporation’s accounting presentation overall.

•	Key financial metrics demonstrated sustained growth over the prior three-year period.

•

We returned value to stockholders through $3.5B in cash dividends and stock repurchases. In September 2011, we increased our dividend by more than 33% marking the ninth year in a row that we have increased our dividend.

EXECUTIVE COMPENSATION

•	Our TSR outperformed the aggregate S&P Aerospace and Defense, S&P 500, and the S&P Industrials Indices for 2011 but lagged over three and five years:

Business Results Impacting Compensation

We set target compensation at the beginning of the performance period using information on pay for our Comparator Group. An executive’s actual (realized) pay will be above or below the target level based on individual, organizational, and stock performance. A substantial portion of a NEO’s compensation is in the form of equity so that as the stock price rises or falls, so does his/her actual compensation.

We employ both quantitative and qualitative criteria to assess the performance of our executives. Our quantitative metrics include achieving the financial guidance we issue publicly at the beginning of each year, relative TSR, cash from operations, and ROIC. Our qualitative assessment takes into account the progress our executives make in meeting operational and strategic goals. The chart on the following page illustrates the relationship between performance and our CEO’s compensation.

EXECUTIVE COMPENSATION

Summary of CEO Performance-Based Compensation from 2009-2011

The Summary Compensation Table (page 53) provides a summary of the CEO’s and the other NEOs’ compensation for each of the last three years and, as required by the SEC, includes performance and non-performance-based compensation.

The table below shows our CEO’s information taken from the Summary Compensation Table that is generally considered performance based pay (salary, annual bonus, RSUs, stock options, and LTIP). The total of these elements aligns with our recent business performance showing a drop in compensation from 2009 to 2010 (primarily due to reduced equity awards and reduced LTIP payout) and a slight increase from 2010 to 2011 (primarily due to

EXECUTIVE COMPENSATION

exceptional business results in 2011). The Summary Compensation Table shows a larger increase between 2010 and 2011 because it includes the annual pension accrual which increased, in part, due to lower interest rate assumptions and increased personal security costs.

	Salary	Bonus	Equity Awards	LTIP	Total
2011	$1,800,000	$4,725,000	$7,499,755	$4,400,000	$18,424,755
2010	$1,800,000	$4,050,000	$7,067,200	$4,600,000	$17,517,200
2009	$1,834,615	$3,900,000	$9,122,920	$5,246,000	$20,103,535
Period of Performance	1-Year	1-Year	Future	3-Year
Target or Actual Pay	Actual	Actual	Target	Actual

The table above and the Summary Compensation Table combine target compensation with actual compensation and combine performance from different periods. As a result, the total compensation reported may not necessarily reflect the pay-for-performance alignment for a single year.

Base Salary, if increased, would reflect performance for the prior year. Similar to other employees, merit increases for our CEO and the other NEOs are effective in February, the year after the performance period.

Bonus reflects the actual payout of our annual bonus plan (MICP) for the performance period. In the Summary Compensation Table, the 2011 bonus reflects a payout based on performance in 2011.

Equity Awards combines the column in the Summary Compensation Table for Stock Awards and the column for Option Awards.

•

Stock Awards reflect the grant date fair value for restricted stock awards. This is the value reported in the Summary Compensation Table. The actual value the executive realizes is based on future stock performance and will not be realized until after the awards vest, typically three years after the date of grant.

•

Option Awards reflect the grant date fair value for stock options based on the Black-Scholes option pricing model. This value is reported in the Summary Compensation Table. The actual value the executive realizes is based on future stock performance and will not be realized until after the stock options are vested and exercised.

Non-Equity Incentive Plan Compensation reflects actual payouts under our LTIP plan. The target amount is set three years earlier, at the beginning of the performance period, based on competitive market data. In the Summary Compensation Table, the 2011 award reflects the payout for performance from 2009 through 2011 using a target set in January 2009.

2011 Compensation Decisions

•	At our 2011 annual meeting, 69% of votes cast were in favor of the compensation of our NEOs.
•	The Compensation Committee approved several changes to our executive compensation programs, considering say-on-pay and the feedback received during our 2011 investor engagement.
•	Realized (actual) compensation for each NEO in 2011 was aligned to both business and individual performance.

2011 Advisory Say-on-Pay Vote

At our 2011 annual meeting, 69% of the votes cast by stockholders approved the compensation of our NEOs. These results, and the say-on-pay results from other companies, were reviewed at the June 2011 Compensation Committee and Governance Committee meetings. Recognizing that our say-on-pay approval level was less than we expected,

EXECUTIVE COMPENSATION

we broadened our efforts to obtain stockholder feedback as part of the annual review of our executive compensation program.

•

Investor Engagement: Management met or talked with 26 of our largest investors, who represent nearly half of the Corporation’s outstanding shares, to obtain feedback on the say-on-pay vote, executive compensation generally, and governance matters. This feedback was shared with the Compensation Committee and the Governance Committee.

Our investors represent a broad range of investment styles and approaches to corporate governance and executive compensation. In our discussions, we received many thoughtful suggestions for our executive compensation program but did not find a uniform explanation of the votes for or against say-on-pay or a uniform recommendation on changes to our executive compensation program. Some investors expressed concerns about the make-up of our Comparator Group or the use of tax gross-ups. Investors did ask that we provide additional rationale for compensation design and compensation decisions, how we use discretion with emphasis on our annual bonus plan (MICP), and a description of the performance characteristics of our industry that might affect performance and compensation. Investors also asked for an enhanced executive summary of the information provided in the CD&A. We have incorporated these suggestions into this CD&A.

•	Executive Compensation Review: The Compensation Committee approved the following changes to executive compensation (effective for 2012 unless noted otherwise):

➢	Amended the CEO’s 2011 stock option grant to contain performance metrics based on cash and ROIC. Similar metrics apply to the CEO’s 2012 grant.
➢	Increased the stock ownership requirements for the CEO, CFO, and COO.
➢	Eliminated tax assistance for flights by an executive on the corporate jet for non-business travel and taxable business association expenses.
➢

Revised the peer group upon which pay decisions are made to eliminate consumer-driven companies and to eliminate companies with annual revenue of more than 2 times or less than 0.5 times of Lockheed Martin.

➢	Modified the peer group for future LTIP awards from companies in the S&P Industrials Index to the companies in the S&P Aerospace and Defense Index.
➢	Effective with the 2011 RSU grants to the NEOs, dividend equivalents on RSUs are deferred and subject to the RSU vesting schedule instead of paid prior to vesting.
➢	Effective with the 2011 grants, for retirement or layoff, stock options vest only on a pro rata basis.

2011 Target Compensation

At its January 2011 meeting, the Compensation Committee established the Total Target Compensation for each NEO using base pay, short-term incentives, and long-term incentives. All elements of Total Target Compensation are determined relative to the market based on our Comparator Group (additional information on our Comparator Group can be found on page 41). We consider the median of our Comparator Group as the market rate for compensation. In the CD&A, we use the terms “market” and “median” to mean the same thing. An executive’s target compensation may be above or below market based on a variety of factors including performance and tenure. Additionally, market values may fluctuate up or down, and these changes will impact the NEO’s relative position to market even if their compensation does not change. The CEO’s Total Target Compensation exceeds the market due to sustained high performance, experience, time in position, and critical skills.

EXECUTIVE COMPENSATION

In 2011, the Total Target Compensation set at the beginning of the year was:

		Base Salary		Bonus		LTI [3]		Total Target Compensation
NEO	Years in Position [1]	Amount ($)	Percentage of Market (Median)	Target	Target % as a Percentage of Market (Median) [2]	Total LTI Target Economic Value (EV) ($)	LTI Target EV as a Percentage of Market (Median)	Total Compensation ($)	Total Compensation as a Percentage of Market (Median)
Mr. Stevens	7	1,800,000	112%	150%	90%	12,500,005	119%	17,000,005	115%
Mr. Tanner	5	745,000	97%	90%	83%	2,809,398	100%	4,224,898	96%
Mr. Kubasik	2	1,000,000	91%	125%	104%	4,801,747	100%	7,051,747	98%
Mr. Heath	7	760,000	105%	90%	98%	2,467,533	100%	3,911,533	101%
Ms. Maguire	6	650,000	95%	90%	101%	2,163,879	100%	3,398,879	99%

1Rounded years in position as of December 31, 2011.

2Based on 2011 MICP target as a percent of base salary.

3In 2011, the long-term incentive compensation target was allocated to executives as approximately 30% to stock options, 30% to RSUs, and 40% to performance-based cash LTIP.

In the chart above, the “Percentage of Market (Median)” is the percent above or below the median of our Comparator Group. Mr. Stevens, for example, had a base salary that is 12% above the median and a target bonus that is 10% below the median.

2011 Actual (Realized) Performance-Based Compensation

The compensation that an executive actually receives will differ from that executive’s target compensation based on the achievement of individual and business objectives and, in the case of equity grants, our stock price.

Assessment of Individual Performance

Individual performance is used to determine base salary increases and is a component in determining the executive’s annual bonus award under our MICP. The following is a summary of the individual performance considerations for each NEO in 2011:

Executive	Performance Considerations

Mr. Stevens	• Led the Corporation in meeting or exceeding all of its financial goals. • Industry-leading stockholder return. • Strategic positioning for long-term sustainability of core business.

Mr. Tanner

• Record level of cash generation, before discretionary pension contributions.

• Leadership of successful cash deployment strategy.

• Executed favorable capital structure activities.

• Leadership of strong internal controls and transparent financial disclosures.

Mr. Kubasik

• Leadership of F-35 turnaround plan.

• Exceptional performance on key operational metrics.

• Leadership in several affordability initiatives.

• Successful transition of expanded executive office scope.

• Expansion of international customer base.

Mr. Heath	• Achieved record sales and segment operating profit and grew backlog. • F-35 positive momentum. • Significant program wins. • Leadership of cost reduction activities.

EXECUTIVE COMPENSATION

Executive	Performance Considerations

Ms. Maguire

• Solid financial performance with record level Space segment EBIT (earnings before interest and tax).

• Exceptional performance on critical space system deployments.

• Leadership of organization realignments.

Assessment of Organizational Performance for Annual (MICP) Award

In January 2012, the Board assigned an organizational rating of 1.40 (on a scale of 0 to 1.50) for corporate performance. In making this assessment, the Compensation Committee gave significant weight to the following achievements:

•	Industry-leading stockholder return in 2011 based upon S&P 500 and S&P Aerospace and Defense Index

•	Generated more than $4.2B in cash from operations and returned $3.5B in cash to stockholders in 2011 through cash dividends and stock repurchases

•	Achieved or exceeded key performance metrics as contained in January 2011 financial guidance

•	Record orders of $48.7B

•	Record backlog of $80.7B

•	Eleventh consecutive year of growth in sales

•	Strategic Performance – Planning for the future and ensuring our sustainability

➢	Key Wins
–	Japan orders of F-35
–	United Arab Emirates orders for Terminal High Altitude Air Defense (THAAD) system
➢	Business Strategic Alignments
–	Completed two strategic acquisitions (QTC Holding and SIM-Industries)
–	Completed divestiture of PAE, a non-core business
➢	Proactive talent planning
–	Enhanced integration of talent management
–	Heightened focus on Long Range Plan (“LRP”) hiring performance

•	Operational Performance – Our commitments to our customers

➢	Substantial progress in the development and production phases of the F-35
➢	Successful activation of the Advanced Extremely High Frequency (AEHF) satellite system
➢	Successful imagery transmission from Space Based Infrared System (SBIRS) satellite

•	Improved affordability

➢	Structural changes to reduce overhead costs
➢	Maintained the 2011 salaries of our highest paid employees at 2010 levels
➢	Reduced executive ranks by more than 20 percent

The Compensation Committee and the Board do not apply a formula to each business metric considered; rather, they consider total performance to ensure that one goal is not achieved at the expense of another and to minimize the incentive for an executive to take excessive risk to achieve a higher compensation level. The Compensation

EXECUTIVE COMPENSATION

Committee also takes into account performance on significant operational and strategic initiatives, each of which could impact the overall assessment for annual bonus purposes positively or negatively.

Assessment of 2009-2011 Corporate Performance for Long-Term Incentive Performance (LTIP) Award

The 2009-2011 LTIP award measured corporate performance from January 1, 2009 through December 31, 2011 against financial goals established in January 2009. The award calculation is formulaic and neither the Compensation Committee nor management had any authority to adjust the final award. The final payout factor was calculated as follows:

	Goal	Result	Performance Factor	Weight of Performance Factor	Weighted Payout Factor
Total Stockholder Return	Relative to TSR of Index Companies	7.3% (< 35th Percentile)	0%	50%	0%
Cash from Operations*	$10.74B	$13.05B	200%	25%	50%
Return on Invested Capital*	17.0%	17.6%	200%	25%	50%
Total Payout Factor as a % of Target					100%

* See Appendix A for explanation of non-GAAP terms.

Compensation Philosophy

•	Our primary objective is to pay for performance, relative to the market.
•	Our compensation is designed to target pay at the median of our Comparator Group but allow performance to determine the actual pay received.
•	A significant portion of an executive’s pay is “at risk” and based on individual and business performance.
•	We use metrics that are important measures of performance to stockholders, including financial results based on the guidance we provide publicly, relative TSR, cash from operations, and ROIC.

Compensation is intended to attract, retain, and motivate employees. To accomplish those goals, our primary objectives in designing compensation are:

•

Pay Relative to Market – We review the compensation paid by companies in our Comparator Group for executives in comparable positions. Competitive pay includes base salary, short-term incentives, long-term incentives, and other benefits and perquisites. We have identified the market for each element as the median of our survey data and use the market level as a reference point in our compensation decisions.

•

Pay for Performance – We seek to award superior pay for superior performance both individually and as an organization. An employee’s compensation may be above or below the market, depending on performance and other subjective factors. In some circumstances, our compensation plans may result in payment of awards below target when objectives are only partially achieved.

Guiding Principles for Executive Compensation

To achieve our objectives, we design our executive compensation program in accordance with the following principles:

•	Compensation should reflect an appropriate mix of short-term and long-term pay elements to hold executives accountable for both short-term and long-term performance.
•	Compensation should be aligned to stockholder interests and the long-term value realized by our stockholders (normally using equity as a significant portion of pay).
•	The majority of an executive’s total compensation should be variable and tied to performance of key business objectives.

EXECUTIVE COMPENSATION

The following charts show the application of these principles in 2011 for our CEO.

Pay Equity

Our philosophy on internal pay equity is market-derived. The relationship between the compensation paid to our CEO and the other NEOs should be comparable to the relationship between CEO pay and pay for other executives found in our Comparator Group, subject to considerations such as the CEO’s performance and time in position that may lead to deviations from market relationships. At its January 2010, 2011, and 2012 meetings, the Compensation Committee reviewed the pay relationship of the NEOs. At the 2012 meeting, the material presented to the Compensation Committee by its independent consultant showed that the CEO’s Total Target Compensation was less than 2 times that of the next most highly compensated NEO.

Role of Discretion

The Compensation Committee has discretion in determining:

•

Total Target Compensation (consisting of base salary, annual bonus, and long-term incentives), because many factors can impact an executive’s appropriate position to market (e.g., experience, sustained performance).

•

MICP bonuses, based on an assessment of financial, strategic, and operational goals set at the beginning of the year. Qualitative and quantitative measures are used to assess performance against those goals. The Compensation Committee uses discretion to assess both performance against these objectives and the relative importance of one or more objectives. For example, in 2010, performance of one operational objective (F-35 performance) negatively impacted the overall organizational rating and associated payouts. In 2011, winning the Japan F-35 contract was one of several strategic objectives that positively impacted the overall organizational rating and associated payouts. Once the Compensation Committee assesses the individual or organizational performance factors, the amount of the bonus is formulaic.

The Compensation Committee has no discretion in determining actual (realized) compensation for:

•

LTIP because it is formulaic. The metrics, weighting of those metrics, and performance metrics are established at the beginning of the performance period, and the plan dictates the mathematical calculation of the award.

•	Equity grants (stock options and RSUs) because value realized is based on our stock price. The value of an executive’s equity grants will rise or fall as a function of the Corporation’s stock price.

EXECUTIVE COMPENSATION

The 2011 Compensation Decision-Making Process

•	Independent directors oversee all compensation decisions taking into account input from the CEO.
•	Our Compensation Committee has not delegated any authority to management to make equity grants.

Compensation Consultants

The Senior Vice President, Human Resources (“SVP, HR”) retained Aon Hewitt as the Corporation’s executive compensation consultant to gather, among other things, Comparator Group data which is used to set target compensation.

The Compensation Committee retained Steven Hall & Partners as its independent consultant with whom it reviews selected matters. Steven Hall & Partners is considered independent because it does not perform any work for the Corporation’s management.

Management Role

For NEOs other than the CEO:

•	Our Chairman and CEO, with input from our SVP, HR and data from Aon Hewitt, provided the Compensation Committee with information and recommendations on:

➢	Base salary.
➢	Annual bonuses.
➢	Long-term incentive grants.
➢	Comparator Group data.
➢	Historical compensation data for each NEO.

•	The Compensation Committee also received data on the relative position to market (median) for compensation proposed by the CEO.

For the CEO:

•

The SVP, HR presented a schedule with a range for each element of compensation in relation to the median and 75th percentile. The purpose of this schedule is to estimate what percentile of pay would result from different levels of payments. The SVP, HR does not recommend a specific amount of compensation.

•

The CFO developed internal financial goals for our long-term incentive program, which are reviewed by the Executive Office before presentation to the Compensation Committee. The goals established by the Compensation Committee serve as the financial portion of the corporate performance goals and the CEO’s individual performance goals for annual bonuses.

Compensation Committee Role

The Compensation Committee made recommendations to the Board regarding the compensation of the CEO and each NEO, and was responsible for:

•	Reviewing and approving corporate goals and objectives.
•	Evaluating the CEO’s and each NEO’s performance against their objectives.
•	Recommending to the Board the CEO’s and each NEO’s compensation level based on their performance evaluation.
•	Reviewing proposed candidates for senior executive positions and recommending their compensation to the Board.
•	Approving equity and other long-term incentive grants. This authority resides solely in the Compensation Committee and has not been delegated to any member of management.

EXECUTIVE COMPENSATION

Board of Directors

•	Reviewed and approved the compensation of the CEO and each of his direct reports, including the NEOs.
•	Reviewed with management the succession plan and talent pool.

Comparator Group Determination

•	Lockheed Martin’s 2010 revenue fell in the 60th percentile of our Comparator Group used for 2011 compensation decisions.
•

The Comparator Group has been revised for 2012 pay decisions, eliminating consumer-driven companies and eliminating companies with annual revenue of more than 2 times or less than 0.5 times Lockheed Martin’s revenue.

•	An executive’s Total Target Compensation may be set above or below our Comparator Group market median based upon many factors, including sustained performance and years in position.

Ensuring that our executive compensation is competitive with other companies is critical to attracting and retaining key talent. We select a group of publicly-traded companies (our Comparator Group) to identify market values for all pay elements. Because the number of comparable companies with our level of revenue is not extensive, we include companies in our Comparator Group based on many factors, including:

•	Similarity to the Corporation in terms of size (i.e., revenue, industry, and geographic presence).
•	Comparable executive officer positions in terms of breadth, complexity, and scope of responsibilities.
•	Potential to compete with us for talent.
•	Participation in executive compensation surveys.

Lockheed Martin’s 2010 revenue represented the 60th percentile of our Comparator Group. This means that 60% of the companies in our Comparator Group had lower revenue than our revenue in 2010. This is illustrated in the chart on the following page.

Market capitalization is not a consideration in selecting our Comparator Group for the following reasons:

•	Market capitalization can change quickly as industries and companies go in and out of favor as investments and as companies restructure.
•	Market capitalization may not reflect the complexity of the business.
•	As a result of market capitalization changing quickly, the comparator companies that would be included as similarly-sized companies would likely change more often than comparators based on revenue.
•	Market capitalization may be more reflective of future expectations about a particular company’s growth potential rather than its actual financial performance or complexity.

EXECUTIVE COMPENSATION

2011 Comparator Group

The Comparator Group included the following companies:

Company	2010 Revenue ($M)
AT&T Inc.*	$124,280
Verizon Communications Inc.*	$106,565
Valero Energy Corporation	$82,233
The Procter & Gamble Company*	$78,938
The Boeing Company	$64,306
Johnson & Johnson*	$61,587
Pepsico, Inc.*	$57,838
United Technologies Corporation	$54,326
The Dow Chemical Company	$53,674
Merck & Co., Inc.	$45,987

Lockheed Martin	$45,803
Caterpillar Inc.	$42,588
Northrop Grumman Corporation	$34,757
FedEx Corporation	$34,734
Johnson Controls, Inc.	$34,305
Honeywell International Inc.	$33,370
General Dynamics Corporation	$32,466
E.I. du Pont de Nemours & Company	$31,505
3M Company	$26,662
Raytheon Company	$25,183
International Paper Company	$25,179
Altria Group, Inc.*	$24,363
Emerson Electric Co.*	$21,039
Alcoa Inc.*	$21,013
Bristol Myers Squibb Company*	$19,484
Textron Inc.*	$10,525

*In 2011, the Compensation Committee approved a revised Comparator Group, eliminating consumer-driven companies and eliminating companies with annual revenue of more than 2 times or less than 0.5 times Lockheed Martin’s revenue and added Cisco Systems, Inc., Deere & Co., Intel Corporation, and United Parcel Service, Inc. The new Comparator Group will be used for 2012 executive compensation decisions.

How Comparator Data Was Used in 2011

Aon Hewitt, the Corporation’s compensation consultant, compiled Comparator Group compensation information and determined market values for base salary, short-term incentives, and long-term incentives, reflecting job responsibilities and adjusting for the scope of the individual executive’s revenue responsibility.

Aon Hewitt also prepared information on other compensation practices such as mix of compensation, use of equity, benefits, and perquisites. For each compensation element, we used the median of our Comparator Group data to identify market value. For the CEO, the 75th percentile of market data was also provided as a reference point.

Consistent with industry practice, the market data was “aged” to adjust for the timeliness of the data and to set our lead-lag position. “Lead-lag” is a standard practice that sets the organization’s salary structure at the beginning of the plan year to anticipate the level the market will reach by the middle of the plan year. The aged data “leads” the

EXECUTIVE COMPENSATION

market during the first six months, matches the market at the middle of the year, and “lags” the market during the last six months.

To account for differences in the size of the companies making up our Comparator Group, Aon Hewitt conducted a regression analysis for each comparator company. Regression analysis is a statistical technique that adjusts the compensation data for differences in our comparator company revenues, thereby allowing comparison of compensation levels to similarly sized companies.

The Compensation Committee historically has not targeted a specific percentile for compensation but used the median as the starting reference point as a market comparison for the job performed. Individual compensation decisions were based primarily on the review and assessment by the Compensation Committee and the CEO (with respect to each NEO other than himself) using subjective factors. Discretion has been used to adjust an executive’s pay above market based on an overall assessment of the performance and skills of the executive. As a result, total compensation (or any particular element of it) was based on a combination of subjective factors and may differ materially from the median derived from our Comparator Group.

In February 2012, the Compensation Committee further refined its compensation philosophy to target the median for total compensation with the ability to adjust compensation above or below the median for such factors as performance, experience, time in position, and critical skills. For new entrants to a position, executive compensation generally will be set at total compensation of 85% of the median with the goal of moving to median in two years.

Compensation Program Descriptions

•	Each element of direct compensation aligns to individual and business performance.
•	Stock awards align the executive’s compensation to stockholder value.
•

We use different metrics to measure performance over different time frames and counter-balance the metrics so achieving one metric at the cost of another does not result in a higher payout, thereby minimizing inappropriate risk-taking.

•	Our LTIP and annual bonus are capped.

Short-Term Compensation (Base Salary)

	What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable/ Performance- Related	Cash or Equity
Base Salary

•  Sustained high level of performance

•  Demonstrated success in meeting or exceeding key financial and other business objectives

•  Highly developed skills and abilities critical to success of the business

•  Experience and time in position

		• Competitive base salaries enable us to attract and retain top talent • Merit-based salary increases align pay to performance	Individual	Merit Increases are Performance- Related/Fixed	Cash

Base salaries are reviewed annually and may be increased to reflect the executive’s individual contribution to business results.

EXECUTIVE COMPENSATION

Short-Term Compensation (Annual Bonus)

	What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable/ Performance- Related	Cash or Equity
Short-Term Incentive (Annual Bonus – MICP)	• Organizational performance during the year against our publicly-disclosed financial guidance and other performance criteria • Individual performance during the year measured against identified goals	• Competitive targets enable us to attract and retain top talent • Payout of award depends on individual and organizational performance and aligns pay to performance	Individual and Organizational - Financial - Strategic - Operational	Performance- Related/ Variable	Cash

Market-Based Targets – We assign bonus levels for NEOs expressed as a percentage of the NEO’s base salary. The percentages are established using Comparator Group data from Aon Hewitt for comparable positions. In 2011, percentage bonus rates for the NEOs ranged from 90% to 150% of base salary. Recent survey information showed that our NEO percentages continue to lag the market, even though they increased in 2011.

Role of Performance – The target award is adjusted for both individual and organizational performance. Individual performance ratings range from 0.60 to 1.30. Organizational performance ratings range from 0.50 to 1.50. The potential higher or lower ratings for organizational performance reflect the importance we place on team performance and organizational results. No MICP bonus is paid for a rating below 0.60 on the individual performance factor or below 0.50 on the organizational performance factor. Under the MICP terms, the CEO’s bonus cannot exceed 0.3% of cash flow and the bonus for each of the other NEOs cannot exceed 0.2% of cash flow, as defined in the MICP.

Results-Based Measurements – At its January 2011 meeting, the Compensation Committee approved corporate objectives for 2011 reflecting financial, strategic, and operational goals. These objectives serve as the corporate organizational goals and the individual goals for the CEO. We use the guidance we disclose at the beginning of the year as our financial metrics. We believe that setting objectives consistent with the ranges contained in our public forecast ties compensation to our effectiveness in meeting our public commitments to our stockholders.

Each of the NEOs (other than the CEO) establishes individual performance objectives in the first quarter of the year. For the business area Executive Vice Presidents, these objectives largely reflect the organizational goals for the business area. For functional area NEOs, individual objectives represent achievements important for the functional area and which contribute to the success of the business areas.

For 2012, the Compensation Committee approved key corporate commitments, including:

•	Financial Goals, taken from the guidance provided in our January 26, 2012 earnings release:

Sales	$45,000 – $46,000M
Segment Operating Profit*	$5,025 – $5,125M
Segment Operating Margin*	11.2%
Earnings Per Share	$7.70 – $7.90
Cash From Operations	$3,800M

*See Appendix A for explanation of non-GAAP terms.

The financial goals identified above, as well as the ROIC performance goals identified below, are “forward-looking statements” and are not guarantees of future performance. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from our goals, please refer to our SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and “Legal Proceedings” sections of our 2011 Annual Report on Form 10-K.

EXECUTIVE COMPENSATION

•	Strategic Goals:

➢	Identify growth markets outside our core business.
➢	Expand support for high priority programs.
➢	Enhance enterprise risk management.
➢	Enhance our supply chain.
➢	Increase employee engagement.
➢	Achieve staffing goals.

•	Operational Goals:

➢	Successful execution of programs.
➢	Continue to develop affordability and relevance initiatives.
➢	Continuously improve performance.
➢	Assure supply chain performance.
➢	Improve workplace safety.
➢	Centralize sustainability focus.
➢	Achieve 100% ethics awareness and compliance training.
➢	Refresh and further embed full spectrum leadership.

The Compensation Committee will use these goals as the basis for assessing performance to determine 2012 MICP bonuses. In addition, the Compensation Committee intends to review progress on the commitments over the course of the year.

Long-Term Incentive Opportunity

In 2011, long-term incentive (“LTI”) compensation for our NEOs was composed of three elements: stock options, RSUs, and a cash-based LTIP award.

Market Based Grants – Aon Hewitt provided information on LTI values awarded for comparable positions in our Comparator Group and general information on the mix of elements of LTI. The economic value of the elements of our LTI is allocated to align with Comparator Group practice. In 2011, it was allocated approximately as follows:

Stock Options – The right to purchase the Corporation’s stock at a fixed price based on the grant date fair value after satisfaction of vesting requirements.

RSUs – A promise to deliver shares of stock in the future after satisfaction of vesting requirements based on continued employment.

LTIP – A cash-based program that measures performance over a three-year period using performance criteria established by the Compensation Committee at the beginning of the three-year period.

This mix is reviewed annually in light of Comparator Group practice and plan limitations.

EXECUTIVE COMPENSATION

Stock Option Grants

Long-Term Incentives	What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable/ Performance- Related	Cash or Equity
• Stock Options	• Increase in stock price • Retention	• Value dependent on price of our stock; no value unless the stock price increases • Three-year graded vesting supports retention	Organizational	Performance- Related/ Variable	Equity

Grant sizes are calculated generally by multiplying the LTI economic value by the weighting assigned to the stock options element (30% in 2011) and dividing the result by the value of a single option, determined under the Black-Scholes methodology and based on assumptions used for recognizing expense in our audited financial statements. These assumptions are set out in Note 12 to our financial statements contained in our 2011 Annual Report. In 2011, the grant date fair value was $13.06 for each option.

In April 2011, the Compensation Committee amended the CEO’s 2011 stock option grant to make 50% forfeitable if the Corporation did not generate in 2011 at least $4B in cash from operations and 50% forfeitable if 2011 ROIC was not at least 15%. Both requirements were met and no forfeiture occurred.

Consistent with the 2011 amendment to the CEO’s stock option grant, 50% of the shares subject to the January 2012 equity grant to the CEO is subject to performance metrics in addition to time-based vesting. Under the terms of the award agreements governing the 2012 stock options,

•	50% of the options will be forfeited if the Corporation does not generate $3.8B in 2012 from adjusted cash from operations in 2012 (as defined in the agreement); and.

•	50% of the options will be forfeited if our 2012 ROIC (as defined in the agreement) is not at least 14.5%.

The CEO received a grant of stock options and RSUs in January 2012. The stock options represent more than 50% of the shares awarded to the CEO in January 2012 and are all subject to the performance metrics summarized above, which were taken from our 2012 LRP. See Appendix A for a description of adjusted cash from operations and ROIC calculation, both of which are non-GAAP terms.

RSU Grants

Long-Term Incentives	What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable/ Performance- Related	Cash or Equity
• Restricted Stock Units	• Increase in stock price • Retention	• Although RSUs always have value, the value increases or decreases as stock price increases or decreases • Three-year cliff vesting supports retention	Organizational	Performance- Related/ Variable	Equity

RSU grant sizes are calculated generally by multiplying the LTI economic value by the weighting assigned to the RSU element (30% in 2011) and dividing the result by the value of a single RSU, determined using the estimated grant date fair value. The 2011 RSU fair value on the date of grant was $79.43.

EXECUTIVE COMPENSATION

LTIP Awards

Long-Term Incentives	What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable/ Performance- Related	Cash or Equity
• Long-Term Incentive Performance Awards	• Performance relative to other companies as measured by TSR • Meeting or exceeding ROIC goal • Meeting or exceeding cash generation goal • Retention	• Payout is based on metrics important to our stockholders • Three-year performance period and cliff vesting supports retention	Organizational - Relative TSR (50%) - ROIC (25%) - Cash (25%)	Performance- Related/ Variable	Cash

LTIP grant sizes are calculated generally by multiplying the target LTI economic value by the weighting assigned to the LTIP element (40% in 2011).

Each NEO’s LTIP target is determined at the beginning of each performance period. The total award at the end of the performance period is calculated based on our performance measured against three metrics: TSR, ROIC, and cash flow. Payouts can range from 0% (no payout) to 200% (maximum) of the NEO’s target. We chose TSR, ROIC, and cash flow because these metrics are standard measures of performance important to stockholders and provide insight into the quality of our earnings. We use our long range planning process to set the targets for the cash and ROIC metrics because the LRP requires us to balance what we want to achieve to continue to grow as a company and what we believe we can achieve in three years through focused teamwork and leadership. Payout at the 100% level is viewed as reasonably achievable through sound program execution. Payout at the 200% level has a relatively low probability of achievement and would require exceptional levels of performance throughout the Corporation.

Since its inception in 1999, payments under the LTIP have been as follows:

Vesting – The point in time when an award becomes exercisable or nonforfeitable.

Graded Vesting – An equal portion of the award becomes vested in each year of the vesting period. The 2011 options have graded vesting, resulting in one-third of the total award becoming vested each year of the vesting period.

Cliff Vesting – No portion of the award is vested until the end of the vesting period. The 2011 RSUs have a cliff vesting term of three years.

TSR – The change in stock price plus reinvestment of dividends. Starting with the 2011-2013 LTIP, we measure relative TSR using a cumulative monthly average.

ROIC – Defined in the award agreement as A divided by B, where:

A = Average annual (i) net income plus (ii) interest expense times one minus the highest marginal federal corporate tax rate; and

B = Average year-end (beginning with the year-end immediately preceding the beginning of the performance period)

Performance Period	Award Earned
1999-2000	0%
1999-2001	91%
2000-2002	200%
2001-2003	185%
2002-2004	70%
2003-2005	0%
2004-2006	180%
2005-2007	200%
2006-2008	199%
2007-2009	122%
2008-2010	100%
2009-2011	100%
Twelve-Year Average	121%

TSR performance metric – (50% of the award) – Our percentile ranking for three-year TSR is compared to that of each of the companies in the S&P Industrials Index in accordance with the following table:

EXECUTIVE COMPENSATION

Percentile Ranking	TSR Performance Factor

(i) debt (including current
maturities of long-term debt)
plus (ii) stockholders’ equity
plus the post-retirement plan
amounts (positive or
negative) determined at
year-end as included in our
Statement of Stockholders’
Equity.

Cash Flow – During the
performance period is
defined as net cash flow
from operations but not
taking into account:

(i) The aggregate difference
between the amount
forecasted in our LRP to be
contributed to our defined
benefit pension plans during
the performance period and
the actual amounts we
contribute during the
performance period.

(ii) Any tax payments or tax
benefits during the
performance period
associated with the
divestiture of business units
(unless forecasted as part of
the LRP).

See Appendix A for
explanation of non-GAAP
terms.

75th or higher	200%
60th	150%
50th	100%
40th	50%
35th	25%
Below 35th	0%

The plan allows for reduced payments between the 35th and 50th percentiles to minimize the possibility of inappropriate risk-taking to achieve an award. Payment levels change in increments, both above and below the target, in order to discourage the risk-taking that could occur to achieve the next highest payment level if payments levels changed sharply.

ROIC performance metric – (25% of the award) – For the 2011-2013 performance period, 100% of the ROIC target is payable if we exceed our three-year LRP performance metric by 30 basis points. Two hundred percent of target would be payable if ROIC exceeds our LRP by 150 basis points or more. No amount is payable if the change in ROIC is 45 basis points or more below our LRP. Similar terms are applicable for the 2012-2014 performance period.

Cash Flow performance metric – (25% of the award) – For the 2011-2013 performance period, 100% of the cash flow target is payable if cumulative cash flow exceeds our three-year LRP by $1.2B (or exceeds our three-year LRP by $1.0B for the

2012-2014 performance period). Two hundred percent of target would be payable if cumulative cash flow exceeds our LRP by $3.2B ($2.7B for the 2012-2014 performance period) or more. No amount is payable if cumulative cash flow is $0.8B or more below our LRP ($0.7B or more below our LRP for the 2012-2014 performance period).

Prior to the 2011-2013 LTIP grant, 50% of the award payout was deferred for two years. This mandatorily deferred portion of the award is treated during the deferral period as though it was invested in our stock and is subject to a continuing employment requirement. The amount paid at the end of the two-year deferral period will be based on the price of our stock at that time. This provision was eliminated beginning with the 2011-2013 LTIP grant, except for the CEO who is subject to a one-year mandatory deferral to the extent the payout would exceed $5 million. For the 2012-2014 LTIP grant, the CEO is subject to a one-year mandatory deferral to the extent the total award would exceed $10 million.

Indirect Elements of Executive Compensation

•

Benefits – Our NEOs are eligible for savings, pension, medical, and life insurance benefits under the plans available to salaried, non-union employees. We also make available supplemental pension and savings plans to employees (including the NEOs) to make up benefits that otherwise would be unavailable due to Internal Revenue Service (“IRS”) limits on qualified plans. These plans are restorative and do not provide an enhanced benefit. We also have a plan for the deferral of short-term and long-term incentive compensation. All NEOs are eligible for four weeks of vacation.

The pension formula multiplies a percentage of pay (salary plus MICP) times years of service. The amount accrued in each year differs from the amount accrued in other years due to an increase in the number of years of service and any increase or decrease in base salary and bonus. The amount shown in the Summary

EXECUTIVE COMPENSATION

Compensation Table as the change in the accumulated benefit under our pension plans is also sensitive to the interest rate used to determine the present value of the payments to be made over the life of the executive. The amounts reported for 2009, 2010, and 2011 used 5.875%, 5.50%, and 4.75%, respectively, as the interest rate which is the same rate we used to report pension liabilities in Note 10 to our financial statements contained in our 2011 Annual Report for each of those years. For 2011, we lowered the interest rate for reporting pension liabilities in our financial statements to 4.75% which results in a larger present value than if 5.50% or 5.875% had been used.

•

Perquisites – We provide limited perquisites as a recruiting and retention tool and to ensure the health and safety of our key executives. The perquisites provided to NEOs for 2011 are described in footnote (8) on page 54 to the Summary Compensation Table.

•	Use of Corporate Aircraft – For security reasons, our Board has directed the CEO and the COO to use the corporate aircraft for personal travel.

•

Tax Assistance – We do not have agreements or severance arrangements that provide tax assistance for excise taxes imposed as a result of a change in control. We provided tax assistance in 2011 for taxable business association expenses, security expenses, use of corporate aircraft for personal travel, and travel expenses for a family member accompanying a NEO while on business travel. The IRS requires that the executive pay income tax for these items even though the executive receives no cash in connection with the item. We believe the items for which we provide tax assistance serve a business purpose and the associated tax liability imposed on the executive would not have been incurred had they not been required for business reasons. In 2011, the aggregate amount of tax assistance provided to all five NEOs was approximately $727,137. Beginning in 2012, we will no longer provide tax assistance for personal use of corporate aircraft and for taxable business association expenses, other than for a family member to accompany an executive to a business event to the extent the IRS considers the expenses taxable.

In 2011, the Corporation also reimbursed Mr. Heath and Ms. Maguire for taxes and penalties from a mistaken early distribution of amounts from their Deferred Management Incentive Compensation Plan (“DMICP”) accounts. The Corporation’s mistake resulted in an inadvertent violation of the requirements of Section 409A of the Internal Revenue Code (“Section 409A”). Pursuant to guidance issued by the IRS under Section 409A, in order to correct this error, Mr. Heath and Ms. Maguire were required to repay the distributed amounts to the DMICP plus interest, as well as to recognize accelerated personal income taxes and additional penalties under Section 409A. The Compensation Committee authorized the reimbursement of the taxes and penalties payable by Mr. Heath and Ms. Maguire and an additional amount (including tax gross-up) to make them whole.

•

Security – We provide home security to our executives. We believe this is consistent with security generally provided to corporate executives in public companies in our industry. In addition, we have a corporate policy to provide any employee who is the subject of a credible and specific threat on account of his or her employment at Lockheed Martin with security that is appropriate to the nature and extent of the threat. The Board believes it is important to provide this protection due to the nature of our defense business and because it believes that an employee should not be placed at personal risk due to his or her association with the Corporation’s business. In the event of a threat to an executive officer, the Classified Business and Security Committee and the Compensation Committee reviews any security recommended by our Chief Security Officer. We believe that providing personal security in response to threats arising out of employment by the Corporation is business-related.

EXECUTIVE COMPENSATION

Other Corporate Governance Considerations in Compensation

•	Our NEOs do not have employment agreements.
•	Bonuses, stock options, RSUs, and LTIP payments are subject to a clawback.
•	Our NEOs are subject to stock ownership requirements.
•	Our equity plans prohibit backdating and repricing.
•	We have a policy prohibiting hedging and pledging of Lockheed Martin stock.

Compensation and Risk

At the Compensation Committee’s request, Steven Hall & Partners performed a compensation risk assessment and reported to the Compensation Committee in January 2011 and again in January 2012 that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Corporation.

Limited Government Reimbursement of Compensation

As a government contractor, we are subject to the Federal Acquisition Regulation, which limits the reimbursement of costs by our government customers for senior executive compensation to a benchmark compensation cap established each year. The benchmark cap applies to the five most highly-compensated executives assigned to our headquarters, intermediate home offices, and business segments. For 2011, the applicable benchmark compensation cap published in the Federal Register on April 15, 2010 was $693,951.

We also have contracts which require that we provide a summary annually of contract performance to the Board or person having responsibility for setting the compensation of senior management so that performance can be considered in setting the compensation of the contractor’s senior executives – defined as the five most highly-compensated employees at the corporate level, including the CEO.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, the Corporation’s tax deduction for compensation paid to each of the NEOs is capped at $1 million. Section 162(m) provides an exception from the $1 million cap for compensation qualifying as “performance-based.” We have designed our MICP, LTIP, RSUs, and stock options to qualify as “performance-based” compensation exempt from the $1 million cap on deductibility.

Policy Regarding Timing of Option and Other Equity Grants

We have a corporate policy statement concerning the grant of equity awards. Under that policy:

•	The Compensation Committee is responsible for determining the grant date of all equity awards.

•	No equity award may be backdated.

•

The grant date will not be earlier than the date the Compensation Committee approves the equity award. A future date may be used if the Compensation Committee’s action occurs in proximity to the release of earnings or during a trading blackout period.

•

Proposed equity awards are presented to the Compensation Committee in January of each year. Off-cycle awards may be considered in the Compensation Committee’s discretion in special circumstances, which may include hiring, retention, or acquisition transactions.

The closing price of our stock on the NYSE on the date specified as the grant date is the exercise price for an option award. In addition, the Lockheed Martin Corporation 2011 Incentive Performance Award Plan prohibits repricing of stock options.

EXECUTIVE COMPENSATION

Clawback and Other Protective Provisions

In January 2008, the Board amended its Corporate Governance Guidelines to include what is commonly referred to as a clawback policy. In order to implement the policy on clawbacks, the Compensation Committee amended the MICP and included provisions in the award agreements for the RSUs, stock options, and LTIP beginning with the January 2008 grants to NEOs and setting forth our right to recapture amounts covered by the policy. The award agreements for the NEOs also contain post-employment restrictive covenants.

In 2011, we amended our policy on compliance with U.S. securities laws to prohibit hedging of Lockheed Martin stock by all employees and directors. Effective January 1, 2012, our policies also prohibit pledging of Lockheed Martin stock by employees and directors.

Stock Ownership Requirements for Key Employees

We expect the officers (including the NEOs) and other members of management to maintain an ownership interest in the Corporation. Our existing stock ownership requirements have been modified, and beginning in 2012 we will require the following equity ownership levels:

Annual Base Pay Multiple
Title	Prior	New
Chief Executive Officer	5 times	6 times
Chief Operating Officer	4 times	5 times
Chief Financial Officer	3 times	4 times
Business Area Executive Vice Presidents	3 times	3 times
Corporate Senior Vice Presidents	2 times	2 times

NEOs are required to achieve ownership levels within five years and must hold net shares from vested RSUs and net shares from options exercised until the value of the shares equals the specified multiple of base salary. The following chart reflects the status of each NEO’s achievement of the stock ownership requirements, as of February 1, 2012. The securities counted toward their respective target threshold include common stock, unvested RSUs, and stock units under our 401(k) plans and deferred bonus plan.

EXECUTIVE COMPENSATION

Post-Employment, Change in Control, and Severance Benefits

Our NEOs do not have employment agreements. In January 2008, the Board approved the Lockheed Martin Corporation Severance Benefit Plan For Certain Management Employees (“Executive Severance Plan”). Benefits are payable under this plan in the event of a company-initiated termination of employment other than for cause. All of the NEOs are covered under the plan.

The benefit payable in a lump sum under the plan is one times the NEO’s base salary and the equivalent of one year’s target MICP bonus. For the CEO, the multiplier is 2.99 instead of 1. The Compensation Committee believes the CEO’s higher multiplier is competitive with market practices.

In addition, NEOs participating in the plan will receive a lump sum payment to cover the cost of medical benefits for one year and outplacement and relocation services. In order to receive the full severance benefit, the NEO must execute a release of claims and an agreement containing post-employment non-compete and non-solicitation covenants comparable to those included in our NEOs stock option, RSU, and LTIP award agreements.

Upon certain terminations of employment, including death, disability, retirement, layoff, divestiture, or a change in control, the NEOs may be eligible for continued vesting on the normal schedule, immediate payment of benefits previously earned, or accelerated vesting of long-term incentives in full or on a pro rata basis. The type of event and the nature of the benefit determine which of these approaches will apply. The purpose of these provisions is to protect previously earned or granted benefits by making them available following the specified event. We view the vesting (or continued vesting) to be an important retention feature for senior-level employees. Our long-term incentive plans do not provide for additional benefits or tax gross-ups. Because termination benefits consist of previously granted or earned benefits, we do not consider termination benefits as a separate item in compensation decisions.

In the event of a change in control, our plans provide for the acceleration of the payment of the nonqualified portion of earned pension benefits and nonqualified deferred compensation and the vesting of previously granted LTIP awards (pro rata for ongoing performance periods). In the case of stock options and LTIP, vesting following a change in control is a “single trigger” and occurs upon the change in control. In the case of RSUs, for vesting to accelerate, the award agreements impose a “double trigger:” both a change in control and termination of employment must occur.

RSUs generally have been used to address retention issues. The double trigger is a retention tool. Stock options have a retention feature but also reward common stock appreciation and enable recipients to share in both the risk and rewards of stock ownership through stock depreciation or appreciation. Given the compensatory nature of the awards tied to stock appreciation, immediate vesting upon a change in control permits participants to participate in any price appreciation associated with a change in control or control premium, on a basis similar to that available to stockholders as a whole.

EXECUTIVE COMPENSATION

The following table shows annual and long-term compensation awarded, earned, or paid for services in all capacities to the NEOs for the fiscal year ended December 31, 2011. Numbers have been rounded to the nearest dollar.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year [1]	Salary [2]	Bonus [3]	Stock Awards [4]	Option Awards [5]	Non-Equity Incentive Plan Compensation [6]	Change in Pension Value and Nonqualified Deferred Compensation Earnings [7]	All Other Compensation [8,9]	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Stevens Chairman & Chief Executive Officer	2011	1,800,000	4,725,000	3,749,811	3,749,944	4,400,000	4,830,660	2,114,226	25,369,641
	2010	1,800,000	4,050,000	2,995,600	4,071,600	4,600,000	2,779,208	1,601,412	21,897,820
	2009	1,834,615	3,900,000	2,558,120	6,564,800	5,246,000	2,523,312	369,916	22,996,763
Bruce L. Tanner Executive Vice President & Chief Financial Officer	2011	745,000	1,220,300	842,673	842,775	810,000	2,005,646	51,066	6,517,460
	2010	745,000	838,100	539,208	772,200	640,000	1,240,885	41,512	4,816,905
	2009	742,019	835,300	2,785,050	1,218,964	183,000	1,157,958	75,963	6,998,254
Christopher E. Kubasik President & Chief Operating Officer	2011	1,000,000	2,275,000	1,440,622	1,440,675	900,000	1,617,292	783,723	9,457,312
	2010	1,000,000	1,875,000	1,085,905	1,541,592	1,000,000	876,462	500,975	7,879,934
	2009	1,007,115	1,121,300	3,849,558	1,359,212	1,128,500	456,646	131,256	9,053,587
Ralph D. Heath Executive Vice President Aeronautics	2011	760,000	1,197,000	738,143	738,190	750,000	1,558,233	302,943	6,044,509
	2010	760,000	498,800	494,274	690,768	740,000	497,356	56,043	3,737,241
	2009	765,961	852,200	2,983,098	1,159,284	854,000	989,485	94,162	7,698,190
Joanne M. Maguire Executive Vice President Space Systems	2011	650,000	1,045,700	648,228	648,351	590,000	783,442	171,385	4,537,106
	–	–	–	–	–	–	–	–	–
	–	–	–	–	–	–	–	–	–

NOTES TO TABLE:

(1)        Information is provided for 2011 only for Joanne M. Maguire. Ms. Maguire was not a NEO in 2010 or 2009.

(2)        Salary is paid in arrears. The amount of salary reported may vary from the approved annual rate of pay because the salary reported in the table is based on the actual number of weekly pay periods in a year.

(3)        The annual bonuses (MICP) are paid to each NEO for performance in the year the bonus is earned. MICP awards are listed in this column (d) because the Compensation Committee used discretion to assess performance against objectives established at the beginning of the year. Once performance is assessed and individual and organizational ratings are assigned, the final award is calculated using the formula defined in the plan document and the Compensation Committee does not use discretion to increase or decrease the award amount (other than rounding).

(4)        Represents the aggregate grant date fair value for RSUs granted to each of the listed NEOs in 2011 assuming that all awards will fully vest. For the 2011 RSU awards, dividend equivalents on our stock are paid in cash upon vesting. The grant date fair value of one 2011 RSU award of $79.43 takes into account future dividends but includes a reduction for the delay in payment of dividends; the closing price of our stock on the date of grant (January 31, 2011) was $79.60. The grant date fair value of one 2010 and 2009 RSU award equals the closing price of our stock on the date of grant ($74.89 for 2010 and $82.52 for 2009) and takes into account the right to receive cash dividend equivalents at the time dividends are declared on our stock and prior to the time the RSUs are vested.

EXECUTIVE COMPENSATION

(5)        Represents the aggregate grant date fair value of the options granted to each of the listed NEOs in 2011 ($13.06). The grant date fair value of the options is determined using the Black-Scholes methodology and is based on the closing price of our stock ($79.60) on the date of grant (January 31, 2011). Values reported for 2010 and 2009 are based on grant date fair value of $14.04 (closing price of $74.89) and $14.92 (closing price of $82.52), respectively. The assumptions used in determining the grant date fair value of the option grants are set forth in Note 12 to our financial statements contained in our 2011 Annual Report. Mr. Stevens’ 2011 stock option award agreement was amended on April 22, 2011 to provide for forfeiture if certain additional performance goals were not satisfied at the end of 2011. The risk of forfeiture under the option amendment was not taken into account in determining the grant date fair value.

(6)        The amounts listed for LTIP awards were earned in the three-year period ending on December 31 of the year reported in column (b) of the table. Fifty percent of the amount shown is deferred by the Corporation for two years and treated during that period as if it were invested in our common stock. Deferred amounts (whether mandatory deferrals by the Corporation or deferrals by the executive) are reported for the year earned and not when paid to the executive. See footnote (6) to the “2011 Nonqualified Deferred Compensation” table on page 66.

(7)        Represents solely the aggregate change in the accumulated benefit under all defined benefit and actuarial pension plans (including tax-qualified and nonqualified defined benefit plans) for the year reported (from December 31 to December 31). The amounts were computed using the same assumptions we used to account for pension liabilities in our financial statements and as described in Note 10 to our financial statements contained in our 2011 Annual Report, except that the amounts were calculated based on benefits commencing at age 60 for each of the NEOs. We used age 60 rather than the plans’ normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. The amounts shown for Mr. Stevens and Mr. Tanner reflect grandfathered plan provisions that apply a reduction for early commencement on a portion of their benefits at age 60. Amounts paid under our plans are based on assumptions contained in the plans and may be different than the assumptions used for financial statement reporting purposes. The NEOs earn a pension based on a formula that applies a percentage of pay (salary plus MICP) times years of service. The amount accrued in each year differs from the amount accrued in other years due to an increase in the number of years of service and any increases or decreases in pay (salary and bonus). The amount reflected for the change in the accumulated benefit under our pension plans is also sensitive to changes in the interest rate used to determine the present value of the payments to be made over the life of the executive. The amounts reported for 2009, 2010, and 2011 used 5.875%, 5.500%, and 4.75%, respectively, as the interest rate which is the same rate we used to report pension liabilities in our financial statements each of those years. The interest rate used to report pension liabilities in our financial statements is determined at December 31 of each year and the lower rates are reflective of the downward trend in interest rates during the last three years.

(8)        Perquisites and other personal benefits provided to the NEOs in 2011 included: security; annual executive physicals; business association expenses; use of corporate aircraft for personal travel; and travel expenses for a family member accompanying the NEO while on business travel. Not all of the listed perquisites or personal benefits were provided to each NEO. In addition, the Corporation made available event tickets and a company-provided car and driver for personal commuting to some of the NEOs, but required the NEOs to reimburse the Corporation for the incremental cost of such items. The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO, except for (i) security for Mr. Stevens ($1,664,055) and Mr. Kubasik ($321,625) and (ii) use of the corporate aircraft for Mr. Kubasik ($133,521) and Ms. Maguire ($65,154). The incremental cost for use of corporate aircraft for personal travel was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs for 2011 (including fuel, maintenance, and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities, and staff salaries).

The amounts reported for security include providing home security to our executives consistent with what is provided to corporate executives in public companies in our industry. Security is also provided in accordance with our corporate policy to provide any employee who is the subject of a credible and specific threat on account of his or her employment at Lockheed Martin with security that is appropriate to the nature and extent of the threat. In the event of a threat to an executive officer, the Classified Business and Security Committee and the Compensation Committee review any security recommended by our Chief Security Officer. We believe that providing personal security in response to threats arising out of employment by the Corporation is business-related.

EXECUTIVE COMPENSATION

(9)        Includes taxes and penalties reimbursed by the Corporation to Mr. Heath ($116,031) and Ms. Maguire ($26,959) resulting from a mistaken early distribution of amounts from their DMICP accounts. The Corporation’s mistake resulted in an inadvertent violation of the requirements of Section 409A. Pursuant to guidance issued by the IRS under Section 409A, in order to correct this error, Mr. Heath and Ms. Maguire were required to repay the distributed amounts to the DMICP plus interest as well as recognize accelerated personal income taxes and additional penalties under Section 409A. The Compensation Committee authorized the reimbursement of the penalties payable by Mr. Heath and Ms. Maguire and an additional amount (including a tax gross-up) to make them whole. Column (i) also contains items of compensation listed in the following table.* All items in the following table are paid under broad-based programs for U.S. salaried employees except the tax gross-ups and the Lockheed Martin Corporation Supplemental Savings Plan (“NQSSP”) match. Items include contributions made by the Lockheed Martin Foundation (“LM Foundation”) to eligible educational institutions in an amount matching the contribution of the NEO to that institution. The LM Foundation matching contribution includes charitable contributions made in 2011 or made by the LM Foundation in 2012 to match a contribution made by the NEO in the prior year.

* Table for footnote (9)

Other Items of Compensation Included in “All Other Compensation” Column (i)

Name	Tax Gross-Ups for Business- Related Items ($)	Corporation Matching Contribution to 401(k) Plan ($)	Corporation Matching Contribution to NQSSP (Nonqualified 401(k) Plan) ($)	Group Life Insurance ($)	LM Foundation Matching Gift Program for Colleges and Universities ($)
Mr. Stevens	354,985	2,640	69,360	15,444	0
Mr. Tanner	2,239	2,865	27,160	3,974	10,000
Mr. Kubasik	270,975	6,600	33,400	5,382	10,000
Mr. Heath	70,027	6,759	0	11,642	10,000
Ms. Maguire	28,911	8,250	17,750	0	0

In 2011, the Corporation provided tax gross-ups on business-related items associated with taxable business association expenses, security expenses, use of corporate aircraft for personal travel, and travel expenses for a family member accompanying the NEO while on business travel.

EXECUTIVE COMPENSATION

2011 GRANTS OF PLAN-BASED AWARDS

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Option Awards: Number of Securities Underlying Options [5]	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards [6]
Name			Threshold [3]	Target	Maximum [4]	Threshold	Target	Maximum
(a)	(b)		($) (c)	($) (d)	($) (e)	(#) (f)	(#) (g)	(#) (h)	(#) (j)	($/Sh) (k)	($) (l)
Robert J. Stevens	1/31/2011	LTIP	353,125	5,650,000	11,300,000	0	47,209	47,209	–	–	3,749,811
	1/31/2011		–	–	–	0	287,132	287,132	–	79.60	3,749,944
Bruce L. Tanner	1/31/2011	LTIP	79,375	1,270,000	2,540,000	0	10,609	10,609	–	–	842,673
	1/31/2011		–	–	–	–	–	–	64,531	79.60	842,775
Christopher E. Kubasik	1/31/2011	LTIP	135,625	2,170,000	4,340,000	0	18,137	18,137	–	–	1,440,622
	1/31/2011		–	–	–	–	–	–	110,312	79.60	1,440,675
Ralph D. Heath	1/31/2011	LTIP	70,000	1,120,000	2,240,000	0	9,293	9,293	–	–	738,143
	1/31/2011		–	–	–	–	–	–	56,523	79.60	738,190
Joanne M. Maguire	1/31/2011	LTIP	61,250	980,000	1,960,000	0	8,161	8,161	–	–	648,228
	1/31/2011		–	–	–	–	–	–	49,644	79.60	648,351

NOTES TO TABLE:

(1)        Includes LTIP grants for the 2011-2013 period ending December 31, 2013. At the end of the three-year performance period, the amount earned is payable in cash, except for the CEO. If the CEO’s award exceeds $5 million, then the amount up to or equal to $5 million is payable in cash and the remaining portion of the award is deferred for one year. The deferred amount is treated as if it were invested in our common stock and becomes payable in cash at the end of the one-year deferral period. Awards are subject to forfeiture upon termination of employment prior to the end of the performance period except in the event of retirement, death, disability, divestiture, layoff, or change in control. If the event occurs prior to the end of the performance period, LTIP awards are prorated. If the event occurs during the mandatory deferral period, LTIP awards are paid out immediately.

(2)        Shows the number of RSUs granted by the Compensation Committee on January 31, 2011. The RSU grant made to Mr. Stevens (47,209 RSUs) was subject to forfeiture to the extent the value of the RSUs on January 31, 2011 was greater than 0.2% of 2011 cash from operations. The RSU grants made to Mr. Tanner (10,609 RSUs); Mr. Kubasik (18,137 RSUs); Mr. Heath (9,293 RSUs); and Ms. Maguire (8,161 RSUs) were subject to forfeiture to the extent the value of the RSUs granted for a recipient on January 31, 2011 was greater than 0.04% of 2011 cash from operations. Based on 2011 cash from operations, none of the RSUs were forfeited. The RSUs vest on the third anniversary of the date of grant or upon death, disability, divestiture, or termination following change in control. If the employee retires or is laid off after January 31, 2012 but prior to the third anniversary of the grant, a pro rata portion of the RSUs becomes nonforfeitable. During the vesting period, dividend equivalents are accrued and subject to the same vesting schedule as the underlying RSUs. Mr. Stevens’ January 31, 2011 amended option award (287,132) was 50% forfeitable if the Corporation failed to generate in 2011 $4B in cash from operations and 50% of the grant was forfeitable if 2011 ROIC was less than 15%. Both performance criteria were satisfied in 2011 and no forfeiture occurred. The remaining terms of Mr. Stevens’ option grant are the same as the terms described in footnote 5 for the stock option grants for the other NEOs. Column (i) deleted because there were no other stock awards in 2011.

(3)        The threshold is the minimum amount payable for a certain level of performance stated in the LTIP award agreement. LTIP awards measure performance against three separate metrics described under “LTIP Awards” beginning on page 47, the results of which are added together for the payout (if any). If performance falls below the

EXECUTIVE COMPENSATION

stated level of performance for a metric, no amount would be paid with respect to that metric. Assuming any payment is earned, the minimum amount payable under the LTIP is 6.25% of the target.

(4)        The maximum award payable under the LTIP is 200% of the target.

(5)        Shows the number of stock options granted by the Compensation Committee on January 31, 2011 to the NEOs other than Mr. Stevens which are reported under columns (g) and (h). Under the 2011 award agreements, options have a ten-year term and vest in three equal installments on the first, second, and third anniversary of the date of grant. Options expire 30 days following termination of employment, except in the case of death, disability, divestiture, layoff, or retirement. In the event of death or disability, all outstanding options vest immediately and expire ten years after the date of grant (the normal expiration date of the award). In the event of divestiture, the options become exercisable on the date the options otherwise would have vested and any outstanding options terminate five years from the effective date of the divestiture or on the option’s normal expiration date, whichever occurs first. In the event of layoff or retirement, unvested options are forfeited and vested options expire at the normal expiration date for the grant. Upon a change in control, all options vest immediately.

(6)        The assumptions used for determining the grant date fair value are set forth in Note 12 to our financial statements contained in our 2011 Annual Report. The grant date fair value for the January 31, 2011 equity awards was $13.06 for each option and $79.43 for each RSU granted on January 31, 2011. The grant date fair value of RSUs takes into account future dividends payable on our stock. Beginning with the 2011 RSU grants, the RSU grant date fair value is discounted to reflect the deferral of dividend payments until the vesting date.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END
	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options [1]	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested [2,3]
	(#)	(#)	($)		(#)	($)
	Exercisable	Unexercisable
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Robert J. Stevens	0	287,132 [4]	79.60	1/29/2021	47,209 [5]	3,819,208
	96,666	193,334 [6]	74.89	1/31/2020	40,000 [7]	3,236,000
	293,332	146,668 [8]	82.52	1/25/2019	31,000 [9]	2,507,900
	250,000	0	106.87	1/26/2018	–	–
	225,000	0	96.06	1/29/2017	–	–
	300,000	0	67.97	2/1/2016	36,800 [1][0]	2,977,120
	150,000	0	57.81	1/31/2015	–	–

Bruce L. Tanner	0	64,531 [4]	79.60	1/29/2021	10,609 [5]	858,268
	18,333	36,667 [6]	74.89	1/31/2020	7,200 [7]	582,480
	54,466	27,234 [8]	82.52	1/25/2019	33,750 [9]	2,730,375
	39,500	0	106.87	1/26/2018	–	–
	7,400	0	96.06	1/29/2017	–	–
	6,000	0	67.97	2/1/2016	–	–
	11,500	0	57.81	1/31/2015	–	–
	12,000	0	49.27	1/29/2014	–	–
	8,000	0	51.10	1/28/2013	–	–

Christopher E. Kubasik	0	110,312 [4]	79.60	1/29/2021	18,137 [5]	1,467,283
	36,600	73,200 [6]	74.89	1/31/2020	14,500 [7]	1,173,050
	60,732	30,368 [8]	82.52	1/25/2019	46,650 [9]	3,773,985
	61,000	0	106.87	1/26/2018	–	–
	48,100	0	96.06	1/29/2017	–	–
	36,000	0	67.97	2/1/2016	–	–

Ralph D. Heath	0	56,523 [4]	79.60	1/29/2021	9,293 [5]	751,804
	16,400	32,800 [6]	74.89	1/31/2020	6,600 [7]	533,940
	51,800	25,900 [8]	82.52	1/25/2019	36,150 [9]	2,924,535
	45,700	0	106.87	1/26/2018	–	–
	36,100	0	96.06	1/29/2017	–	–
	36,000	0	67.97	2/1/2016	–	–
	25,000	0	57.81	1/31/2015	–	–

Joanne M. Maguire	0	49,644 [4]	79.60	1/29/2021	8,161 [5]	660,225
	13,233	26,467 [6]	74.89	1/31/2020	5,500 [7]	444,950
	40,866	20,434 [8]	82.52	1/25/2019	30,400 [9]	2,459,360
	39,300	0	106.87	1/26/2018	–	0
	26,400	0	96.06	1/29/2017	–	0
	18,000	0	67.97	2/1/2016	–	0
	25,000	0	57.81	1/31/2015	–	0
	20,000	0	49.27	1/29/2014	–	0
	9,000	0	45.36	4/17/2013	–	0

EXECUTIVE COMPENSATION

NOTES TO TABLE:

(1)        Column (d) omitted because none of the NEOs held options that qualified as equity incentive plan awards at 2011 year-end.

(2)        We reported RSUs granted in January 2011, as well as Mr. Stevens’ 2011 stock option granted as amended, as equity incentive awards in columns (f) through (h) of the “2011 Grants of Plan-Based Awards” table because there was the potential for forfeiture based on failure to achieve the performance metrics specified in the award agreements. This feature of the grants was satisfied at the end of 2011. Columns (i) and (j) omitted because none of the NEOs held stock awards that qualified as equity incentive plan awards at 2011 year-end.

(3)        The market value shown in column (h) is calculated by multiplying the number of RSUs by the December 31, 2011 closing price of our common stock ($80.90).

(4)        Represents stock options granted on January 31, 2011, which vest in three equal annual installments on January 31, 2012, January 31, 2013, and January 31, 2014, except that vesting may occur earlier as described in footnote (5) to the “2011 Grants of Plan-Based Awards” table.

(5)        Represents RSUs granted on January 31, 2011, which vest January 31, 2014, except that vesting may occur earlier as described in footnote (2) to the “2011 Grants of Plan-Based Awards” table.

(6)        Represents stock options granted on February 1, 2010, which vest in three equal annual installments on February 1, 2011, February 1, 2012, and February 1, 2013, except that vesting may occur earlier as described in footnote (5) to the “2011 Grants of Plan-Based Awards” table.

(7)        Represents RSUs granted on February 1, 2010, which vest on February 1, 2013, except that vesting may occur earlier as described in footnote (2) to the “2011 Grants of Plan-Based Awards” table.

(8)        Represents stock options granted on January 26, 2009, which vested in three equal annual installments on January 26, 2010, January 26, 2011, and January 26, 2012.

(9)        Represents RSUs granted on January 26, 2009, which vested on January 26, 2012.

(10)      The February 1, 2006 RSU award to Mr. Stevens vests as follows: 25,000 RSUs on September 8, 2012 and 11,800 RSUs on September 8, 2013.

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED DURING 2011

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Robert J. Stevens	0	0	83,200 [1]	6,160,688 [2]
Bruce L. Tanner	0	0	2,900 [3]	226,780 [4]
Christopher E. Kubasik	50,000	1,059,035 [5]	5,000 [3]	391,000 [4]
Ralph D. Heath	0	0	3,400 [3]	265,880 [4]
Joanne M. Maguire	0	0	2,900 [3]	226,780 [4]

NOTES TO TABLE:

(1)        Mr. Stevens received an award of 28,000 RSUs on January 28, 2008, which vested on January 28, 2011, and an award of 92,000 RSUs on February 1, 2006, of which 55,200 vested on September 8, 2011. Number of shares shown as vesting is prior to reduction in shares to satisfy income tax withholding requirements.

(2)        Value realized was calculated based on the number of shares multiplied by the closing market price of our common stock on the date of vesting on January 28, 2011 ($78.20) and September 8, 2011 ($71.94).

(3)        Vesting on January 28, 2011 of RSUs granted on January 28, 2008. Number of shares shown as vesting is prior to reduction in shares to satisfy income tax withholding requirements.

(4)        Value realized was calculated based on the number of shares multiplied by the closing market price of our common stock on the date of vesting ($78.20).

(5)        Value realized was calculated based on the difference between the aggregate exercise price of the option ($57.81) and the weighted average sale price per share on the date of sale ($78.99).

EXECUTIVE COMPENSATION

Retirement Plans

During 2011, the NEOs participated in the Lockheed Martin Corporation Salaried Employee Retirement Program (“LMRP”), which is a combination of the following prior plans for salaried employees with some protected benefits: Lockheed Martin Corporation Retirement Income Plan which covered former Martin Marietta employees; Lockheed Martin Corporation Retirement Income Plan III which covered former Loral Corporation employees; and Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees which covered former Lockheed employees (collectively, the “Prior Plan”).

The calculation of retirement benefits under the LMRP is determined by a formula that takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment. Average compensation includes the NEO’s base salary, bonuses earned under the MICP, and lump sum payments in lieu of a salary increase. NEOs must have either five years of service or be actively employed by the Corporation at age 65 to vest in the LMRP. Normal retirement age is 65; however, benefits are payable as early as age 55 (with five years of service) at a reduced amount or without reduction at age 60. Benefits are payable as a monthly annuity for the lifetime of the employee, as a joint and survivor annuity, as a life annuity with a five or ten year guarantee, or as a level income annuity.

The calculation of retirement benefits under the Prior Plan is based on a number of formulas, some of which take into account the participant’s years of credited service and pay over the career of the NEO. Certain other formulas in the Prior Plan are based upon the final average compensation and credited service of the employee. Pay under certain formulas in the Prior Plan currently includes salary, commissions, overtime, shift differential, lump sum pay in lieu of a salary increase, MICP bonuses awarded that year, and 401(k) and pre-tax contributions. The Prior Plan also contains a Personal Retirement Provision which is an account balance based on past allocations. This account balance is available as a lump sum at termination or can be converted to an annuity. A portion of the pension benefits for Mr. Stevens, Mr. Tanner, and Mr. Heath was earned under the Prior Plan.

Mr. Stevens, Mr. Heath, and Ms. Maguire were eligible for early retirement as of December 31, 2011. As of December 31, 2011, all of the NEOs were vested in the LMRP.

EXECUTIVE COMPENSATION

2011 PENSION BENEFITS
Name	Plan Name [1]	Number of Years Credited Service (#)	Present Value of Accumulated Benefit [2,3] ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)

Robert J. Stevens	Lockheed Martin Corporation Salaried Employee Retirement Program	24.6	933,394	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	21,503,672	0

Bruce L. Tanner	Lockheed Martin Corporation Salaried Employee Retirement Program	29.1	948,931	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	5,791,910	0

Christopher E. Kubasik	Lockheed Martin Corporation Salaried Employee Retirement Program	12.2	374,298	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	4,208,526	0

Ralph D. Heath	Lockheed Martin Corporation Salaried Employee Retirement Program	35.6	1,476,316	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	9,261,691	0

Joanne M. Maguire	Lockheed Martin Corporation Salaried Employee Retirement Program	8.9	397,299	0
	Lockheed Martin Corporation Supplemental Retirement Plan	–	2,237,310	0

NOTES TO TABLE:

(1)        The Lockheed Martin Corporation Supplemental Retirement Plan (“Supplemental Pension” or “Supp Pension”) is a restorative plan and provides benefits in excess of the benefit payable under IRS rules through the LMRP, our tax-qualified plan. The Supplemental Pension uses the same formula for benefits as the tax-qualified plan uses for calculating the NEO’s benefit. All service recognized under the tax-qualified plan is recognized under the Supplemental Pension although a benefit would be earned under the Supplemental Pension only in years when the employee’s total accrued benefit would exceed the benefit accrued under the tax-qualified plan. The Supplemental Pension benefits are payable in the same form as benefits are paid under the LMRP except lump sum payments are available under the Supplemental Pension.

(2)        The amounts in column (d) were computed using the same assumptions we used to account for pension liabilities in our financial statements and as described in Note 10 to our financial statements contained in our 2011 Annual Report, except that the amounts were calculated based on benefits commencing at age 60. We used age 60 rather than the plan’s normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Stevens’ and Mr. Tanner’s benefit was earned under grandfathered plans that apply a reduction for early commencement at age 60. The amounts shown for

EXECUTIVE COMPENSATION

Mr. Stevens and Mr. Tanner reflect the reduction for early commencement of the benefit. Amounts paid under our plans use assumptions contained in the plans and may be different than those used for financial statement reporting purposes.

(3)        Only the benefit payable under the Supplemental Pension is payable in the form of a lump sum. If an executive elected a lump sum payment, the amount of the lump sum would be based on plan assumptions and not the assumptions used for financial statement reporting purposes. As a result, the actual lump sum payment would be an amount different than what is reported in this table. Because the discount rate used for financial statement purposes (4.75%) was higher than the plan rate of 4.00% on December 31, 2011 (Pension Benefit Guaranty Corporation (or PBGC) rate for terminating pension plans plus 1%, not to be lower than 4% or exceed 7%), the lump sum payment would be larger than the amount shown in this table. The age of the executive at retirement would also impact the size of the lump sum payment. The amount using plan assumptions is shown on the “Potential Payments Upon Termination or Change in Control” table.

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Participants in our tax-qualified 401(k) plan may contribute up to 25% of base salary. In addition, we make a matching contribution equal to 50% of up to the first 8% of compensation contributed by the participant. Employee and Corporation matching contributions in excess of the Internal Revenue Code limitations are contributed to the NQSSP. Employee and Corporation matching contributions are nonforfeitable at all times. NQSSP contributions are credited with earnings or losses, as appropriate, based on the investment option or options in which the account has been invested, as elected by the participant. Each of the NQSSP investment options is available under our tax-qualified 401(k) plan for salaried employees. The NQSSP provides for payment following termination of employment in a lump sum or up to 25 annual installments at the participant’s election. All amounts accumulated and unpaid under the NQSSP must be paid in a lump sum within 15 calendar days following a change in control.

The DMICP provides the opportunity to defer, until termination of employment or beyond, the receipt of all or a portion of bonuses earned under the MICP, LTIP awards, and amounts paid in respect of the termination of the Lockheed Martin Post-Retirement Death Benefit (“PRDB”) Plan. Employees may elect any of the investment funds available in the NQSSP (with the exception of the Company Stock Fund) or two investment alternatives available only under the DMICP for crediting earnings (losses). Under the DMICP Stock Investment Option, earnings (losses) on deferred amounts will accrue at a rate that tracks the performance of our common stock, including reinvestment of dividends. Under the DMICP Interest Investment Option, earnings accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Standards 415, Deferred Compensation (“CAS 415 rate”). The Interest Investment Option was closed to new deferrals and transfers from other investment options effective July 1, 2009. Amounts credited to the Stock Investment Option may not be reallocated to other options. In addition, Stock Investment Option voluntary deferrals will be paid in shares of our common stock. Prior to the 2011-2013 LTIP grant, fifty percent of any LTIP award is mandatorily deferred for two years to the Stock Investment Option and remains subject to the continued employment requirements of the award. Mandatory LTIP deferrals are paid in cash at the end of two years or further deferred at the election of the executive based on the price of our stock at that time. The mandatory deferral was eliminated beginning with the 2011-2013 LTIP grant except for the CEO who is subject to a one-year mandatory deferral to the extent the payout would exceed $5 million. For the 2012-2014 LTIP grant, the CEO is subject to a one-year mandatory deferral to the extent the total award would exceed $10 million. The DMICP provides for payment in January or July following termination of employment in a lump sum or up to 25 annual installments at the NEO’s election. All amounts accumulated under the DMICP must be paid in a lump sum within 15 days following a change in control.

In June 2011, the Compensation Committee of the Board authorized the reimbursement of the taxes and penalties payable by Mr. Heath and Ms. Maguire (but not the interest) and additional amounts, including a tax gross-up, to make them whole. In addition, the Corporation credited their DMICP accounts with the phantom stock units that would have been earned by each of them in the Stock Investment Option had the Deferred Amount not been prematurely and mistakenly distributed.

The following table reflects the $481,945 and $51,902 repaid by Mr. Heath and Ms. Maguire, respectively, to the DMICP in 2011 as well as $27,075 and $2,916 representing the additional phantom stock units credited to their account in respect of the dividend equivalents that otherwise would have been earned in the Stock Investment Option during the period from the date of the inadvertent distribution until the date of the repayment had the Deferred Amount not been prematurely and mistakenly distributed.

EXECUTIVE COMPENSATION

2011 NONQUALIFIED DEFERRED COMPENSATION [1]
Name		Executive Contributions in Last FY 2	Registrant Contributions in Last FY [3]	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions [4]	Aggregate Balance at Last FYE [5,6]
		($)	($)	($)	($)	($)
(a)		(b)	(c)	(d)	(e)	(f)
Robert J. Stevens	NQSSP	433,500	69,360	90,325	0	4,472,887
	DMICP (Bonus)	0	0	121,079	0	15,908,895
	DMICP (LTIP1 Mandatory)	0	2,266,650	978,710	3,747,272	5,728,481
	DMICP (LTIP2 Voluntary)	3,747,272	0	493,117	0	19,499,494

	TOTAL	4,180,772	2,336,010	1,683,231	3,747,272	45,609,757
Bruce L. Tanner	NQSSP	169,750	27,160	47,910	0	1,245,388
	DMICP (Bonus)	0	0	76,847	0	692,520
	DMICP (LTIP1 Mandatory)	0	320,000	84,048	0	491,943
	DMICP (LTIP2 Voluntary)	0	0	0	0	0

	TOTAL	169,750	347,160	208,805	0	2,429,851
Christopher E. Kubasik	NQSSP	83,885	33,400	17,764	0	1,150,830
	DMICP (Bonus)	184,781	0	167,574	0	3,341,320
	DMICP (LTIP1 Mandatory)	0	500,000	214,712	618,997	1,256,731
	DMICP (LTIP2 Voluntary)	204,024	0	243,241	0	2,160,560

	TOTAL	472,690	533,400	643,291	618,997	7,909,441
Ralph D. Heath	NQSSP	0	0	14,733	0	1,248,439
	DMICP (Bonus)	0	0	153,866	0	2,534,615
	DMICP (LTIP1 Mandatory)	0	364,635	158,428	566,448	927,292
	DMICP (LTIP2 Voluntary)	566,448	0	261,924	0	1,533,067

	TOTAL	566,448	364,635	588,951	566,448	6,243,413
Joanne M. Maguire	NQSSP	35,500	17,750	23,172	0	375,553
	DMICP (Bonus)	0	0	122,806	0	922,096
	DMICP (LTIP1 Mandatory)	0	315,360	127,451	283,224	745,983
	DMICP (LTIP2 Voluntary)	0	0	91,652	0	648,849

	TOTAL	35,500	333,110	365,081	283,224	2,692,481

NOTES TO TABLE:

(1)        This table reports compensation earned by NEOs and deferred under our NQSSP and DMICP. The NQSSP is a nonqualified 401(k) plan with an employer match on a portion of the salary deferral. Three types of compensation may be deferred into the DMICP:

•	Bonuses payable under our MICP Plan (“DMICP (Bonus)”).

•	Amounts earned under our LTIP program but mandatorily deferred into company stock for two years (and subject to forfeiture) (“DMICP (LTIP1 Mandatory)”).

•	Amounts payable under our LTIP program and voluntarily deferred (“DMICP (LTIP2 Voluntary)”).

Amounts paid in respect of the termination of the PRDB in 2008 could also be deferred into the DMICP. In the table above, deferrals of PRDB payments are included in the Aggregate Balance at Last FYE for DMICP (Bonus) entry.

EXECUTIVE COMPENSATION

(2)        Includes 2011 salary deferrals to NQSSP, MICP bonus paid in 2011 for 2010 performance deferred to DMICP, and voluntary deferrals of LTIP for the 2008-2010 period to the DMICP. The table reflects the year in which the deferral is credited to the NEO’s account (2011) and not the year in which it was earned (2010).

(3)        Includes mandatory deferrals of LTIP for 2008-2010 and 2011 Corporation matching contributions to NQSSP. The NQSSP match is also included in column (i) of the “Summary Compensation Table.” The table reflects the year in which the deferral is credited to the NEO’s account (2011) and not the year in which it was earned (2010).

(4)        Includes distributions of mandatory LTIP deferral from the 2006-2008 period in January 2011 following end of two-year deferral period.

(5)        Of the aggregate balances shown in column (f), the following table* lists the aggregate contributions made by the NEO since commencement of participation in the respective plan (including deferrals of PRDB which are included in DMICP (Bonus)). These amounts were earned by the NEO and voluntarily deferred to a company plan.

* Table for footnote (5)

Name	Amount Reported in Column (f)	NQSSP	DMICP (Bonus)	DMICP (LTIP2 Voluntary)	Total (Contributed by Executive)
	($)	($)	($)	($)	($)
Mr. Stevens	45,609,757	3,281,022	12,908,079	10,995,100	27,184,201
Mr. Tanner	2,429,851	901,680	458,031	0	1,359,711
Mr. Kubasik	7,909,441	674,114	2,651,094	1,103,186	4,428,394
Mr. Heath	6,243,413	862,731	1,791,804	0	2,654,535
Ms. Maguire	2,692,481	224,462	587,457	288,259	1,100,178

(6)        The following table** lists the amounts reported as executive or registrant contributions in columns (b) and (c) of the “2011 Nonqualified Deferred Compensation” table that are also reported as compensation in the “Summary Compensation Table” for 2011. These contributions consist of NEO and Corporation contributions made to the NQSSP for service in 2011. Contributions with respect to 2011 performance deferred in 2012 (MICP and LTIP) are not included as these amounts are not credited until 2012, and are not included in column (f). The following table also lists the amounts reported in column (f) as part of the Aggregate Balance at Last FYE (2011) that is reported as compensation for prior years in the “Summary Compensation Table” for years beginning with 2006. For 2011, there were no earnings in excess of 120% of the applicable federal rate.

** Table for footnote (6)

		Of Amount Reported in Column (f)
Name	Aggregate Balance at December 31, 2011 in Column (f)	NEO and Corporation Contributions to NQSSP Reported in “Summary Compensation Table” for 2011	Amount Reported in “Summary Compensation Table” for Prior Years (Beginning with 2006)
	($)	($)	($)
Mr. Stevens	45,609,757	502,860	41,296,787
Mr. Tanner	2,429,851	196,910	1,052,526
Mr. Kubasik	7,909,441	117,285	6,368,234
Mr. Heath	6,243,413	0	3,585,177
Ms. Maguire	2,692,481	53,250	0

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below summarizes the benefits that become payable to a NEO at, following, or in connection with any termination, including without limitation resignation, severance, retirement, or a constructive termination of a NEO, or a change in control under the terms of our benefit plans. Our plans do not contain specific provisions regarding termination for cause. Provisions unique to the 2006 RSU grant to Mr. Stevens are described in footnote (5) to the “Potential Payments Upon Termination or Change In Control” table on page 71.

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture [1]	Termination/ Resignation
Pension [2]	Payable on a reduced basis at age 55; payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.	None for qualified; see below for Supp Pension.	Spousal benefit as required by law in event of death unless waived by participant; no provision for disability. Layoff between age 53 and 55 with 8 years of service or before age 55 with 25 years of service is eligible for the more favorable actuarial reductions for participants terminating at age 55.	No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.	Payable on a reduced basis at age 55; payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.
• LMRP	Annuity form only.	No acceleration.	Annuity form only.	No acceleration.	Annuity form only.
• Supp Pension [2]	Annuity or lump sum.	Lump sum.	Annuity or lump sum.	No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.	Annuity or lump sum.
LTIP	Prorated payment at the end of the three-year performance period for retirement during that period. Immediate payment for retirement during the mandatory deferral period (if applicable) based on closing price for our stock on date of triggering event.	Immediate prorated payment following change in control for event occurring during performance period. Immediate payment for change in control during the mandatory deferral period (if applicable) based on closing price for our stock on date of triggering event.	Prorated payment at the end of the three-year performance period for death, disability, or layoff during that period. Immediate payment in event of death, disability, or layoff during the mandatory deferral period (if applicable) based on closing price for our stock on date of triggering event.	Prorated payment at the end of the three-year performance period for divestiture during that period. Immediate payment for divestiture during the mandatory deferral period (if applicable based on closing price for our stock on date of triggering event.	Forfeit if termination occurs prior to age 55; termination on or after age 55 treated as retirement.

EXECUTIVE COMPENSATION

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture [1]	Termination/ Resignation
Options	Forfeit unvested options if retirement occurs prior to one year anniversary of date of grant. If retirement occurs after one year anniversary, forfeit unvested options and vested options expire at ten-year term.	Immediate vesting.	Immediate vesting in event of death/ disability. In the event of layoff, forfeit unvested options if layoff occurs prior to one year anniversary of date of grant. If layoff occurs after one year anniversary, forfeit unvested options and vested options expire at ten-year term.	Term of options limited to five years; options become exercisable on date the options would have otherwise vested.	Vested options expire 30 days after termination or resignation. Forfeit unvested options if termination occurs prior to age 55; resignation on or after age 55 treated as retirement.

RSUs	Forfeit RSUs if retirement occurs prior to one year anniversary of date of grant; otherwise vest in one-third increments for each full year of service following date of grant.	Immediate vesting following termination in the event of a change in control.	Immediate vesting following death or disability. Forfeit RSUs if layoff occurs prior to one year anniversary of date of grant; otherwise vest in one-third increments for each full year of service following date of grant.	Immediate vesting.	Forfeit unvested RSUs if termination occurs prior to age 55; termination on or after age 55 treated as retirement.

MICP [3]	May prorate for retirement with six months of participation in the year. Full payment if retirement occurs on December 31.	No provision.	May prorate for death, disability, or layoff with six months of participation in the year. Full payment if death or disability occurs on December 31.	No provision.	Eligible for prorated award if termination/ resignation occurs after December 1.

DMICP [4]	Lump sum or installment payment in accordance with NEO elections.	Immediate lump sum payment.	Lump sum or installment payment in accordance with NEO elections, except lump sum only for layoff prior to age 55.	Follows termination provisions.	Lump sum if termination is prior to age 55; after age 55, lump sum or installment payment in accordance with NEO elections.

NQSSP [4]	Lump sum or installment payment in accordance with NEO elections.	Immediate lump sum payment.	Lump sum for death; for disability or layoff, lump sum or installment payment in accordance with NEO elections.	Lump sum or installment payment in accordance with NEO elections.	Lump sum or installment payment in accordance with NEO elections.

EXECUTIVE COMPENSATION

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture [1]	Termination/ Resignation
Executive Severance Plan	No payment.	No payment unless terminated.

No payment for death or disability. Payment of a lump sum amount equal to a multiple of salary, MICP, and health care continuation coverage cost. The multiple of salary and MICP for the CEO is 2.99; for all other NEOs it is 1.0.

				No payment.	No payment.

NOTES TO TABLE:

(1)        Divestiture is defined as a transaction which results in the transfer of control of a business operation to any person, corporation, association, partnership, joint venture, or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly, by us, one or more of our subsidiaries or by a combination thereof following the transaction.

(2)        See “2011 Pension Benefits” table on page 62 for present value of accumulated benefit.

(3)        See “Compensation Discussion and Analysis” commencing on page 30 for discussion of MICP payment calculation.

(4)        See “Aggregate Balance at Last FYE” column in “2011 Nonqualified Deferred Compensation” table on page 65 for amount payable.

EXECUTIVE COMPENSATION

The following table quantifies the payments under executive compensation plans as a result of a change in vesting provisions in stock options, RSUs, and LTIP awards and the lump sum payable under the Supplemental Pension that would be made assuming a termination event occurred on December 31, 2011. Payments under other plans do not change as a result of the termination event and quantification of those payments are found elsewhere in this Proxy Statement or are paid under plans available generally to salaried employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name		Retirement ($)	Change In Control ($)	Death/ Disability ($)	Layoff ($)	Divestiture ($)	Termination/ Resignation [1] ($)
Robert J. Stevens	Supplemental Pension [2]	21,929,239	21,929,239	21,929,239	21,929,239	21,929,239	21,929,239
	LTIP [3]	4,933,702	10,638,492	4,933,702	4,933,702	4,933,702	4,933,702
	Options [4]	1,161,937	1,535,209	1,535,209	1,161,937	1,535,209	1,161,937
	RSUs [5]	2,750,600	12,693,657	12,693,657	2,750,600	9,716,537	2,750,600
	Executive Severance [6]	0	0	0	13,472,116	0	0

	TOTAL	30,775,478	46,796,596	41,091,806	44,247,594	38,114,686	30,775,478
Bruce L. Tanner	Supplemental Pension [2]	0	8,086,519	0	0	0	0
	LTIP [3]	0	2,000,432	790,937	790,937	790,937	0
	Options [4]	0	304,259	304,259	220,369	304,259	0
	RSUs [5]	0	4,205,602	4,205,602	2,014,410	4,205,602	0
	Executive Severance [6]	0	0	0	1,432,250	0	0

	TOTAL	0	14,596,813	5,300,798	4,457,966	5,300,798	0
Christopher E. Kubasik	Supplemental Pension [2]	0	6,480,558	0	0	0	0
	LTIP [3]	0	3,229,107	1,053,027	1,053,027	1,053,027	0
	Options [4]	0	583,338	583,338	439,932	583,338	0
	RSUs [5]	0	6,473,264	6,473,264	2,907,007	6,473,264	0
	Executive Severance [6]	0	0	0	2,274,185	0	0

	TOTAL	0	16,766,266	8,109,629	6,674,151	8,109,629	0
Ralph D. Heath	Supplemental Pension [2]	9,686,348	9,686,348	9,686,348	9,686,348	9,686,348	9,686,348
	LTIP [3]	814,770	1,892,585	814,770	814,770	814,770	814,770
	Options [4]	197,128	270,608	270,608	197,128	270,608	197,128
	RSUs [5]	2,127,670	4,240,481	4,240,481	2,127,670	4,240,481	2,127,670
	Executive Severance [6]	0	0	0	1,463,475	0	0

	TOTAL	12,825,916	16,090,022	15,012,207	14,289,391	15,012,207	12,825,916
Joanne M. Maguire	Supplemental Pension [2]	2,527,366	2,527,366	2,527,366	2,527,366	2,527,366	2,527,366
	LTIP [3]	675,341	1,592,836	675,341	675,341	675,341	675,341
	Options [4]	159,067	223,604	223,604	159,067	223,604	159,067
	RSUs [5]	1,787,890	3,591,058	3,591,058	1,787,890	3,591,058	1,787,890
	Executive Severance [6]	0	0	0	1,262,341	0	0

	TOTAL	5,149,664	7,934,864	7,017,369	6,412,005	7,017,369	5,149,664

NOTES TO TABLE:

(1)        Resignation by executives who are eligible for retirement, for purposes of this table, is treated as retirement. Mr. Tanner and Mr. Kubasik were not eligible for retirement on December 31, 2011. As of December 31, 2011,

EXECUTIVE COMPENSATION

Mr. Stevens, Mr. Heath, and Ms. Maguire were eligible for retirement. Mr. Heath has announced plans to retire effective May 1, 2012.

(2)        The Supplemental Pension lump sum value was calculated using plan assumptions and age of executive as of December 31, 2011. Payments under the Supplemental Pension do not commence prior to age 55 except in the case of a change in control. Mr. Tanner and Mr. Kubasik had not attained age 55 by December 31, 2011, and would be eligible for an immediate lump sum for a December 31, 2011, termination only in the event of a change in control. The lump sum payable to each of them upon change in control has been reduced to reflect early payment. The Supplemental Pension assumptions in effect for December 31, 2011, are: 4.00% discount rate and 1983 Group Annuity Mortality table. The Supplemental Pension assumptions are different than the assumptions used to calculate the accrued benefit reported in the “2011 Pension Benefits” table. In the event of any other termination, Mr. Tanner’s and Mr. Kubasik’s accrued pension benefit would be payable at age 55.

(3)        The 2010-2012 and 2011-2013 LTIP periods were not completed at December 31, 2011 (“Incomplete Periods”), and there is no payout until the end of each period. NEOs who terminate during an Incomplete Period due to retirement, death, disability, divestiture or layoff are eligible for a prorated award at the end of the performance period; the only circumstance in which a payment would be accelerated and paid during an Incomplete Period would be for a change in control in which case a prorated payment would be made following a change in control. For the Incomplete Periods, the amounts shown in this table include only the payments that would have been accelerated and paid on December 31, 2011, in the event of a change in control. The 2009-2011 and 2008-2010 LTIP performance periods were completed on December 31, 2011 and 2010, respectively (“Completed Periods”). Following the completion of each of these periods, 50% of the amount earned for the period was paid to the executive in the following January. The LTIP award agreement for 2009-2011 and 2008-2010 requires mandatory deferral of the remaining 50% of the award for two years. For the Completed Periods, the amounts shown in this table includes the 50% mandatorily deferred portion that would be accelerated in the event of retirement, death, disability, divestiture, layoff, or change in control. NEOs who voluntarily resign during the mandatory deferral period of the Completed Periods forfeit the mandatorily deferred portion.

(4)        The value attributable to the vesting of stock options was based upon the number of unvested stock options multiplied by the difference between the closing price of our stock on December 31, 2011 ($80.90) and the option exercise price. As of December 31, 2011, portions of stock option grants made in 2011, 2010, and 2009 were unvested. The 2009 grant had “zero” value because the exercise price was greater than $80.90. See “Outstanding Equity Awards at 2011 Fiscal Year-End” table for terms of option grants.

(5)        The value attributable to the vesting of RSUs was based upon the closing price of our stock on December 31, 2011 ($80.90). All 2011 RSUs would be forfeited for retirement or layoff occurring on December 31, 2011. RSUs granted in 2009 and 2010 vest on a prorated basis for a retirement or layoff occurring on December 31, 2011. Mr. Stevens’ 2006 RSU agreement does not contain vesting provisions for retirement, divestiture or layoff. RSUs have a double trigger in the event of a change in control (termination following the change in control); the table assumes both elements of the double trigger occurred. Amounts for the RSUs granted in 2011 that vest on account of change in control, death, disability or divestiture include dividend equivalents accrued prior to the vesting date.

(6)        The total amounts projected for severance payments due to layoff are based on the plan approved by the Board in 2008. It includes payment for salary and target bonus equivalent to one year’s payment (2.99 years for Mr. Stevens) and estimated costs for benefits continuation for one year, outplacement services, and relocation assistance (if required under the plan terms).

DIRECTORS’ COMPENSATION

2011 ANNUAL DIRECTORS’ COMPENSATION (Non-Employee Directors)
Cash retainer	$110,000
Stock retainer	$110,000 payable under the Lockheed Martin Corporation 2009 Directors Equity Plan (“Directors Equity Plan”)
Committee Chairman retainer	$12,500 (other than Audit Committee Chairman)
Audit Committee Chairman retainer	$20,000
Lead Director retainer	$25,000
Deferred compensation plan	Deferral plan for cash retainer
Travel accident insurance	$1,000,000
Matching Gift Program for Colleges and Universities	Match of $1 per $1 of director contributions, up to $10,000 per director, to eligible educational institutions in accordance with matching program generally available to employees
Director education institutes/activities	Reimbursed for costs and expenses

We did not increase or make any changes to director compensation in 2011. Director retainers are paid quarterly. Under the Directors Equity Plan, each non-employee director had the opportunity in 2011 to elect to receive:

•	A number of stock units with an aggregate grant date fair value of $110,000 on January 31, 2011; or

•	Options to purchase a number of shares of Lockheed Martin common stock, which options had an aggregate grant date fair value equal to $110,000 on January 31, 2011; or

•

A combination of stock units with an aggregate grant date fair value equal to $55,000 and options to purchase a number of shares of Lockheed Martin common stock which options had an aggregate grant date fair value equal to $55,000 on January 31, 2011.

The Directors Equity Plan provides that a director eligible for retirement at the next Annual Meeting receives a prorated grant (one-third) for the four months of service prior to the Annual Meeting. Except in certain circumstances, options and stock units vest 50% on June 30 and 50% on December 31 following the grant date. Upon a change in control or a director’s retirement, death, or disability, the director’s stock units and outstanding options become fully vested, and the director has the right to exercise the options. Upon a director’s termination of service from our Board, we distribute the vested stock units, at the director’s election, in whole shares of stock or in cash, in a lump sum, or in annual installments over a period of up to 20 years. Prior to distribution, a director has no voting, dividend, or other rights with respect to the stock units held under the Directors Equity Plan, but is credited with additional stock units representing dividend equivalents (converted to stock units based on the closing market price of our common stock on the dividend payment dates). The options have a term of ten years.

The Directors Equity Plan provides that the grants are made with respect to a calendar year on the second business day following the later of (i) the date of the first regular meeting of the Board in each calendar year, or (ii) the date on which the Corporation publicly releases its financial results for the previous calendar year; provided, that if the second business day is later than February 15, the award date is February 15 (or the next business day if February 15 is not a business day). The exercise price (in the case of option grants) is the closing price of our stock on the NYSE on the date of grant.

The Lockheed Martin Corporation Directors’ Deferred Compensation Plan (“Directors’ Deferred Compensation Plan”) provides non-employee directors the opportunity to defer up to 100% of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of (i) the interest rate under the CAS 415 rate; (ii) one of the investment options available under the employee deferred compensation plans; or (iii) our company stock (with dividends reinvested), at the director’s election. The CAS 415 rate option was closed to new deferrals on

DIRECTORS’ COMPENSATION

July 1, 2009; amounts deferred before that date may continue to use the CAS 415 rate until such time as they are transferred to another available earnings option under the plan. Deferred fees are distributed in a lump sum or in up to 15 installments commencing at a designated time following termination.

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2011. Mr. Stevens did not receive separate compensation for his service as a director.

2011 DIRECTORS’ COMPENSATION
Name	Fees Earned or Paid in Cash [1]	Stock Awards [2]	Option Awards [3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings [4]	All Other Compensation [5]	Total
	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)
E. C. “Pete” Aldridge, Jr.	35,962	36,667	0	0	1,410	74,039
Nolan D. Archibald	122,500	110,000	0	0	10,000	242,500
Rosalind G. Brewer	74,038	73,333	0	0	10,000	157,371
David B. Burritt	130,000	55,000	55,000	0	11,297	251,297
James O. Ellis, Jr.	122,500	110,000	0	0	7,602	240,102
Thomas J. Falk	110,000	110,000	0	0	10,000	230,000
Gwendolyn S. King	122,500	110,000	0	0	486	232,986
James M. Loy	110,000	110,000	0	0	0	220,000
Douglas H. McCorkindale	147,500	55,000	55,000	0	9,787	267,287
Joseph W. Ralston	110,000	110,000	0	0	1,195	221,195
Anne Stevens	122,500	110,000	0	0	1,141	233,641

NOTES TO TABLE:

(1)        Represents the aggregate dollar amount of 2011 fees earned or paid in cash for services as a director, including annual retainer fees, committee chairman fees, and Lead Director fee. Mr. Aldridge retired in April 2011 and Mrs. Brewer joined the Board in April 2011.

(2)        Represents the aggregate grant date fair value for awards of stock units in 2011 under the Directors Equity Plan. The grant date fair value is the closing price of our stock on the date of grant (January 31, 2011) ($79.60). For 2011, each of Mr. Archibald, Mr. Ellis, Mr. Falk, Mrs. King, Mr. Loy, Mr. Ralston, and Ms. Stevens was credited with 1,382 stock units with an aggregate grant date fair value of $110,000; each of Mr. Burritt and Mr. McCorkindale was credited with 691 stock units with an aggregate grant date fair value of $55,000. Mr. Aldridge was credited with a prorated award of 461 stock units with an aggregate grant date fair value of $36,667. Following her election, Mrs. Brewer was credited with 931 stock units with an aggregate grant date fair value of $73,333, based on the closing price of our stock on May 2, 2011 ($78.74). The outstanding number of stock units credited to each director under the Directors Equity Plan (and the comparable plan in place prior to January 1, 2009), as of December 31, 2011, were Mr. Archibald 14,612; Mrs. Brewer 962; Mr. Burritt 2,639; Mr. Ellis 10,279; Mr. Falk 2,225; Mrs. King 21,901; Mr. Loy 9,168; Mr. McCorkindale 8,774; Mr. Ralston 13,177; and Ms. Stevens 11,919. The outstanding number of stock units credited under the Lockheed Martin Corporation Directors’ Deferred Stock Plan (“Directors’ Deferred Stock Plan”) as of December 31, 2011, was 1,320 for Mrs. King. Effective May 1, 1999, no additional shares may be awarded under the Directors’ Deferred Stock Plan.

DIRECTORS’ COMPENSATION

(3)        Represents the aggregate grant date fair value of the options granted to Mr. Burritt and Mr. McCorkindale in 2011. For 2011, we awarded each of Mr. Burritt and Mr. McCorkindale 4,211 options with an aggregate grant date fair value of $55,000. The grant date fair value for options granted in 2011 ($13.06 per share) is determined using the Black-Scholes methodology and is based on the closing price of our stock on January 31, 2011 ($79.60). The assumptions used in determining the grant date fair value of the options granted in 2011 are set forth in Note 12 to our financial statements contained in our 2011 Annual Report. The outstanding number of stock options held by each director, as of December 31, 2011, was Mr. Burritt 13,715 and Mr. McCorkindale 27,003. The grant date fair value for options remains the same through the vesting period and no adjustment is made to reflect an increase or decrease in our stock price.

(4)        For 2011, there were no above-market earnings on deferred compensation (above 120% of the applicable federal rate published by the IRS). Column (e) was deleted because we did not have a Non-Equity Incentive Plan in 2011.

(5)        Perquisites and other personal benefits provided to some of our directors did not exceed $10,000. All other compensation includes contributions made by the LM Foundation to eligible educational institutions in an amount matching the contribution of the director to that institution. The LM Foundation matching contribution includes the following charitable contributions made in 2011 or made by the LM Foundation in 2012 to match a contribution made by the director in the prior year: Mr. Archibald $10,000; Mrs. Brewer $10,000; Mr. Burritt $10,000; Mr. Ellis $7,500; Mr. Falk $10,000; and Mr. McCorkindale $9,500. The matching gift program is the same as the program generally available to employees. Other amounts include tax gross-ups.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management

The following table shows Lockheed Martin common stock beneficially owned by and stock units credited to each NEO, director, nominee and all NEOs, directors, nominees and other executive officers as a group as of February 1, 2012. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. No director, nominee, or NEO beneficially owned more than one percent of our outstanding common stock. All amounts are rounded to the nearest whole share. No shares have been pledged. The address of each director, nominee, and executive officer is 6801 Rockledge Drive, Bethesda, MD 20817.

Name of Individual or Identity of Group	Common Stock Beneficially Owned [1,2]		Stock Units		Total
Nolan D. Archibald	14,612		1,341	[7]	15,953
Rosalind G. Brewer	962		1,823	[7,8]	2,785
David B. Burritt	13,715		7,826	[7,8]	21,541
James O. Ellis, Jr.	10,479		1,341	[7]	11,820
Thomas J. Falk	5,250	[3]	3,566	[7]	8,816
Ralph D. Heath	316,751		55,462	[9,10,11]	372,213
Gwendolyn S. King	645	[4]	24,562	[7,12]	25,207
Christopher E. Kubasik	415,806	[5]	108,370	[9,10,11]	524,176
James M. Loy	0		10,509	[7]	10,509
Joanne M. Maguire	274,638		47,570	[9,10,11]	322,208
Douglas H. McCorkindale	37,949		13,406	[7,8]	51,355
Joseph W. Ralston	13,177		1,341	[7]	14,518
Anne Stevens	11,929		1,341	[7]	13,270
Robert J. Stevens	1,821,768	[6]	232,931	[9,10,11]	2,054,699
Bruce L. Tanner	249,522		47,515	[9,10,11]	297,037
All directors, nominees and executive officers as a group (20 individuals including those named above)	3,682,679	*	675,345		4,358,024
*Percent of Common Stock	1.13%

NOTES TO TABLE:

(1)        Includes common stock not currently owned but which could be acquired within 60 days following February 1, 2012 through the exercise of stock options for Mr. Burritt 13,715; Mr. Heath 272,141; Mr. Kubasik 346,170; Ms. Maguire 242,014; Mr. McCorkindale 27,003; Mr. Stevens 1,654,042; and Mr. Tanner 224,276. Includes shares payable at termination with respect to vested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 14,612; Mrs. Brewer 962; Mr. Ellis 10,279; Mr. McCorkindale 8,774; Mr. Ralston 13,177; and Ms. Stevens 11,929. Units for which a director has elected payment in cash are reported in the “Stock Units” column. There are no voting rights associated with stock units.

(2)        Includes shares attributable to the participant’s account in the Lockheed Martin Salaried Savings Plan (“SSP”) for Mr. Heath 2,016; Mr. Kubasik 485; Ms. Maguire 1,190; Mr. Stevens 197; and Mr. Tanner 1,904. Participants have voting power and investment power over the shares.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

(3)        Includes 250 shares beneficially owned by Mr. Falk and his spouse through a family limited partnership.

(4)        Represents 645 shares for Mrs. King held jointly with her spouse with shared voting or investment power.

(5)        Includes 69,151 shares for Mr. Kubasik held jointly with his spouse with shared voting or investment power.

(6)        Includes 5,000 shares for Mr. Stevens held jointly with his spouse with shared voting or investment power.

(7)        Includes stock units under the Directors Equity Plan for Mr. Burritt 3,309; Mr. Falk 3,566; Mrs. King 23,242; and Mr. Loy 10,509 for which directors have elected to receive distributions of stock units in the form of cash. Includes shares payable at termination with respect to unvested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 1,341; Mrs. Brewer 1,341; Mr. Ellis 1,341; Mr. McCorkindale 671; Mr. Ralston 1,341; and Ms. Stevens 1,341. There are no voting rights associated with stock units.

(8)        Includes stock units under the Directors’ Deferred Compensation Plan representing deferred cash compensation for Mrs. Brewer 482; Mr. Burritt 4,517; and Mr. McCorkindale 12,735. The stock units (including dividend equivalents credited as stock units) are distributed in the form of cash. There are no voting rights associated with stock units.

(9)        Includes stock units attributable to the participant’s account under the DMICP (including units credited under the LTIP awards) for Mr. Heath 36,717; Mr. Kubasik 51,193; Ms. Maguire 23,133; Mr. Stevens 60,827; and Mr. Tanner 14,815. Although most of the units will be distributed following termination or retirement in shares of stock, none of the units are convertible into shares of stock within 60 days of February 1, 2012. There are no voting rights associated with stock units.

(10)        Includes stock units attributable to the participant’s account under the NQSSP for Mr. Heath 2,852; Mr. Kubasik 2,448; Ms. Maguire 1,592; Mr. Stevens 4,157; and Mr. Tanner 2,350. Amounts credited to a participant’s account in the NQSSP are distributed in cash following termination of employment. There are no voting rights associated with stock units.

(11)        Includes unvested RSUs for Mr. Heath 15,893; Mr. Kubasik 54,729; Ms. Maguire 22,845; Mr. Stevens 167,948; and Mr. Tanner 30,349. The RSUs represent a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.

(12)        Includes 1,320 stock units under the Directors’ Deferred Stock Plan for Mrs. King. There are no voting rights associated with stock units.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities. All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on the dates indicated in the footnotes to this table.

Name and Address of Beneficial Owner	Class of Stock	Amount and Nature of Beneficial Ownership	Percent of Class Owned
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common	64,057,702 [1]	19.8%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	Common	41,671,556 [2]	12.9%
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	Common	18,394,927 [3]	5.7%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	Common	17,389,692 [4]	5.37%

NOTES TO TABLE:

(1)        As reported on a Schedule 13G filed on February 13, 2012 by State Street Corporation (“State Street”), State Street and its direct and indirect subsidiaries, acting in various capacities, had beneficial ownership, in the form of sole voting power with respect to 2,295,076 shares, shared voting power with respect to 61,762,626 shares, and shared dispositive power with respect to 64,057,702 shares, of which 54,522,178 shares were held as trustee, independent fiduciary and/or investment manager for various Lockheed Martin employee benefit plans. State Street and its subsidiaries have expressly disclaimed beneficial ownership of the shares reported on its Schedule 13G, except in their fiduciary capacity under ERISA.

(2)        As reported on a Schedule 13G/A filed on February 10, 2012 by Capital World Investors, a division of Capital Research and Management Company (“Capital World”), Capital World was deemed to be the beneficial owner of 41,671,556 shares, as a result of having dispositive power over those shares and acting or having an affiliate act as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and had sole voting power over 30,081,556 shares.

(3)        As reported on a Schedule 13G/A filed on January 27, 2012 by Massachusetts Financial Services Company (“MFS”), MFS and/or certain other non-reporting entities had beneficial ownership of 18,394,927 shares in the form of sole dispositive power and sole voting power over 16,064,554 shares.

(4)        As reported on a Schedule 13G filed on February 9, 2012 by BlackRock, Inc. (“BlackRock”), BlackRock and affiliates of BlackRock had beneficial ownership with sole voting and dispositive power with respect to such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors (and persons who own more than 10% of our equity securities) file reports of ownership and changes in ownership with the SEC, the NYSE, and with us. Based solely on our review of copies of forms and written representations from reporting persons, we believe that all ownership filing requirements were timely met during 2011.

PROPOSAL 4 – STOCKHOLDER PROPOSAL

The American Federation of State, County and Municipal Employees (AFSCME) Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036-5687, the owners of 2,031 shares of common stock of the Corporation having a market value greater than $2,000, have notified the Corporation that they intend to present the following proposal at this year’s Annual Meeting:

RESOLVED: That stockholders of Lockheed Martin Corporation (“Lockheed Martin” or the “Company”) ask the Board of Directors to adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in the New York Stock Exchange listing standards, unless Lockheed Martin common stock ceases being listed there and is listed on another exchange, at which point, that exchange’s standard of independence should apply. If the Board determines that a Chairman who was independent when he or she was selected is no longer independent, the Board shall promptly select a new Chairman who satisfies this independence requirement. Compliance with this requirement may be excused if no director who qualifies as independent is elected by stockholders or if no independent director is willing to serve as Chairman. This independence requirement shall apply prospectively so as not to violate any Company contractual obligation at the time this resolution is adopted.

SUPPORTING STATEMENT

CEO Robert Stevens also serves as chairman of the Company’s board of directors. We believe the combination of these two roles in a single person weakens a corporation’s governance which can harm shareholder value. As Intel’s former chairman Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

In our view, shareholder value is enhanced by an independent board chair who can provide a balance of power between the CEO and the board, and support strong board leadership. The primary duty of a board of directors is to oversee the management of a company on behalf of its stockholders. But if the chair of the board is not independent from the CEO, a conflict of interest can result in excessive management influence on the board and weaken the board’s oversight of management.

An independent board chair has been found in academic studies to improve the financial performance of public companies. A 2007 Booz & Co. study found that in 2006, all of the underperforming North American companies whose CEOs had long tenure lacked an independent board chair (The Era of the Inclusive Leader, Booz Allen Hamilton, Summer 2007). A more recent study found worldwide, companies are now routinely separating the jobs of chair and CEO: in 2009 less than 12 percent of incoming CEOs were also made chair, compared with 48 percent in 2002 (CEO Succession 2000—2009: A Decade of Convergence and Compression, Booz & Co., Summer 2010).

We believe that independent board leadership would be particularly constructive at Lockheed Martin, where in 2010 Robert Stevens received over four times the average compensation of the other named executive officers. A study shows pay inequity is associated with lower firm value and greater CEO entrenchment (Bebchuk, “Pay Distribution in the Top Executive Team,” February 2007).

The Board unanimously recommends a vote AGAINST Proposal 4 for the following reasons:

Your Board believes that no single, one-size fits all, board-leadership model is universally or permanently appropriate. The Board believes that Lockheed Martin and its stockholders are best served by having the flexibility to choose the best and most appropriate structure at any particular time. Adopting a policy to restrict that discretion would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman and/or Chief Executive Officer. Your Board already possesses the authority to separate the positions of Chairman and CEO if it deems such action appropriate in the future. The policy advocated by this proposal would take away your Board’s flexibility to evaluate and change the structure of our Chairman and CEO positions, as and when appropriate, to best serve the interests of Lockheed Martin and our stockholders.

PROPOSAL 4 – STOCKHOLDER PROPOSAL

The positions of Chairman and CEO currently are combined at Lockheed Martin. In the past, the positions have been separated when deemed appropriate by the Board. This has proved especially useful to facilitate executive leadership training, succession, and orderly transitions in the past. The combination of these roles is also an effective element in managing the challenging environment faced by our industry today, as it has become increasingly important for the Corporation to present a unified and informed front to our U.S. government customers. Furthermore, the combination of these roles promotes unified leadership and a more cohesive corporate culture, which strengthens our ability to stay ahead of the challenges faced by our industry. Because of our CEO’s range of industry experience and depth of knowledge, the Board has determined that he is currently best suited to focus strategy and set the Board agenda.

The Board believes that its independence and oversight of management are effectively maintained through alternative means. In 2009, the Board created the position of Lead Director and structured the role to ensure an effective balance to the combined Chairman and CEO positions and fulfill the important requirements of independent leadership on the Board. The Lead Director, currently Mr. McCorkindale, is appointed by and from the independent board members as a separate and independent position from the position of Chairman of the Board. The Lead Director presides at all the meetings of the Board at which the Chairman is not present. He has the authority to call, and lead, non-management director and independent director sessions, can retain independent legal, accounting, or other advisors in connection with these sessions, and facilitates communication between the Chairman and independent directors. The Lead Director reviews and consults with the Chairman regarding Board meeting agendas and as to the appropriate schedule of Board Meetings, and may request inclusion of additional agenda items.

In January 2012, the Board amended the Corporation’s Bylaws to enhance the role of the Lead Director to include the authority to call special meetings of the Board of Directors and to approve the agendas for meetings of the Board and its Committees. At Lockheed Martin, the independent Lead Director performs a very important and significant role in shaping the work of the Board and ensuring its effectiveness and independence from management. An effective committee oversight structure, including the Board’s Management Development and Compensation Committee, comprised of independent directors, which establishes the compensation of the CEO, and board member active participation in governance and supervision of management also provide important balances.

There is no established consensus that separating the roles of the CEO and Chairman is a corporate governance best practice or that such a separation enhances returns for stockholders. The authors of a 2004 Wharton School of Business article entitled “Splitting Up the Roles of CEO and Chairman: Reform or Red Herring?” (available at http://knowledge.wharton.upenn.edu) conclude there is no evidence that separating the positions of Chairman and CEO improves corporate performance. In addition, the vast majority of U.S. companies have not implemented the structure recommended by the proposal. A Spencer Stuart U.S. Board Index 2011 (available at http://www.spencerstuart.com) found that 59% of S&P 500 companies have a leadership structure combining the positions of Chairman and CEO. Of the 41% of S&P 500 companies that have separated the positions of Chairman and CEO, only 21% have Chairmen who are considered truly independent.

Your Board believes that adopting the policy advocated by this proposal would reduce the Corporation’s flexibility and would not provide any corresponding benefit, particularly in light of Lockheed Martin’s independent Board structure and the role of its independent Lead Director.

The Board unanimously recommends that you vote AGAINST Proposal 4.

APPENDIX A

DEFINITION OF NON-GAAP MEASURES

This proxy statement contains financial measures that are not calculated in accordance with generally accepted accounting principles (referred to as non-GAAP financial measures). While we believe that these non-GAAP financial measures may be useful in evaluating Lockheed Martin, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, our definitions for non-GAAP measures may differ from similarly titled measures used by other companies or analysts.

Segment Operating Profit / Margin

Segment Operating Profit represents the total earnings from our business segments before unallocated corporate income and expense, interest expense, other non-operating income and expense, and income tax expense. This measure is used by our senior management in evaluating the performance of our business segments. The caption Unallocated Corporate Income/(Expense) reconciles Segment Operating Profit to Consolidated Operating Profit. Segment Margin is calculated by dividing Segment Operating Profit by Sales. Mid-point Segment Margin represents the mid-point of the outlook range for Segment Operating Profit divided by the mid-point of the outlook range for Sales.

($M)	2010		2011
	Profit	Margin	Profit	Margin
Segment Operating Profit / Margin	$5,028	11.0%	$5,281	11.4%
Unallocated Corporate Income / (Expense)	(979)	-2.1%	(1,301)	-2.8%

Consolidated Operating Profit	$4,049	8.9%	$3,980	8.6%

Return on Invested Capital

ROIC is defined as Net Earnings plus after-tax interest expense divided by Average Invested Capital (stockholders’ equity plus debt) after adjusting stockholders’ equity by adding back adjustments related to the Corporation’s post-retirement benefit plans.

ROIC Calculation

($M)
	2011	Three Year 2009 - 2011		2012 Outlook (a)
Net Earnings	$2,655	$ 2,835		Combined
Interest Expense (multiplied by 65%) (b)	230	218
Return	$2,885	$ 3,053	≥	$ 2,725
Average Debt (c)(d)	$5,714	$ 5,084		Combined
Average Equity (d)(e)	2,904	2,804
Average Benefit Plan Adjustments (d)(f)	9,233	9,451
Average Invested Capital	$17,851	$17,339	≤	$18,750

ROIC	16.2%	17.6%	≥	14.5%

(a)

Estimated for illustration purposes only. Actual results have not been completed and may differ materially. In addition, an adjustment could be made to neutralize a legislative change in the corporate tax rate or if an acquisition with a purchase price in excess of $1.0B is completed, and the acquisition is

A-1

APPENDIX A

financed in whole or in part by the issuance of new debt, the ROIC calculation for 2012 will be adjusted as follows: (i) debt will be adjusted to exclude the amount of new debt issued; (ii) after-tax interest expense will be adjusted to exclude interest expense on the new debt issued; and (iii) net earnings will be adjusted to exclude the net earnings from the acquired company. The acquisition adjustment is applicable only to the CEO’s stock option grant.
(b)	Represents after-tax interest expense utilizing the federal statutory rate of 35 percent. Interest expense is added back to net earnings as it represents the return to debt holders. Debt is included as a component of average invested capital.
(c)	Debt consists of long-term debt, including current maturities, and short-term borrowings (if any).
(d)	The yearly averages are calculated using balances at the start of the year and at the end of each quarter. The three-year average is calculated using the balances from beginning and the end of the three-year period.
(e)	Equity includes non-cash adjustments, primarily to recognize the funded / unfunded status of the Corporation’s benefit plans.
(f)	Average Benefit Plan Adjustments reflect the cumulative value of entries identified in the Corporation’s Statements of Stockholders’ Equity discussed in Note (e) above.

Adjusted Cash from Operations

Adjusted Cash from Operations represents the Corporation’s Cash from Operations adjusted to exclude: (i) the difference between actual and planned pension funding under the Corporation’s Long Range Plan; and (ii) unplanned tax payments or benefits on divestitures of business units. To illustrate, we calculate Adjusted Cash from Operations as follows:

Cash Flow

($M)
	2011	2009 - 2011

Cash From Operations	$4,253	$ 11,541

Pension Funding Adjustment
Actual Pension Funding	2,286	6,228
Planned Pension Funding	1,286	4,978

Delta	1,000	1,250

Adjustment for Tax Payments on Divestiture	–	260

Net Adjusting Items	$1,000	$ 1,510
Adjusted Cash From Operations	$5,253	$ 13,051

A-2

APPENDIX B

DIRECTIONS TO ANNUAL MEETING LOCATION

Lockheed Martin Space Systems Company

4800 Bradford Drive, Building 406

Huntsville, AL 35807

Directions to Lockheed Martin from Huntsville Airport

•	From airport take I-565 East to Huntsville (7 miles) to Sparkman Drive exit.
•	Take Sparkman Drive North (left) to Bradford Drive. The Lockheed Martin campus is visible on the hill to the left (NW corner of intersection).
•	Turn left (West) on Bradford Drive.
•	Building 401/Conference Center and Building 403 entry is either the first or second driveway on the right, Building 406 entry is the third driveway on the right.

B-1

Paper contains recycled fiber.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

PROXY VOTING DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy votes submitted by Internet or telephone must be received by

1:00 a.m., Eastern Daylight Time, on April 26, 2012 (except as otherwise set forth on the reverse of this card).

Vote by Internet

• Go to www.investorvote.com

• Or scan the QR code with your smartphone.

• Follow the steps outlined on the secure website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Or dial 1-781-575-2300 from outside the U.S.

• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Election of Directors (see below): The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees: For Against Abstain For Against Abstain For Against Abstain

01 - Nolan D. Archibald 05 - Thomas J. Falk 09 - Joseph W. Ralston

02 - Rosalind G. Brewer 06 - Gwendolyn S. King 10 - Anne Stevens

03 - David B. Burritt 07 - James M. Loy 11 - Robert J. Stevens

04 - James O. Ellis, Jr. 08 - Douglas H. McCorkindale

B Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.

For Against Abstain For Against Abstain

2. Ratification of Appointment of Ernst & Young LLP as 4. Adopt a Policy That Requires the Board

Independent Auditors Chairman to be an Independent Director

3. Advisory Vote to Approve the Compensation of our Named

Executive Officers

C Authorized Signatures — Date and Sign Below. This section must be completed for your vote to be counted.

The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 1 2 8 1 2 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

002CS40022 01EN4C

ADMISSION TICKET

Please note that for security reasons, you must have an admission ticket (or proof of ownership) and valid photo identification in order to be admitted. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases, and packages not be brought into the meeting. Any bags, briefcases, or packages must be checked at the registration desk prior to entering the meeting room.

Annual Meeting of Stockholders

Thursday, April 26, 2012, 10:30 a.m. (Central Daylight Time) Lockheed Martin Space Systems Company 4800 Bradford Drive, Building 406 Huntsville, Alabama 35807

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

LOCKHEED MARTIN CORPORATION

Proxy Card For 2012 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, David B. Burritt, and Douglas H. McCorkindale, each of them proxies (“Proxies”) of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 10:30 a.m., Central Daylight Time, on April 26, 2012, at Lockheed Martin Space Systems Company, 4800 Bradford Drive, Building 406, Huntsville, Alabama 35807, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

If the undersigned is a participant in a 401(k) or other profit sharing plan(s) with a Lockheed Martin stock account for which State Street Bank and Trust Company is not a Trustee, the undersigned hereby instructs the Trustee of that plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares must be voted no later than 11:59 p.m. Eastern Daylight Time on April 23, 2012.

Please mark, date, and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see the instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date on the reverse side; no boxes need to be checked.

D Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors (see below): The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:

For

Against

Abstain

For

Against

Abstain

For

Against

Abstain

+

01 - Nolan D. Archibald

05 - Thomas J. Falk

09 - Joseph W. Ralston

02 - Rosalind G. Brewer

06 - Gwendolyn S. King

10 - Anne Stevens

03 - David B. Burritt

07 - James M. Loy

11 - Robert J. Stevens

04 - James O. Ellis, Jr.

08 - Douglas H. McCorkindale

For Against Abstain

For Against Abstain

2. Ratification of Appointment of Ernst & Young LLP as

4. Adopt a Policy That Requires the Board

Independent Auditors

Chairman to be an Independent Director

3. Advisory Vote to Approve the Compensation of our Named

Executive Officers

B Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.

C Authorized Signatures — Date and Sign Below. This section must be completed for your vote to be counted.

The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 1 2 8 1 2 3 2

ADMISSION TICKET

Please note that for security reasons, you must have an admission ticket (or proof of ownership) and valid photo identification in order to be admitted. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases, and packages not be brought into the meeting. Any bags, briefcases, or packages must be checked at the registration desk prior to entering the meeting room.

Annual Meeting of Stockholders

Thursday, April 26, 2012, 10:30 a.m. (Central Daylight Time) Lockheed Martin Space Systems Company 4800 Bradford Drive, Building 406 Huntsville, Alabama 35807

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

LOCKHEED MARTIN CORPORATION

Proxy Card For 2012 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, David B. Burritt, and Douglas H. McCorkindale, each of them proxies (“Proxies”) of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 10:30 a.m., Central Daylight Time, on April 26, 2012, at Lockheed Martin Space Systems Company, 4800 Bradford Drive, Building 406, Huntsville, Alabama 35807, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

If the undersigned is a participant in a 401(k) or other profit sharing plan(s) with a Lockheed Martin stock account for which State Street Bank and Trust Company is not a Trustee, the undersigned hereby instructs the Trustee of that plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares must be voted no later than 11:59 p.m. Eastern Daylight Time on April 23, 2012.

Please mark, date, and sign this card and return it promptly in the enclosed envelope. This proxy is solicited on behalf of the Corporation’s Board of Directors. To vote in accordance with the Board of Directors’ recommendations, please sign and date on the reverse side; no boxes need to be checked.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Admission Ticket

C123456789

000000000.000000

ext

000000000.000000

ext

000000000.000000

ext

000000000.000000

ext

000000000.000000

ext

000000000.000000

ext

Electronic Voting Directions

Available 24 hours a day, 7 days a week!

Instead methods of outlined mailing below your voting to provide directions, your voting you may directions. choose one of the voting PROXY VOTING DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting 11:59 p. directions m., Eastern submitted Daylight Time, by Internet on April or 23, telephone 2012 for must participants be received in one by of the common Corporation’s stock allocated 401(k) to or his other or her profit account(s) sharing. plans with Lockheed Martin

Vote by Internet

Go to www.investorvote.com

Or scan the QR code with your smartphone.

Follow the steps outlined on the secure website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Or dial 1-781-575-2300 from outside the U.S.

Follow the instructions provided by the recorded message.

Annual Meeting Proxy Voting Direction Card

1234 5678 9012 345

IF YOU HAVE NOT PROVIDED VOTING DIRECTION VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors (see below): The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees: For Against Abstain For Against Abstain For Against Abstain

01 - Nolan D. Archibald 05 - Thomas J. Falk 09 - Joseph W. Ralston

02 - Rosalind G. Brewer 06 - Gwendolyn S. King 10 - Anne Stevens

03 - David B. Burritt 07 - James M. Loy 11 - Robert J. Stevens

04 - James O. Ellis, Jr. 08 - Douglas H. McCorkindale

B Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.

For Against Abstain For Against Abstain

2. Ratification of Appointment of Ernst & Young LLP as 4. Adopt a Policy That Requires the Board

Independent Auditors Chairman to be an Independent Director

3. Advisory Vote to Approve the Compensation of our Named

Executive Officers

C Authorized Signatures — Date and Sign Below. This section must be completed for your voting direction to be counted.

The signer hereby revokes all previous direction given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 1 2 8 1 2 3 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

002CS40123 01EN6D

ADMISSION TICKET

Please note that for security reasons, you must have an admission ticket (or proof of ownership) and valid photo identification in order to be admitted. All hand-carried items will be subject to inspection. In order to expedite entry, it is requested that items such as bags, briefcases, and packages not be brought into the meeting. Any bags, briefcases, or packages must be checked at the registration desk prior to entering the meeting room.

Annual Meeting of Stockholders

Thursday, April 26, 2012, 10:30 a.m. (Central Daylight Time) Lockheed Martin Space Systems Company 4800 Bradford Drive, Building 406 Huntsville, Alabama 35807

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED TO THEIR ACCOUNTS IN CERTAIN COMPANY SPONSORED SAVINGS PLANS

Dear Plan Participant:

State Street Bank and Trust Company (“State Street”) is the Trustee with respect to the Lockheed Martin Corporation common stock held in the following plans: Lockheed Martin Corporation Salaried Savings Plan Lockheed Martin Corporation Hourly Employee Savings Plan Plus Lockheed Martin Corporation Capital Accumulation Plan Lockheed Martin Corporation Capital Accumulation Plan for Hourly Employees Lockheed Martin Corporation Operations Support Savings Plan Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees Lockheed Martin Corporation Basic Benefit Plan for Hourly Employees This voting direction card is used for the purpose of providing confidential voting directions to State Street with respect to the shares held in the plans listed above. All matters to be voted upon at the Annual Meeting of Stockholders are extremely important and are described in the proxy materials.

Sincerely,

State Street Bank and Trust Company, Trustee

IF YOU HAVE NOT PROVIDED VOTING DIRECTION VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

LOCKHEED MARTIN CORPORATION

Proxy Voting Direction Card For 2012 Annual Meeting of Stockholders

State Street Bank and Trust Company, as Trustee of the plans listed above, is directed to vote the shares of Lockheed Martin Corporation (the “Corporation”) common stock allocated to my account(s) in one or more of the plans listed above, at the Annual Meeting of Stockholders (“Annual Meeting”) of the Corporation to be held on April 26, 2012, with respect to the election of directors and the proposals and at any adjournments or postponements. State Street will vote in accordance with the directions indicated on this card. State Street will vote signed cards that are returned in accordance with recommendations of the Board of Directors where voting directions are not specified. If no voting direction is received or if this proxy voting direction card is returned unsigned, the shares allocated to my account(s) will be voted by State Street in proportion to those shares allocated to accounts of participants for which timely directions were received, unless contrary to ERISA. Plan Participants are requested to mark, date, and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

D Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

EVERCORE TRUST COMPANY, N.A.

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED

TO THEIR ACCOUNTS IN CERTAIN COMPANY SPONSORED PLANS

Dear Plan Participant:

The enclosed 2012 proxy materials have been prepared at the direction of the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin”) in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 26, 2012.

Evercore Trust Company, N.A. (“EVERCORE”), is trustee with respect to the shares of Lockheed Martin Corporation common stock (“Common Stock”) held in the SANDIA CORPORATION SAVINGS AND INCOME PLAN and the SANDIA CORPORATION SAVINGS AND SECURITY PLAN (the “Plans”). The enclosed Annual Meeting Proxy Card (the “proxy card”) is used for the purpose of giving voting instructions to EVERCORE with respect to shares held in the Plans. This letter provides information concerning the voting of Common Stock held in the Plans.

The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the proxy card. If you want to follow the Board’s recommendations on all matters, you can do so by signing, dating and returning the proxy card in the enclosed postage-paid envelope without checking any of the boxes on the proxy card. You may also provide voting instructions electronically by Internet or touch-tone telephone, as explained below.

All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and follow the instructions below to complete and return the proxy card or provide voting instructions electronically by Internet or telephone.

VOTING DEADLINE

In order to ensure that your voting instructions to EVERCORE are tabulated in a timely fashion, your proxy card, Internet or telephone instructions must be received no later than 11:59 p.m. Eastern Daylight Time on April 23, 2012.

If you wish to provide voting instructions by returning the proxy card, you must complete, sign, date and return your proxy card in the envelope provided in time for it to be received by the voting deadline. Please return your proxy card in the envelope provided which is addressed to Computershare Trust Company, N.A. the confidential vote tabulator for EVERCORE.

EVERCORE’S RESPONSIBILITIES

As a trustee with respect to the Lockheed Martin Corporation Common Stock held in the SANDIA Plans, EVERCORE’s responsibilities include providing proxy materials to participants, ensuring the confidentiality of participants’ voting instructions, voting shares in accordance with participant instructions, and voting shares for which no instructions are received from participants.

HOW TO GIVE VOTING INSTRUCTIONS

These instructions explain how you may give voting instructions to EVERCORE with respect to shares of Lockheed Martin Corporation Common Stock held in the Plans.

Only EVERCORE can vote the shares of Common Stock held by the Plans. However, under the terms of the Plans, each participant is entitled to instruct EVERCORE on how to vote all shares allocated to his or her account. You may instruct EVERCORE to vote “for” or “against” any particular matter or to abstain from voting on that matter. If you sign, date and return the proxy card but do not check any boxes on the card, EVERCORE will vote the shares in accordance with the Board’s recommendations on the proxy card.

You may also provide voting instructions to EVERCORE by using the Internet or a touch-tone telephone. Simply access www.investorvote.com on the Internet or dial 1-800-652-8683 on a touch-tone telephone and follow the directions. You must have your proxy card available when you vote by Internet or telephone. If you return the proxy card and also provide voting instructions by Internet and/or telephone, EVERCORE will follow your latest instructions. For this purpose, the date on your proxy card will be the date for those instructions. If it is not possible to determine which voting instructions are the latest, EVERCORE will follow your latest dated electronic voting instructions.

Failure to Provide Instructions

If you fail to sign, date and return the proxy card or vote by Internet or telephone, EVERCORE will vote shares allocated to your account in its sole discretion.

CONFIDENTIALITY

Your voting instructions to EVERCORE are confidential. EVERCORE will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct EVERCORE to vote in the manner you think is best.

QUESTIONS

If you have any questions about your voting rights under the Plans, the proxy card or the confidentiality of your vote, please contact EVERCORE between the hours of 8:30 a.m. and 4:00 p.m. Pacific time at 1-888-296-2891.

EVERCORE TRUST COMPANY, N.A. PLAN TRUSTEE

Dated March 9, 2012

Memorandum

DATE:	March 12, 2012

TO:	Lockheed Martin Savings Plan Participants

FROM:	Maryanne R. Lavan, Senior Vice President, General Counsel and Corporate Secretary

SUBJECT:	Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Lockheed Martin employees are the second largest holders of our common stock (representing 17% of our outstanding shares). As a Lockheed Martin savings plan participant, you are entitled to vote your shares held through the Lockheed Martin savings plans on the matters to be voted upon at the Corporation’s April 26, 2012 Annual Meeting of Stockholders.

Tomorrow, you will receive an e-mail from Computershare Trust Company, N.A. (cpucommunications.com), our independent registrar and transfer agent, with a subject line of “Important Notice Regarding Availability of Lockheed Martin Proxy Materials.” The e-mail will include a link to the Corporation’s 2011 Annual Report and 2012 Proxy Statement (together, the “Proxy Materials”). It will also contain information on how to vote your shares confidentially through the Internet or by telephone.

Your vote is very important. Please watch for your e-mail from Computershare and vote promptly.

A hard copy of the Proxy Materials can be requested by calling 1-877-223-3863 (toll free) or 1-267-468-0767, if outside the U.S. Requests will be fulfilled until 3:00 p.m. Eastern Daylight Time on April 17, 2012.

Please note: Personal computer settings vary and known e-mail addresses, such as those from Computershare may sometimes be directed to the “Junk E-mail” folder. These items can be recovered by dragging and dropping the e-mail from the “Junk E-mail” folder to the “Inbox.”

Email #2 to Employee Plan Participants (to be sent 3/13/12)

Email will have date when sent

Email subject will be:

Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Lockheed Martin Corporation

Annual Meeting of Stockholders

April 26, 2012 at 10:30 a.m. (Central Daylight Time)

Lockheed Martin Space Systems Company

4800 Bradford Drive, Building 406

Huntsville, Alabama 35807

Proxy Login Control Number:

To:	Lockheed Martin Corporation Savings Plan Participants as of March 1, 2012

Lockheed Martin Corporation’s Annual Report and Proxy Statement (“Proxy Materials”) are available at www.investorvote.com. You may vote your shares for the Annual Meeting of Stockholders at this site. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above without spaces and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials:

•	Dial toll free 1-877-223-3863 within the U.S.

•	Dial 1-267-468-0767 from outside the U.S.

•	Requests must be received by 3:00 p.m., Eastern Daylight Time, on April 17, 2012

Voting deadline:

•	11:59 p.m., Eastern Daylight Time, on Monday, April 23, 2012

Note: You may receive multiple proxy material packages (electronically and/or by mail) and instructions. These materials may not be duplicates as you may receive a separate package for each type of account in which you hold shares of Lockheed Martin stock. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Thank you for submitting your very important vote.

Computershare Trust Company, N.A.

Independent Registrar and Transfer Agent for Lockheed Martin Corporation

Email #3 to Employee Plan Participants (to be sent 3/30/12 and 04/13/12)

Email will have date when sent

Email subject will be:

Reminder Notice – Please Vote Your Lockheed Martin Corporation Proxy Today

Lockheed Martin Corporation

Annual Meeting of Stockholders

April 26, 2012 at 10:30 a.m. (Central Daylight Time)

Lockheed Martin Space Systems Company

4800 Bradford Drive, Building 406

Huntsville, Alabama 35807

Proxy Login Control Number:

To:	Lockheed Martin Corporation Savings Plan Participants as of March 1, 2012

Lockheed Martin Corporation’s Annual Report and Proxy Statement (“Proxy Materials”) are available at www.investorvote.com. You may vote your shares for the Annual Meeting of Stockholders at this site. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above without spaces and follow the on-screen instructions. If you have previously submitted your vote, no further action is required.

To vote by telephone:

•	Dial toll free 1-800-652-8683 within the U.S., Canada and Puerto Rico

•	Dial 1-781-575-2300 from outside the U.S.

•	Use Proxy Login Control Number above for voting identification purposes

To obtain a hard copy of Proxy Materials:

•	Dial toll free 1-877-223-3863 within the U.S.

•	Dial 1-267-468-0767 from outside the U.S.

•	Requests must be received by 3:00 p.m., Eastern Daylight Time, on April 17, 2012

Voting deadline:

•	11:59 p.m., Eastern Daylight Time, on Monday, April 23, 2012

Note: You may receive multiple proxy material packages (electronically and/or by mail) and instructions. These materials may not be duplicates as you may receive a separate package for each type of account in which you hold shares of Lockheed Martin stock. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Thank you for submitting your very important vote.

Computershare Trust Company, N.A.

Independent Registrar and Transfer Agent for Lockheed Martin Corporation

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Lockheed Martin Corporation

Annual Meeting of Stockholders

April 26, 2012 at 10:30 a.m. Central Daylight Time

Lockheed Martin Space Systems Company

4800 Bradford Drive, Building 406

Huntsville, Alabama 35807

Control Number:[[SingleControlNumber]]

To: [[Registration]]

Lockheed Martin Corporation’s 2012 Annual Meeting Materials including the 2011 Annual Report and 2012 Proxy Statement are now available online. You may also vote your shares online for the Annual Stockholders Meeting.

To view the Proxy Statement visit:

http:

To view the Annual Report visit:

http:

To cast your vote, please visit www.investorvote.com and follow the on-screen instructions. You will be prompted to enter the proxy voting details provided above in this e-mail to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m. Eastern Daylight Time, April 26, 2012.

You may also vote your shares by telephone by calling (800) 652-8683 within the U.S., Canada and Puerto Rico and (781) 575-2300 from other countries. Follow the instructions provided by the recorded message. You will need the Proxy Login Control Number above in this e-mail for voting identification purposes.

Thank you for submitting your very important vote.

Questions? For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.

Please do not reply to this email. This mailbox is not monitored and you will not receive a response.